UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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Definitive Proxy Statement
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Soliciting Material Pursuant to §.240.14a-12

NII HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Annual Meeting of Stockholders

March 30, 2012

Dear Stockholder:

You are cordially invited to attend the 2012 Annual Meeting of Stockholders of NII Holdings, Inc., which is to be held on May 9, 2012 at 10:00 a.m. Eastern Time at the Hyatt Regency Reston, located at 1800 Presidents Street, Reston, VA 20190 (703-709-1234). At the Annual Meeting, you will be asked to elect two directors to serve three-year terms, cast an advisory vote on executive compensation, approve the 2012 Incentive Compensation Plan and ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2012.

Whether or not you plan to attend, it is important that your shares be represented and voted at the Annual Meeting. You can vote by signing, dating, and returning the enclosed proxy card. Also, eligible stockholders may vote by telephone or over the Internet. Instructions for using these convenient services are set forth in the instructions for voting that are attached to the enclosed proxy card or voting instruction form. Beneficial owners of shares of our common stock held in street name should follow the enclosed instructions for voting their shares. I hope you will be able to attend the Annual Meeting, but even if you cannot, please vote your shares as promptly as possible.

The proxy statement and the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2011 are available at www.edocumentview.com/nihd.

Sincerely,

Steven M. Shindler
Chairman of the Board of Directors

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NII Holdings, Inc.

1875 Explorer Street, 10th Floor

Reston, VA 20190

www.nii.com

Notice of Annual Meeting of Stockholders

May 9, 2012

10:00 a.m. Eastern Time

Hyatt Regency Reston, located at 1800 Presidents Street, Reston, VA 20190

We will hold the Annual Meeting of Stockholders of NII Holdings, Inc. (the “Company,” “NII Holdings” or sometimes referred to as “we,” “us,” or “our”) on May 9, 2012, at 10:00 a.m. Eastern Time at the Hyatt Regency Reston, located at 1800 Presidents Street, Reston, VA 20190 (703-709-1234).

At our Annual Meeting, our stockholders will be asked to:

1.

Elect two directors, Kevin L. Beebe and Carolyn F. Katz, each for a three-year term ending 2015;

2.

Provide an advisory vote on the compensation of the Company’s named executive officers;

3.

Approve the 2012 Incentive Compensation Plan;

4.

Ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2012; and

5.

Transact any other business that properly comes before the Annual Meeting and any adjournments thereof.

The Board of Directors of the Company (sometimes referred to herein as the “Board”) recommends that you vote FOR the two nominees for director; FOR the approval, on an advisory basis, of the compensation of the Company’s named executive officers; FOR the approval of the 2012 Incentive Compensation Plan; and FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm.

Only stockholders of record as of March 16, 2012 can vote at the Annual Meeting.

March 30, 2012

By Order of the Board of Directors,

Steven M. Shindler
Chairman of the Board of Directors

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDERS’ MEETING TO BE HELD ON MAY 9, 2012.

The proxy statement and the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2011 are available at www.edocumentview.com/nihd.

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Table of Contents

PROXY SUMMARY	4
GENERAL INFORMATION	7
PRINCIPAL STOCKHOLDERS	11
CORPORATE GOVERNANCE	12
BOARD OF DIRECTORS	15
DIRECTOR COMPENSATION	22
SECURITIES OWNERSHIP	25
EXECUTIVE COMPENSATION	26
AUDIT INFORMATION	50
AUDIT COMMITTEE REPORT	51
PROPOSAL I	ELECTION OF DIRECTORS	52
PROPOSAL II	ADVISORY VOTE ON EXECUTIVE COMPENSATION	52
PROPOSAL III	APPROVAL OF 2012 INCENTIVE COMPENSATION PLAN	53
PROPOSAL IV	RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	58
STOCKHOLDER PROPOSALS FOR 2013 ANNUAL MEETING	58
IMPORTANT INFORMATION	59
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE	59
ANNEX A - 2012 INCENTIVE COMPENSATION PLAN	60

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PROXY SUMMARY

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting.

Business Highlights

In 2011, we established several strategic and financial goals designed to generate increased revenues and increase our subscriber base in our Latin American markets while improving our profitability and cash flow over the long term. Our strategic goals focused on targeting high value customers, providing differentiated services and delivering superior customer service. Our results for 2011 demonstrate our strong focus on the fundamentals of our business and underlying strengths in execution. In 2011, as compared to fiscal year ended December 31, 2010, we delivered a 19% increase in our ending subscriber base, a 20% increase in our revenues, and a 9% increase in operating income before depreciation and amortization, or OIBDA1 .

(1) For a reconciliation of OIBDA to our statements of operations, please see page 59.

Governance of the Company

We are committed to effective corporate governance and high ethical standards because we believe that these values support our long-term performance. We have adopted the following significant corporate governance practices and policies:

•

Majority voting in uncontested director elections.

•

Separate CEO and Chairman Positions.

•

Independent lead director and 77% Board independence.

•

Significant director and executive officer stock ownership requirements.

•

Resignation policy for directors who do not receive a majority vote in uncontested elections.

•

Stockholder right to call a special meeting of stockholders.

For more information on the Corporate Governance of the Company, please see “Corporate Governance” on page 12 of this proxy statement.

Voting Matters

The following matters will be voted upon at the 2012 Annual Meeting.

Proposal	Board Vote Recommendation	Page
Election of two directors	For Each Director Nominee	52
Advisory vote on executive compensation	For	52
Approval of the 2012 Incentive Compensation Plan	For	53
Ratification of the 2012 Auditors	For	58

NII HOLDINGS, INC. – 2012 Notice of Annual Meeting of Stockholders and Proxy Statement – 4

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Election of Directors

At the 2012 Annual Meeting, our stockholders will be asked to elect two director nominees to our Board. The following table provides summary information about each director nominated for election at the 2012 Annual Meeting. If elected, each director nominee will serve until the 2015 Annual Meeting.

Name	Age	Director Since	Occupation	Independent
Kevin L. Beebe	53	2010	President and Chief Executive Officer, 2B Partners, LLC	Yes
Carolyn F. Katz	50	2002	Lead Director of the Company; Executive Chair, Author & Company	Yes

For biographies of the director nominees listed above and the directors not up for election at the 2012 Annual Meeting, please see “Director Biographies” on page 16 of this proxy statement.

Advisory Vote on Executive Compensation

At the 2012 Annual Meeting, our stockholders will be asked to provide an advisory vote relating to the compensation of some of our executive officers. The Compensation Committee develops our executive compensation strategy in furtherance of the following principal compensation objectives:

•

align executive compensation with stockholders’ interests;

•

recognize individual initiative and achievements;

•

attract, motivate and retain highly qualified executives; and

•

create incentives that drive the entire executive management team to achieve challenging corporate goals that drive superior long-term performance.

The Compensation Committee fulfills our compensation objectives by setting target direct compensation at a level commensurate with the executive’s and the Company’s performance relative to our Peer Group (as defined below) utilizing individual and market measures. A substantial majority of our executives’ compensation is provided in the form of variable, performance-based compensation that links our executives’ compensation to our long-term performance. The following charts illustrate the allocation between the fixed and variable and the short- and long-term components of the target direct compensation for our Chief Executive Officer and other Named Executive Officers:

Approval of the 2012 Incentive Compensation Plan

The Company achieves its compensation objectives of attracting, retaining and motivating specialized talent while linking executive compensation to the Company’s strategic and operating goals and stockholder value through its incentive compensation plan. On February 16, 2012, our Board adopted a new incentive compensation plan, the NII Holdings, Inc. 2012 Incentive Compensation Plan (the “Incentive Plan”), subject to ratification by the Company’s stockholders at the 2012 Annual Meeting. If approved, the Incentive Plan will replace the NII Holdings, Inc. 2004 Incentive Compensation Plan (the “Prior Plan”) and no further grants will be made under the Prior Plan. In addition, all awards outstanding under the Prior Plan and the preceding NII Holdings, Inc. 2002 Management Incentive Plan will be administered under the Incentive Plan. The total number of shares available under the Incentive Plan will consist of the remaining authorized and unissued shares under the Prior Plan. As of March 16, 2012, 9,731,179 shares were available for grants under the Prior Plan.

For a summary of the Incentive Plan, please see “Proposal III – Approval of 2012 Incentive Compensation Plan” on page 53 of this proxy statement. The full text of the 2012 Incentive Compensation Plan is set forth in Annex A.

NII HOLDINGS, INC. – 2012 Notice of Annual Meeting of Stockholders and Proxy Statement – 5

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Ratification of 2012 Auditors

On February 16, 2012, the Audit Committee of our Board approved the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2012. Our Board has directed that the appointment of PricewaterhouseCoopers be submitted to the stockholders for ratification at the 2012 Annual Meeting. The following table sets forth the fees accrued or paid to PricewaterhouseCoopers for the year ended December 31, 2011.

2011
Audit Fees(1)	$8,285,344
Audit-Related Fees(2)	$353,304
Tax Fees(3)	$166,433
All Other Fees(4)	$648,470
TOTAL	$9,453,551

(1) Audit fees consist of those fees rendered for the audit of our annual consolidated financial statements, audit of the effectiveness of internal controls over financial reporting, review of financial statements included in our quarterly reports and for services normally provided in connection with statutory and regulatory filings or engagements, such as comfort letters or attest services.

(2) Audit-Related fees consist of those fees for assurance and related services that are reasonably related to the review of our financial statements.

(3) Tax fees consist of those fees billed by PricewaterhouseCoopers for professional services for tax compliance, tax advice, tax planning, transfer pricing and expatriate tax services.

(4) Fees incurred for services other than those described above for consulting, information security policies, salary and human resources projects, and research and disclosure tools.

NII HOLDINGS, INC. – 2012 Notice of Annual Meeting of Stockholders and Proxy Statement – 6

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GENERAL INFORMATION

Why am I receiving these materials?

These proxy materials are being delivered in connection with the Board’s solicitation of proxies to be voted at our annual meeting of stockholders, which is to be held at the Hyatt Regency Reston, located at 1800 Presidents Street, Reston, VA 20190 at 10:00 a.m. Eastern Time on Tuesday, May 9, 2012 (the “Annual Meeting”). On or about March 30, 2012, we commenced mailing this proxy statement and the enclosed form of proxy to our stockholders entitled to vote at the meeting.

What items will be voted on at the Annual Meeting?

At the Annual Meeting, stockholders will be asked to:

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elect two directors to serve for a term of three years (Item 1 on the proxy card);

•

provide an advisory vote on the compensation of the Company’s named executive officers (Item 2 on the proxy card);

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approve the 2012 Incentive Compensation Plan (Item 3 of the proxy card);

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ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2012 (Item 4 of the proxy card); and

•

take action on any other business that properly comes before the meeting and any adjournment or postponement of the meeting.

Who may vote at the Annual Meeting?

The holders of common stock at the close of business on March 16, 2012, or the Record Date, are entitled to one vote per share on each matter voted upon at the Annual Meeting or any adjournment or postponement of the Annual Meeting. As of the Record Date, there were 171,181,916 shares of common stock outstanding. A complete list of stockholders entitled to vote at the Annual Meeting will be available for examination at the time and place of the Annual Meeting.

What is the difference between a stockholder of record and a beneficial owner of shares in street name?

Stockholder of Record

If your shares are registered directly in your name with the Company’s transfer agent, Computershare Investor Services, LLC (“Computershare”), you are considered the stockholder of record with respect to those shares, and the Notice of Annual Meeting of Stockholders (the “Notice”) and these related materials were sent directly to you by the Company.

Beneficial Owner

If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the beneficial owner of shares held in “street name,” and the Notice and these related materials were forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to instruct that organization on how to vote the shares held in your account. Those instructions are contained in a “vote instruction form” provided to you by that organization. Please note that the organization is not allowed to vote your shares on certain matters without your instructions, so it is important for you to provide direction to the organization on how to vote.

NII HOLDINGS, INC. – 2012 Notice of Annual Meeting of Stockholders and Proxy Statement – 7

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How do I vote?

Stockholder of Record

•

In person. If you are a stockholder of record, you may vote in person at the Annual Meeting. The Company will give you a ballot when you arrive.

•

Via the Internet. You may vote by proxy via the Internet by following the instructions provided in the Notice.

•

By Telephone. You may vote by proxy by calling the toll free number found on the proxy card.

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By Mail. You may vote by proxy by filling out the proxy card and sending it back in the envelope provided.

Beneficial Owner

•

In person. If you are a beneficial owner of shares held in street name and you wish to vote in person at the Annual Meeting, you must obtain a legal proxy from the organization that holds your shares. Please contact that organization for instructions regarding obtaining a legal proxy.

•

Via the Internet. You may be eligible to vote by proxy via the Internet by following the instructions on the vote instruction form.

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By Telephone. You may be eligible to vote by proxy by following the instructions on the vote instruction form.

•

By Mail. You may vote by proxy by filling out the proxy card and sending it back in the envelope provided.

What is the quorum requirement for the Annual Meeting?

A quorum is necessary for the transaction of business at the Annual Meeting. A quorum exists when holders of a majority of the total number of issued and outstanding shares of common stock that are entitled to vote at the Annual Meeting are present in person or by proxy. At the Annual Meeting, inspectors of election will determine the presence of a quorum and tabulate the results of the voting by stockholders. The inspectors will treat valid proxies marked “abstain” or proxies required to be treated as broker “non-votes” (which occurs when a broker has not received voting instructions on a matter and either does not vote the shares on that matter or is not entitled to vote on that matter without instruction) as present for purposes of determining whether there is a quorum at the Annual Meeting.

How are proxies voted?

All shares represented by valid proxies received prior to the Annual Meeting will be voted and, where a stockholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the stockholder’s instructions.

NII HOLDINGS, INC. – 2012 Notice of Annual Meeting of Stockholders and Proxy Statement – 8

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What happens if I do not give specific voting instructions?

Stockholder of Record

If you are a stockholder of record and you sign, date and return the enclosed proxy card but do not specify how to vote, your shares will be voted in accordance with the recommendations of the Board on all matters presented in this proxy statement and as the proxy holders may determine in their discretion regarding any other matters properly presented for a vote at the Annual Meeting or any adjournments thereof.

Beneficial Owner

If you are a beneficial owner and hold your shares through a broker, bank or other financial institution, and you do not provide the broker or other nominee that holds your shares with voting instructions, the broker or other nominee will determine if it has the discretionary authority to vote on a particular matter. Brokers and other nominees have the discretion to vote on routine matters such as Proposal 4, but do not have the discretion to vote on non-routine matters such as Proposals 1, 2, and 3. Therefore, if you do not provide voting instructions to your broker or other nominee, your broker or other nominee may only vote your shares on Proposal 4 and any other routine matters properly presented for a vote at the Annual Meeting, and the management recommendations provided on Proposals 1, 2, and 3 would not apply.

What is the voting requirement to approve each of the proposals?

Directors are elected if they receive a majority of the votes cast. A majority of the votes cast means that the number of votes cast “for” a director must exceed the number of votes cast “against” that director. Abstentions and broker non-votes will not be counted as votes against a director. All other matters require the approval of a majority of the votes of the record holders present at the meeting, in person or represented by proxy, and entitled to vote on such matters, which would include abstentions but not broker non-votes.

How are broker non-votes and abstentions treated?

A broker “non-vote” occurs when a broker or nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the broker or nominee does not have discretionary voting power and has not received instructions from the beneficial owner of the shares. A broker cannot vote on the election of directors, the advisory vote on executive compensation or the approval of our 2012 Incentive Compensation Plan without receiving instructions from the beneficial owner of the shares. While broker non-votes will be treated as present for purposes of determining whether there is a quorum, they will not be counted for purposes of determining the number of votes present and entitled to vote with respect to a particular proposal. Accordingly, a broker non-vote will not impact our ability to obtain a quorum and will not be counted or otherwise affect the outcome of the vote on the proposals before the Annual Meeting. Abstentions with respect to the election of directors will not be counted as votes either “for” or “against” the director’s election, and abstentions with respect to matters 2, 3 and 4 will have the same effect as a vote against that proposal.

NII HOLDINGS, INC. – 2012 Notice of Annual Meeting of Stockholders and Proxy Statement – 9

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Can I change my vote after I have voted?

A stockholder has the power to revoke his or her proxy or change his or her vote at any time before the proxy is voted at the Annual Meeting. If your shares are held in street name by a broker, bank or other financial institution, you must contact that institution to change your vote. If you are a stockholder of record, you can revoke your proxy or change your vote in one of four ways:

•

you can send a signed written notice of revocation to our corporate secretary (at the address noted below) to revoke your proxy;

•

you can send a completed proxy card bearing a later date than your original proxy to us indicating the change in your vote;

•

you can attend the Annual Meeting and vote in person, which will automatically cancel any proxy previously given; or

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you can revoke your proxy in person at the Annual Meeting, but attendance at the Annual Meeting alone will not revoke any proxy that you have given previously.

If you choose either of the first two methods, we must receive the described notice or proxy no later than the beginning of the Annual Meeting. If you choose the third or fourth methods, you may be asked to present documents for the purpose of establishing your identity as a NII Holdings’ stockholder. Before the Annual Meeting, any written notice of revocation should be sent to NII Holdings, Inc., 1875 Explorer Street, 10th Floor, Reston, Virginia 20190, Attention: Executive Vice President, General Counsel and Secretary. Any notice of revocation that is delivered at the Annual Meeting should be hand delivered to our Executive Vice President, General Counsel and Secretary before a vote is taken. Once voting on a particular matter is completed at the Annual Meeting, you will not be able to revoke your proxy or change your vote as to that matter.

Where can I find the voting results of the Annual Meeting?

The preliminary voting results will be announced at the Annual Meeting. The final voting results will be tallied by the inspector of election and published in the Company’s Current Report on Form 8-K, which the Company is required to file with the SEC within four business days following the Annual Meeting.

Who is paying for the cost of this proxy solicitation?

The cost of soliciting proxies for the Annual Meeting will be borne by us. We have hired Georgeson Inc. to help us send out the proxy materials and solicit proxies on behalf of the Board. Georgeson’s fee for this service is $7,500 plus expenses. In addition, certain of our officers and regular employees, without additional compensation, may use their personal efforts, by telephone or otherwise, to obtain proxies. We also reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in forwarding proxy materials to the beneficial owners of shares of common stock.

Every stockholder’s vote is important. Accordingly, you should sign, date and return the enclosed proxy card, vote via the Internet or by telephone, or provide instructions to your broker or other nominee whether or not you plan to attend the Annual Meeting in person.

NII HOLDINGS, INC. – 2012 Notice of Annual Meeting of Stockholders and Proxy Statement – 10

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PRINCIPAL STOCKHOLDERS

The table below lists each person or group, as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, known by us to be the beneficial owner of more than 5% of our outstanding common stock as of March 16, 2012, the Record Date for the Annual Meeting.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class(1)
FMR LLC(2) 82 Devonshire Street Boston, Massachusetts 02109	21,254,498	12.42%
Prudential Financial, Inc.(3) 751 Broad Street Newark, New Jersey 07102	14,263,849	8.3%
BlackRock, Inc.(4) 40 East 52nd Street New York, New York 10022	13,340,350	7.79%

(1) Based on 171,181,916 shares of common stock issued and outstanding on March 16, 2012.

(2) According to a Schedule 13G/A filed with the Securities and Exchange Commission on February 14, 2012, FMR LLC has sole power to vote 3,518,429 shares and to dispose of 21,254,498 shares of our common stock. Of that amount, Fidelity Management & Research Company (“Fidelity”) is the beneficial owner of 16,323,890 shares of our common stock. Fidelity, a wholly-owned subsidiary of FMR LLC, owns the securities as investment adviser to various investment companies. The number of shares of our common stock held by those investment companies included 464,252 shares resulting from the assumed conversion of certain of our convertible notes. Edward C. Johnson 3d, Chairman of FMR LLC, and FMR LLC, through its control of Fidelity, each has sole power to dispose of the 16,323,890 shares beneficially owned by those investment companies. An investment company, Strategic Advisers, Inc. (“Strategic”) is the beneficial owner of 112,816 shares of our common stock. Strategic, a wholly-owned subsidiary of FMR LLC, provides investment advisory services to individuals. An investment company, Pyramis Global Advisors, LLC (“PGALLC”) is the beneficial owner of 1,092,280 shares of our common stock. PGALLC, an indirect wholly-owned subsidiary of FMR LLC, owns the securities as investment manager of certain institutional accounts. Each of Edward C. Johnson 3d and FMR LLC, through its control of PGALLC, has sole dispositive power over the 1,092,280 shares and sole voting power over 564,530 shares beneficially owned by the institutional accounts or funds advised by PGALLC. Pyramis Global Advisors Trust Company (“PGATC”) is the beneficial owner of 3,686,899 shares of our common stock. PGATC, an indirect wholly-owned subsidiary of FMR LLC, owns the securities as investment manager of certain institutional accounts. Each of Edward C. Johnson 3d and FMR LLC, through its control of PGATC, has sole dispositive power over 3,686,899 shares and sole voting power over 2,801,920 shares beneficially owned by PGATC. The members of the Edward C. Johnson 3d family are a controlling group of FMR LLC due to their ownership of approximately 49% of the voting power of FMR LLC and a voting agreement. FIL Limited (“FIL”) is the beneficial owner of 38,613 shares of our common stock. FIL and various foreign-based subsidiaries provide investment advisory and management services to a number of non-U.S. investment companies and certain institutional investors. Partnerships controlled by Edward C. Johnson 3d and members of his family or trusts for their benefit own shares of FIL voting stock. While the percentage of the total voting power represented by these shares may fluctuate as a result of changes in the total number of shares of FIL voting stock outstanding from time to time, it normally represents more than 25% and less than 50% of the total votes which may be cast by all holders of FIL voting stock. FMR LLC and FIL do not believe they are required to attribute to each other the beneficial ownership of securities beneficially owned by the other, but voluntarily reported the ownership on a joint basis.

(3) According to a Schedule 13G/A filed with the Securities and Exchange Commission on February 13, 2012, Prudential Financial, Inc. (“Prudential”) has, through its direct or indirect subsidiaries, sole voting and dispositive power with respect to 764,495 shares of our common stock, shared voting power with respect to 9,929,973 shares and shared dispositive power with respect to 13,499,354 shares. Prudential is the direct or indirect parent of Jennison Associates LLC (“Jennison”) and, according to a Schedule 13G/A filed by Jennison with the Securities and Exchange Commission on February 14, 2012, Jennison reported that it has sole power to vote 13,174,996 shares, and shared power to dispose of 14,193,654 shares of our common stock.

(4) According to a Schedule 13G/A filed with the Securities and Exchange Commission on February 10, 2012, BlackRock, Inc. has sole voting and dispositive power with respect to these shares of our common stock.

NII HOLDINGS, INC. – 2012 Notice of Annual Meeting of Stockholders and Proxy Statement – 11

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CORPORATE GOVERNANCE

We are committed to effective corporate governance and high ethical standards because we believe that these values support our long-term performance. We manage our business and affairs in accordance with the Delaware General Corporation Law and a number of key governance documents, including our Corporate Governance Guidelines, Restated Certificate of Incorporation, Third Amended and Restated Bylaws, Code of Business Conduct and Ethics, and Board Committee Charters. Our Board reevaluates our policies and practices on an ongoing basis to ensure high standards of business conduct that facilitate the Board’s execution of its responsibilities. We have adopted the following significant corporate governance practices and policies:

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Majority Voting. The Board amended the Company’s Bylaws to require majority voting in uncontested elections of our directors.

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Director Resignations. In conjunction with the adoption of majority voting in the election of directors, the Board amended the Company’s Corporate Governance Guidelines to require directors to submit an irrevocable contingent resignation that becomes effective if he or she is not elected by a majority of the votes cast in an uncontested election and the Board accepts such resignation. See “Proposal I – Election of Directors” on page 52 of this proxy statement.

•

Lead Independent Director Policy. The Board amended the Company’s Lead Independent Director Policy, which has been in place for a number of years, to clarify and enhance the roles and responsibilities of the Lead Director.

•

Anti-Corruption and FCPA Compliance Policy. The Board approved an updated anti-corruption and Foreign Corrupt Practices Act compliance program that includes market-level compliance coordinators in each country where the Company has operations and requires in person training for all employees who may have contact with foreign government officials and annual computer-based training for all employees.

•

Hotline Policy. The Board approved an updated hotline policy that provides a channel for employees to anonymously and confidentially report any suspicion of fraud.

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Annual Evaluation of Board and Committee Performance. The Board and each Board committee conducts an annual evaluation of its performance designed to highlight trends in Board and committee roles, accountability and effectiveness that will assist the Board in its governance and leadership roles.

Additional information is provided below regarding these and certain other key corporate governance and ethics policies that we believe enable us to manage our business in accordance with the highest standards of business practices and in the best interest of our stockholders. Our governance documents, including the Charters of the Audit; Compensation; Corporate Governance and Nominating; and Finance Committees may be viewed free of charge on the Investor Relations link of our website at www.nii.com and may also be obtained by writing to us at NII Holdings, Inc., 1875 Explorer Street, 10th Floor, Reston, Virginia 20190, Attention: Investor Relations.

Board Leadership Structure

The Board believes that a leadership structure consisting of a chairman, separate from the principal executive officer, and an independent lead director (“Lead Director”) strengthens the effectiveness and oversight of the Board and the Company.

Steven M. Shindler, the Company’s former chief executive officer, serves as the Board’s executive chairman and oversees the planning of the annual Board calendar. In consultation with the other directors and management, Mr. Shindler schedules and assists in setting the agenda for meetings of the Board and leads the discussions at such meetings. In addition, Mr. Shindler provides guidance and oversight to management, helps with the formulation and implementation of strategic plans and acts as the Board’s liaison to management. The chairman also chairs annual meetings of stockholders, is available to speak on behalf of the Board in limited circumstances, and performs such other functions and responsibilities as requested by the Board from time to time.

Carolyn F. Katz, our Lead Director, is responsible for promoting strong, independent oversight of our management and affairs. In fulfilling the role as Lead Director, Ms. Katz’s duties include:

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working with the chairman in the development and approval of the agenda for meetings of the Board of Directors and the schedule and timing of such meetings;

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working with the chairman to assure the adequacy of the quality, quantity and timeliness of information provided to non-management directors;

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convening meetings of non-management directors as necessary and appropriate;

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presiding at meetings of the Board of Directors at which the chairman is not present;

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recommending to the chairman the retention of advisors and consultants who report to the Board of Directors;

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serving as principal liaison between the non-management directors and the chairman;

•

assisting with the development, implementation and compliance with corporate governance policies and practices;

•

assisting the Corporate Governance and Nominating Committee and the chairman on recommendations for the membership of committees of the Board and committee chairman; and

•

coordinating the annual evaluation of the chief executive officer’s performance.

Separate positions for chairman of the Board and principal executive officer, coupled with a Lead Director that is independent and annually designated by the non-management directors, provides an efficient and effective leadership model, fostering clear accountability, differing perspectives and effective decision-making. In addition, the structure ensures a strong role for the independent directors in the oversight of the Company and in establishing priorities and procedures for the work of the Board. The Board recognizes that there is no single generally accepted approach to providing Board leadership and that the Board’s leadership structure may vary in the future as circumstances warrant.

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Director Independence

Our Corporate Governance Guidelines require that at least a majority of our Board of Directors be independent, that the Board of Directors will determine affirmatively whether a director is independent on an annual basis, and that the Company will disclose that determination in our annual proxy statement. On February 16, 2012, the Board of Directors determined that the following seven of its nine current members are independent as defined by The Nasdaq Stock Market (“Nasdaq”) listing standards: Kevin L. Beebe, Raymond P. Dolan, who will be leaving the Board effective immediately prior to the Annual Meeting, Donald Guthrie, Charles M. Herington, Carolyn F. Katz, Rosendo G. Parra and John W. Risner. In making that determination, the Board of Directors did not consider any relationships other than those described below in “Certain Relationships and Related Transactions.” The Audit Committee, Compensation Committee, and Corporate Governance and Nominating Committee are composed entirely of independent directors.

Executive Sessions of the Board

As required by our Corporate Governance Guidelines, it is the practice of our Board of Directors to have executive sessions where non-employee directors, the directors other than Messrs. Shindler and Dussek, meet in conjunction with each regularly scheduled meeting of the Board of Directors. During these executive sessions, directors can discuss matters of interest and concern and meet with and question our employees outside the presence of employee directors and other members of management.

Risk Oversight

Our Board of Directors has an active role, as a whole and also at the committee level, in overseeing the management of the risks that the Company faces in its business. Our Corporate Governance Guidelines set forth the responsibilities of our Board of Directors, including the Board’s oversight of the Company’s risk assessment and risk audit functions and provides for specific actions to mitigate certain risks. The Board regularly reviews information regarding the Company’s results of operations and any related trends and other factors contributing to or affecting those results, long range strategy, financial reporting systems and processes, and access to capital and liquidity, as well as the risks associated with each of these aspects of the Company’s business. The Board of Directors has also approved a Code of Business Conduct and Ethics that establishes standards of conduct for employees that are designed to mitigate risks associated with the Company’s and its employees’ compliance with legal requirements, to foster ethical conduct by employees in dealing with the Company and others and to protect company assets. The Company requires that all employees receive annual training relating to the Code of Business Conduct and Ethics and related policies in order to ensure that employees are familiar with those standards of conduct and to mitigate the risks associated with employees’ failure to meet those standards. The Board is also working with management to develop and implement an enterprise risk management program, which will be designed to provide management and the Board with additional information regarding the risks that we face in our business and facilitate the implementation of risk mitigation strategies.

In addition, each of the committees of the Board of Directors is involved in the assessment of risks relevant to their area of responsibility and the implementation of actions designed to address or mitigate those risks. The types of risks that are considered by the committees and some of the actions taken to address those risks include:

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The Compensation Committee’s oversight of the management of risks relating to the Company’s compensation and benefit programs, and the retention by the Compensation Committee of an independent compensation consultant to assist it in satisfying these oversight responsibilities and to ensure that the compensation and benefit programs are designed in a manner that aligns the compensation of executives and other employees with the interests of the Company and its stockholders.

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The Corporate Governance and Nominating Committee’s review of, and implementation of changes to, the Company’s policies relating to corporate governance and related processes, including the selection and recommendation of individuals nominated to our Board of Directors in an effort to ensure that a majority of the members of the Board of Directors are independent and have appropriate time, skills and experiences necessary to assist the Board of Directors in its oversight role.

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The Finance Committee’s review of the Company’s capital structure, liquidity and investment positions, oversight of risks associated with the Company’s access to capital needed to meet its business plans, and risks associated with fluctuations in interest and foreign currency exchange rates and the strategies used by the Company to mitigate those risks.

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The Audit Committee’s oversight and management of risks related to the Company’s tax, accounting, financial reporting systems and processes, and its legal and regulatory compliance. To satisfy these oversight responsibilities, the Audit Committee meets regularly with our independent public accounting firm, principal accounting officer, vice president of internal audit, vice president of tax, chief financial officer, general counsel and management to discuss the risks faced by the Company and the actions being taken to mitigate those risks.

In addition, the Company’s internal audit group, which reports directly to the chairman of the Audit Committee through the vice president of internal audit, prepares an annual risk assessment that includes a review of risks related to the Company’s operations and processes, markets and business environment, as well as risks relating to the availability and reliability of information used by management in its decision making. Based on this risk assessment, the internal audit group makes a recommendation to the Audit Committee concerning an annual internal audit plan that identifies the business activities and processes that will be reviewed and analyzed by the internal audit group during the year. The Audit Committee approves the risk assessment and annual internal audit plan to be carried out by the internal audit group and receives detailed reports concerning the results of each review, including recommendations made to address risks that are identified and actions taken by management with respect to those recommendations. The Audit Committee also receives quarterly updates concerning the status and outcome of the reviews conducted by the internal audit group pursuant to the annual review plan and the status of actions taken by management to mitigate risks identified in the reviews.

While each of the committees of our Board is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors is regularly informed through management and committee reports about risks, our risk assessment and the internal audit group’s annual review plan.

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Certain Relationships and Related Transactions

Our Corporate Governance Guidelines require that that the Audit Committee of the Board of Directors review and approve or ratify transactions involving the Company and “related persons” (such as the Company’s officers, directors, family members of the officers and directors and other related parties) in accordance with the requirements of Nasdaq. In determining whether to approve or ratify a related party transaction, the Audit Committee evaluates whether the transaction is in the best interests of the Company taking into consideration all relevant factors, including as applicable the Company’s business rationale for entering into the transaction and the fairness of the transaction to the Company. The Audit Committee generally seeks to consider and approve these transactions in advance where practicable, but may also ratify them after the transactions are entered into, particularly in instances where the transactions are entered into in the ordinary course of business or if the transaction is on terms that are consistent with a policy previously approved by the Audit Committee or the Board of Directors (as was the case with the transactions involving the use of our aircraft by our employees described below). In instances where the transaction is subject to renewal or if the Company has the right to terminate the relationship, the Audit Committee expects to periodically monitor the transaction to ensure that there are no changed circumstances that would render it advisable for the Company to amend or terminate the transaction.

Currently, the only related person transactions are the transactions described in more detail below. The Audit Committee has approved these arrangements.

Executive Use of Company Aircraft

We have implemented a policy that generally limits the use of company owned or leased aircraft to company business purposes, although our chief executive officer may approve the use of these aircraft for non-business purposes by executives other than himself. In addition, we do make the company aircraft available for use to our executives at times when it is not in use for regular business purposes through time sharing arrangements on terms that are consistent with our FAA authorizations and that provide for payments to us in amounts that recover the incremental operating costs associated with the employee’s use of the aircraft. We use the payments received from the executives using the aircraft under these arrangements to offset the operating costs of our aircraft. In 2011, Steven M. Shindler, executive chairman of our Board, and Steven P. Dussek, our chief executive officer, utilized our aircraft under time sharing arrangements and paid us a total of $51,940 and $73,069 respectively for this use.

4DK Technologies

From time to time, the Company has entered into consulting and product development arrangements with 4DK Technologies (“4DK”), a wireless network and device solution provider in which Mr. Shindler is an investor. Historically, our payments to 4DK under these arrangements were not significant and were made at a time when Mr. Shindler owned less than 10% of the outstanding shares of 4DK. In 2011, we entered into an agreement with 4DK for services relating to our new WCDMA-based devices and applications. At the time the 2011 agreement was entered into, Mr. Shindler owned less than 10% of the outstanding shares of 4DK. Due to Mr. Shindler’s ownership percentage and the Company’s historical spending levels, both the historical agreements and the 2011 agreement were outside the scope of the approval requirements of our Corporate Governance Guidelines and the Nasdaq requirements. In December 2011, Mr. Shindler was appointed as a director of 4DK in order to temporarily fill a vacant board position, and in January 2012, Mr. Shindler’s equity ownership rose above 10%. In February 2012, the Audit Committee reviewed the Company’s ongoing relationship and agreement with 4DK, determined that the transaction was in the best interest of the Company, and ratified the transaction, in accordance with our Corporate Governance Guidelines. In 2011, the Company paid $485,297 for the services provided under the agreement with 4DK, and the Company expects to make payments in excess of $120,000 for services in 2012.

Code of Ethics

The Board of Directors has approved a Code of Business Conduct and Ethics for our directors, officers and employees, including the directors, officers and employees of each of our subsidiaries and controlled affiliates. The Code of Business Conduct and Ethics addresses such topics as protection and proper use of our assets, compliance with applicable laws and regulations, accuracy and preservation of records, accounting and financial reporting, conflicts of interest and insider trading. The Company requires that all employees receive annual training relating to the Code of Business Conduct and Ethics and related policies in order to ensure that employees are familiar with those standards of conduct.

Only the Board of Directors or the Audit Committee may consider a waiver of the Code of Business Conduct and Ethics for an executive officer or director. If a provision of the Code of Business Conduct and Ethics is materially modified, or if a waiver of the Code of Business Conduct and Ethics is granted to a director or executive officer, we will post a notice of such action on the Investor Relations link of our website at www.nii.com. No such waivers were granted during 2011.

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Stockholder Communications with the Board of Directors

As provided for in our Corporate Governance Guidelines, stockholders may communicate directly with the Board of Directors by electronic mail sent to boardinquiries@nii.com or by regular mail sent to the address below. The Board of Directors has instructed the Board Communications Designee to examine incoming communications to determine whether the communications are relevant to the Board of Directors’ roles and responsibilities. The Board of Directors has authorized the Board Communications Designee to disregard or discard inappropriate communications such as spam, business solicitations or advertisements, resumes or similar communications. The Board Communications Designee will forward any service inquiries or complaints to the appropriate groups within the Company for processing and response.

The Board Communications Designee will review all appropriate communications and report such communications to the chair of or the full Corporate Governance and Nominating Committee, the full Board of Directors, or the independent directors, as appropriate. The Board Communications Designee will take additional action or respond to letters in accordance with instructions from the relevant Board source. Communications relating to the Company’s accounting, internal accounting controls, or auditing matters will be referred promptly to members of the Audit Committee. Stockholder communications to the Board of Directors should be sent to:

Gary D. Begeman

Board Communications Designee

NII Holdings, Inc.

1875 Explorer Street, 10th Floor

Reston, Virginia 20190

BOARD OF DIRECTORS

General

Our Board of Directors currently consists of nine members divided into three classes, each consisting of three directors, in accordance with our Restated Certificate of Incorporation. The three-year terms of each class are staggered so that the term of one class expires at each Annual Meeting.

Raymond P. Dolan, whose current term expires in 2012, will be stepping down from our Board of Directors effective immediately prior to the Annual Meeting on May 9, 2012. Although the Board expects to identify and elect a new member to fill the vacancy that will result from Mr. Dolan’s resignation, the Board has taken action to reduce the number of seats on the Board of Directors effective concurrent with Mr. Dolan’s resignation so that, as of the time of our Annual Meeting, the number of seats will be set at eight in accordance with our Restated Certificate of Incorporation and our Third Amended and Restated Bylaws.

Director Nomination Process

Pursuant to the Company’s Corporate Governance Guidelines, in evaluating a director candidate, each of the Corporate Governance and Nominating Committee and the Board consider factors that it believes are in the best interests of the Company and its stockholders, including, but not necessarily limited to, the candidate’s: professional skills and experience; ability to represent the interests of the Company’s stockholders; reputation, integrity, commitment and independence of thought and judgment; independence from the Company under the Nasdaq listing standards and, as applicable, the standards for independence established by the Securities and Exchange Commission; ability to devote sufficient time, energy and attention to the diligent performance of his or her duties as a director, taking into account, among other things, service on other public company boards; and ability to contribute to the range of talent, skill and expertise appropriate for the Board of Directors.

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Board Qualifications

Each of our directors brings a strong and unique background and set of skills to the Board, giving the Board as a whole competence and experience in a wide variety of areas, including:

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experience in senior executive positions in the telecommunications and other industries and service on the board of directors of other companies including telecommunications companies;

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experience in key management and operating roles for large, complex organizations, including technology and manufacturing companies, operators of wireless networks and companies with international operations and, specifically, operations in Latin America;

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experience serving on other public company boards, including serving on audit, compensation and other committees responsible for oversight of corporate governance and related issues;

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experience in managing sales and marketing functions for companies with international operations, including in Latin America; and

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experience in financing, capital markets and strategic transactions, including as executives of public companies with responsibility for capital planning and fund raising; as executives of investment banks and other financial institutions, including investment funds and private equity investment firms; and as investment fund managers.

The Corporate Governance and Nominating Committee and the Board of Directors believe that these and the other skills and experiences brought to the Board of Directors by its members position the Board of Directors to be able to fulfill its oversight role and to evaluate and advise management with respect to a wide variety of matters faced by the Company in its business. We have included a brief description of the experience, qualifications, attributes and skills that led to the conclusion that each director should serve on our Board of Directors as part of the directors’ biographies below.

Director Biographies

Directors Standing for Reelection — To Hold Office Until 2015

Kevin L. Beebe

Mr. Beebe, 53, has served as a director on the Board of NII Holdings since June 2010. Since November 2007, Mr. Beebe has been President and Chief Executive Officer of 2BPartners, LLC, a partnership that provides strategic, financial and operational advice to private equity clients, investors and management. Previously, he was Group President of Operations at ALLTEL Corporation, a telecommunications services company, from 1998 to 2007. From 1996 to 1998, Mr. Beebe served as Executive Vice President of Operations for 360° Communications Co., a wireless communication company. Prior to that time, he has held a variety of executive and senior management positions at several divisions and affiliates of Sprint Corporation. Mr. Beebe began his career at AT&T/Southwestern Bell as a Manager. Mr. Beebe also serves as a director for Skyworks Solutions, Inc, a semiconductor and wireless handset chip supplier, and SBA Communications Corporation, an owner and operator of wireless communications towers.

Mr. Beebe, has significant experience in the telecommunications and wireless telecommunications industries, including executive management and senior leadership positions in charge of operations of a wireless communications services provider. As a result, Mr. Beebe has an in depth understanding of the customer service and other issues that drive a subscriber oriented business and understands the key financial and operating measures used by wireless operators to evaluate the performance of their business. Through his experience in the telecommunications industry and his work with 2BPartners, Mr. Beebe also has a unique understanding of the measures investors utilize in evaluating investments in, and the performance of, wireless operators and experience in the development and structuring of public and private financing for telecommunications companies. He holds a masters degree in economics and completed Columbia University’s executive program in business administration. Mr. Beebe also has public and private company board experience and has served on audit, compensation and corporate governance committees.

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Carolyn F. Katz

Ms. Katz, 50, has served as a director on the Board of NII Holdings since 2002 and is our lead independent director. Ms. Katz is currently executive chair of Author & Company, a digital publisher. She was a principal at Providence Equity Partners, a private equity firm specializing in media and telecommunications, from 2000 to 2001. From 1984 to 2000, Ms. Katz worked for Goldman Sachs, an investment bank, most recently as managing director. Ms. Katz currently is a director of American Tower Corporation, a provider of wireless and broadcast communications infrastructure. Ms. Katz served on the board of directors of IWO Holdings, Inc., a wireless telecommunications provider, from 2004 to 2005.

Ms. Katz, has served on our Board of Directors since 2002 and as our lead independent director since 2008, and, as a result, has significant knowledge relating to the history and development of our business, the results of our operations and our capital structure. In her role as lead independent director, chair of the Audit Committee and member of the Finance Committee and the Corporate Governance and Nominating Committee, she has consulted with and advised management regarding corporate governance matters and regarding strategic and financing transactions. She has significant investment banking, financial, and merger and acquisition experience, including in the telecommunications industry, as a result of her position as a principal in a private equity firm. She also has experience with international telecommunications businesses and emerging market companies in Latin America, Europe and Asia. She understands the key financial and operating measures used by wireless operators to evaluate the performance of their business, as well as the measures investors utilize in evaluating investments in, and the performance of, wireless operators, and has significant experience in the development and structuring of public and private financing for telecommunications companies. She qualifies as an audit committee financial expert and has public company board experience, including serving on audit, finance and corporate governance committees.

Directors Not Standing for Reelection — To Hold Office Until 2013

Steven P. Dussek

Mr. Dussek, 55, has been a director on the Board of NII Holdings since 1999 and our chief executive officer since February 2008. Mr. Dussek served as president and chief executive officer of Dobson Communications Corporation, a publicly traded wireless telecommunications company, from April 2005 until AT&T acquired Dobson Communications in November 2007. While NII Holdings was a subsidiary of Nextel Communications, Inc., Mr. Dussek served as its chief executive officer from 1999 until 2000 and as president and chief operating officer from March 1999 until September 1999. From 1996 until 2001, Mr. Dussek also served in various senior management positions with Nextel Communications, including as executive vice president and chief operating officer. From 1995 to 1996, Mr. Dussek served as vice president and general manager of the northeast region for the PCS division of AT&T Wireless Services. From 1993 to 1995, Mr. Dussek served as a senior vice president and chief operating officer of Paging Networks, Inc., a paging company. Mr. Dussek served on the board of directors of Dobson Communications from 2006 to 2007.

Mr. Dussek, is our chief executive officer and has served in executive level leadership roles in the telecommunications industry for nearly 20 years with experience in executive positions with operators of wireless telecommunications businesses in the U.S. and internationally. His past executive roles have included serving as chief executive officer and chief operating officer of two substantial wireless operators, both of which were public companies, and service in executive leadership and director roles for two companies in turnaround situations, both of which emerged from these situations as viable entities.

Mr. Dussek has international experience in Latin American markets and an in depth understanding of the customer service and other issues that drive a subscriber oriented business, as well as the key performance measures relevant to the successful operation of a wireless service provider like the Company. He also has significant experience in addressing operational matters, such as the management of employee relations and of relationships with equipment and other vendors. Mr. Dussek has also served as a director of a public company and has experience serving on audit and compensation committees.

Donald Guthrie

Mr. Guthrie, 56, has been a director on the Board of NII Holdings since May 2008. Since February 2006, Mr. Guthrie has served as a managing director of Trilogy Equity Partners, a private investment firm. From 1995 to 2005, he served as vice chairman of the Western Wireless Corporation, a wireless communications company, where he also served as chief financial officer from February 1997 to May 1999. From 1995 to 2002, Mr. Guthrie served as vice chairman of VoiceStream Wireless, a wireless communications company, now T-Mobile USA, subsequent to its acquisition by Deutsche Telekom AG. From 1986 to 1995, Mr. Guthrie served as senior vice president and treasurer of McCaw Cellular and, from 1990 to 1995, as senior vice president, finance for LIN Broadcasting. Mr. Guthrie served on the board of directors of Lumera Corporation from 2004 through 2008.

Mr. Guthrie, has been working in the telecommunications industry for over 20 years serving in a number of executive leadership roles, including as chief financial officer and in other positions responsible for capital and strategic planning. His executive roles have included responsibility for raising funds in private and public financing transactions in order to support the development and construction of wireless communications networks. He understands the key financial and operating measures used by wireless operators to evaluate the performance of their business, as well as the measures used by investors in evaluating investments in, and the performance of, wireless operators, and has significant experience in the development and structuring of complex financing arrangements. His experience ranges from investing in, and assisting in the development of early stage companies to managing the financial and strategic functions of complex established telecommunications companies, including the management of technology vendor and other relationships that are important to the Company’s success. Mr. Guthrie qualifies as an audit committee financial expert. He has prior public company board experience, including audit committee experience.

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Steven M. Shindler

Mr. Shindler, 49, has been a director on the Board of NII Holdings since 1997, chairman of the Board since 2002 and executive chairman since February 2008. Mr. Shindler served as our chief executive officer from 2000 until February 2008. Mr. Shindler also served as executive vice president and chief financial officer of Nextel Communications from 1996 until 2000. From 1987 to 1996, Mr. Shindler was an officer with Toronto Dominion Bank, a bank where he was a managing director in its communications finance group.

Mr. Shindler, who previously held the position as our chief executive officer, has served in leadership roles in the telecommunications and banking industries, including senior level financial roles for public and private companies. He has served as our chief executive officer with substantial experience in operations, marketing, strategy and growth of organizations and has also served as the chief financial officer and in other positions responsible for capital planning and raising funds in private and public financing transactions in order to support the development and construction of wireless communications networks. He understands the key financial and operating measures used by wireless operators to evaluate the performance of their business, as well as the measures investors utilize in evaluating investments in, and the performance of, wireless operators. He has significant experience in the development and structuring of complex financing arrangements. Mr. Shindler also has experience in funding telecommunications companies through his senior role in a bank’s telecommunications finance group. He studied economics and holds a master of business administration specializing in finance. Mr. Shindler’s financial and leadership experience is enhanced by his active participation on the board of directors of a nonprofit organization that supports education in Latin American countries. In addition to experience in fundraising and fund management activities, his role at the nonprofit provides Mr. Shindler with invaluable insight into our markets and target customers.

Directors Not Standing for Reelection — To Hold Office Until 2014

Charles M. Herington

Mr. Herington, 52, has served as a director on the Board of NII Holdings since 2003. He is currently the executive vice president, Developing Markets of Avon Products, Inc., a global beauty company, and has previously served in various executive positions at Avon Products, Inc., including executive vice president Latin America and Central and Eastern Europe from June 2009 until March 2010; executive vice president, Latin America from March 2008 until June 2009; and senior vice president, Latin America from March 2006 until March 2008. From 1999 to February 2006, he was the president and chief executive officer of AOL Latin America. From 1997 until 1999, he served as president of Revlon America Latina. From 1990 through 1997, he held a variety of executive positions with PepsiCo Restaurants International. Mr. Herington currently serves as a director of Molson Coors Brewing Company and previously served on the board of directors of Advo, Inc. from 2004 to 2007.

Mr. Herington, has served on our Board of Directors since 2003 and, as a result, has significant knowledge relating to the history and development of our business, the results of our operations and our capital structure. As chair of the Compensation Committee, he has advised management regarding the structure of our compensation programs and their relationship to our corporate goals. He has over 25 years of experience in marketing, brand management and operations in Latin American countries, including experience as the senior executive responsible for the operations of a start up internet provider in Mexico, Brazil, Argentina and Puerto Rico that eventually became a public company. Mr. Herington has an in depth understanding of the telecommunications and technology industries, particularly with respect to operations in Latin American markets, and has operational experience with companies that have competed for customers directly with some of the largest telecommunications companies in Latin America. He is knowledgeable on the key performance measures that drive our business, including subscriber acquisition, churn, and cost per customer addition and has experience in product development, marketing, and operational issues faced by a subscriber based business in our markets. Mr. Herington has experience obtaining financing for an early stage company in Latin America and served as an executive of a distressed company as it worked through its successful liquidation. Mr. Herington qualifies as a financial expert. He has public company board experience and compensation, audit and corporate governance committee experience.

Rosendo G. Parra

Mr. Parra, 52, has served as a director on the Board of NII Holdings since October 2008. Mr. Parra is a retired executive of Dell Inc., an international information technology company, and a founder of Daylight Partners, a technology-focused venture capital firm, where he has been a partner since December 2007. From 1993 until his retirement in 2007, Mr. Parra held various executive and senior management positions at Dell Inc., including senior vice president for the Home and Small Business Group from June 2006 to April 2007; and senior vice president and general manager, Dell Americas from April 2002 until June 2006. Mr. Parra currently serves on the board of directors of Brinker International, Inc. and PG&E Corporation.

Mr. Parra has served in senior leadership roles at Dell Inc., a large, international public company, where he obtained significant sales, manufacturing, marketing, operations, risk management and strategy experience in Latin America, China, India, Canada and the United States. He has senior management experience with companies in the high tech industry with international operations, and has managed government relations functions, including groups specializing in the formulation of strategies and responses to regulation of business activities in foreign countries. He has experience in managing customer service and call center operations and has senior leadership experience with a company with significant business to business operations and a growing consumer sector focus in Latin America. In addition, Mr. Parra’s experience includes strategy, product marketing and life cycles, as well as customer development, acquisition and retention in Latin American markets. He has experience in the technology and wireless industries and has experience with technology convergence, including the convergence of smart phones and personal computers. Through his current work with Daylight Partners, Mr. Parra has obtained high tech start up and early stage company experience. Mr. Parra has public and nonprofit board experience and has experience serving on compensation, corporate governance and finance committees.

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John W. Risner

Mr. Risner, 52, has served as a director on the Board of NII Holdings since 2002. He is currently the president of The Children’s Tumor Foundation, which he joined in 2002. From 1997 to 2002, he served as senior vice president — portfolio manager at AIG/SunAmerica Asset Management, a money management firm. Prior to that, Mr. Risner was vice president-senior portfolio manager at Value Line Asset Management, a money management firm, where he worked from 1992 to 1997. Mr. Risner currently serves on the board of directors of Accuride Corporation, a manufacturer of commercial vehicle components and previously served on the board of directors of Airgate PCS, a wireless telecommunications provider, from 2004 to 2005 and UGC Europe Inc., a cable and telecommunications provider, from 2003 to 2004.

Mr. Risner has served on our Board of Directors since 2002 and as a result, has significant knowledge relating to the history and development of our business, the results of our operations and our capital structure. He is a chartered financial analyst with experience in investments in high yield bond assets, convertible bonds, mortgage backed securities and distressed assets. He understands the key financial and operating measures used by investors in evaluating investments in the debt and equity securities of, and the performance of, wireless operators, and has significant experience in the development and structuring of public and private financing transactions. He has experience with financial statement preparation and analysis, tax matters, issues relating to restatements of financial statements and overall GAAP reporting. Mr. Risner also has merger, takeover, restructuring and bankruptcy experience. Mr. Risner has lobbying and government relations experience through work as an executive of a nonprofit organization, and he currently serves on a committee that advises a congressional committee responsible for making allocations of medical research funding. Mr. Risner qualifies as an audit committee financial expert. He has public and nonprofit board experience and has experience serving on audit, compensation, finance and special committees.

Board Committees

Audit Committee

The Audit Committee assists the Board of Directors in its oversight of the quality and integrity of our financial statements and related disclosures and our accounting, auditing, and reporting practices. The Audit Committee’s role includes discussing with management our processes to manage business and financial risk, and for compliance with significant applicable legal, ethical, and regulatory requirements. The Audit Committee is responsible for the appointment, replacement, compensation, and oversight of the independent registered public accounting firm engaged to prepare or issue audit reports on our financial statements and for the oversight of our internal audit function. The Audit Committee relies on the expertise and knowledge of management and the internal auditors in carrying out its oversight responsibilities. The specific responsibilities in carrying out the Audit Committee’s oversight role are delineated in the written charter adopted by the Board.

The Board of Directors, in its business judgment, has determined that all of the members of the Audit Committee are independent as defined by regulations of the Securities and Exchange Commission and the Nasdaq listing standards. The Board of Directors has also determined that all of the members of the Audit Committee have sufficient knowledge in financial and auditing matters to serve on the Audit Committee and that Carolyn Katz, Donald Guthrie and John Risner each qualifies as an “audit committee financial expert” as defined by regulations of the Securities and Exchange Commission.

The Audit Committee is authorized to engage or consult from time to time, as appropriate, at our expense, independent legal counsel and other experts and advisors it considers necessary, appropriate or advisable in the discharge of its responsibilities.

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Compensation Committee

Compensation Committee Responsibilities

The primary responsibilities of the Compensation Committee are to:

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review and approve the compensation of our chief executive officer and all other executive officers;

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review and approve executive bonus plan allocations for our chief executive officer and all other executive officers and review and approve the bonus plan terms for all other employees;

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oversee and advise the Board of Directors on the adoption of policies that govern our compensation programs;

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oversee the administration of our equity-based compensation and other benefit plans;

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approve grants of stock options and stock awards to our directors, officers and employees under our stock plan;

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produce the report on executive compensation required by the rules and regulations of the Securities and Exchange Commission; and

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review the disclosures relating to executive compensation contained in the Compensation Disclosure and Analysis with management and recommend that those disclosures be included in our annual proxy statement.

The Compensation Committee is authorized to engage or consult from time to time, as appropriate, at our expense, consultants, independent legal counsel and other experts and advisors it considers necessary, appropriate or advisable in the discharge of its responsibilities. The Compensation Committee operates under a written charter adopted by the Board. The Board of Directors, in its business judgment, has determined that all of the members of our Compensation Committee are independent, as defined in the Nasdaq listing standards.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee is a current or former officer of us or any of our subsidiaries. In addition, there are no compensation committee interlocks with other entities with respect to any such member.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee is responsible for promoting the effective and efficient governance of the Company, including developing and periodically assessing corporate governance policies, developing and administering the Board and committee annual evaluation process and assisting the Board in the oversight of management succession planning. The Committee also develops qualifications for director candidates and recommends to the Board of Directors persons to serve as our directors and as members of the Board’s committees. The Corporate Governance and Nominating Committee operates under a written charter adopted by the Board. The Board of Directors, in its business judgment, has determined that all of the members of the Corporate Governance and Nominating Committee are independent, as defined in the Nasdaq listing standards.

The Corporate Governance and Nominating Committee has adopted guidelines for the evaluation of potential director nominees. These guidelines set forth standards by which potential nominees for election to our Board are to be evaluated, including, but not necessarily limited to, the following:

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the prospective nominee’s professional skills and experience;

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the ability of the prospective nominee to represent the interests of our stockholders;

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the prospective nominee’s reputation, standards of integrity, commitment and independence of thought and judgment;

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the prospective nominee’s independence from our company under the Nasdaq listing standards, and, as applicable, the standards for independence established by the Securities and Exchange Commission;

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the prospective nominee’s ability to dedicate sufficient time, energy and attention to the diligent performance of his or her duties as a director, taking into account, among other things, the prospective nominee’s service on other public company boards; and

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the extent to which the prospective nominee contributes to the range of talent, skill and expertise appropriate for the Board of Directors.

While we do not have a formal diversity policy, the Corporate Governance and Nominating Committee considers diversity of talents, skills and expertise in evaluating potential nominees.

It is the policy of the Corporate Governance and Nominating Committee to consider candidates recommended by stockholders. Any stockholder who would like to suggest or recommend a person for the Board’s consideration as a director candidate may do so at any time by writing to the corporate secretary at the address below. A stockholder wishing to formally nominate a person for election as a director must comply with the advance notice provisions in the Company’s Third Amended and Restated Bylaws. Generally these provisions require that the corporate secretary receive notice of the nomination not less than 90 nor more than 120 calendar days prior to the anniversary of the date for the preceding year’s annual meeting. The notice must set forth, as to each nominee, the name, age, principal occupations and employment during the past five years, name and principal business of any corporation or other organization in which such occupations and employment were carried on, and a brief description of any arrangement or understanding between such person and any others pursuant to which such person was selected as a nominee. The notice must include the nominee’s signed consent to serve as a director if elected. The notice must also set forth the name and address of, and the number of our common shares owned by, the shareholder giving the notice and the beneficial owner on whose behalf the nomination is made and any other shareholders believed to be supporting such nominee. Additional details regarding the process to be followed by stockholders wishing to nominate a person for election as a director are included in the Company’s Third Amended and Restated Bylaws, which are available on the Investor Relations page of our website at www.nii.com. Stockholder recommendations and formal nominations should be sent to:

Executive Vice President, General Counsel and Secretary

NII Holdings, Inc.

1875 Explorer Street, 10th Floor

Reston, Virginia 20190

NII HOLDINGS, INC. – 2012 Notice of Annual Meeting of Stockholders and Proxy Statement – 20

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Finance Committee

The primary responsibilities of the Finance Committee are to assist the Board of Directors in fulfilling its oversight responsibilities with respect to the financial affairs and policies of the Company and to consult with and provide guidance to management with respect to the Company’s capital requirements and financing efforts. The Board of Directors may also delegate its power to the Finance Committee to approve the pricing and other terms of various financing transactions. The Finance Committee operates under a written charter adopted by the Board.

Committee Membership

The standing committees of the Board of Directors are the Audit, Compensation, Corporate Governance and Nominating, and Finance Committees. Membership on the Board of Directors and each standing committee, as of March 30, 2012, was as follows:

Name	Board	Audit		Compensation	Corporate Governance & Nominating	Finance
Steven M. Shindler	Chairman					X
Steven P. Dussek	X
Kevin L. Beebe	X			X
Raymond P. Dolan	X
Donald Guthrie	X	X				X
Charles M. Herington	X			Chair	X
Carolyn F. Katz	X	Chair			X	X
Rosendo G. Parra	X			X	Chair
John W. Risner	X	X				Chair
TOTAL NUMBER OF MEETINGS IN 2011	11	10	(1)	8	4	9

(1) During 2011, the Audit Committee also held meetings with PricewaterhouseCoopers LLP, our independent registered public accounting firm, without employees of the Company present, and meetings with our vice president of internal audit.

Meeting Attendance

During 2011, our Board of Directors held 11 meetings and each current member of the Board of Directors attended over 80% of the aggregate meetings of the Board of Directors and over 75% of the aggregate meetings of the committees on which they served. In addition to attending meetings, directors also fulfill their responsibilities by meeting or communicating informally with one another regarding matters of interest or concern to us, by attending, in person or telephonically, sessions at which they are briefed about the status of particular matters, by review of our reports to directors, by visits to our facilities, and by correspondence and telephone conferences with our executive officers and others regarding matters of interest and concern to us. We encourage members of the Board of Directors to attend the Annual Meeting. All of our current directors attended the 2011 Annual Meeting of Stockholders.

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DIRECTOR COMPENSATION

Fees Payable to Non-Employee Directors

Each of our non-employee directors receives an annual retainer and equity grant for serving on the Board of Directors. In addition our non-employee directors receive additional fees for their service on committees. Our director compensation for 2011 consisted of the following components:

Board:
Annual Retainer	$70,000
Annual Equity Grant	$115,000	(1)
Lead Independent Director	$20,000
Committees:
Committee Chairs	$5,000
Audit Committee	$25,000
Compensation Committee	$20,000
Corporate Governance and Nominating Committee	$15,000
Finance Committee	$15,000

(1) On April 20, 2011, each non-employee director and Mr. Shindler received 2,855 restricted shares that vest 33 ⅓ % annually over a three year period. The number of restricted shares granted was determined by dividing the annual equity grant target of $115,000 by the closing price of our common stock on the date the grant was made.

We pay all retainers in arrears in quarterly installments. We also reimburse directors for travel expenses incurred in connection with attending Board, committee and stockholder meetings and for other related expenses. We do not provide any additional compensation to employees who serve as a director or a committee member. Some of our directors and, in one case, a family member of a director, participate in our employee phone program that pays the cost of mobile phone services. Non-employee directors are also permitted to defer all or a portion of their annual retainer pursuant to the NII Holdings, Inc. Outside Directors Deferral Plan described below.

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Director Compensation Table

In the table and discussion below, we summarize the compensation paid to our non-employee directors and Mr. Shindler in 2011.

DIRECTOR COMPENSATION FISCAL YEAR 2011

Name	Fees Earned or Paid in Cash($)	Stock Awards(1)($)	Option Awards(2)($)	Non-Equity Incentive Plan Compensation($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation($)	Total($)
Kevin L. Beebe	90,000	114,999	N/A	N/A	—	—	204,999
Raymond P. Dolan(3)	78,500	114,999	N/A	N/A	—	—	193,499
Donald Guthrie	110,000	114,999	N/A	N/A	—	—	224,999
Charles M. Herington(4)	110,000	114,999	N/A	N/A	—	—	224,999
Carolyn F. Katz	150,000	114,999	N/A	N/A	—	—	264,999
Rosendo G. Parra	110,000	114,999	N/A	N/A	—	—	224,999
John W. Risner	115,000	114,999	N/A	N/A	—	—	229,999
Steven M. Shindler(5)	—	114,999	N/A	N/A	—	328,988	443,987

(1) The amounts in this column reflect the grant date fair value of awards computed in accordance with stock-based compensation accounting rules (FASB ASC Topic 718), but disregarding estimated forfeitures related to service-based vesting conditions. We value restricted stock awards at the date of grant based on the number of shares subject to the grant multiplied by the closing price of our common stock on the date of grant. On April 20, 2011, we provided each non-employee director and Mr. Shindler with a grant of 2,855 shares of restricted stock that vest 33 ⅓ % on each of April 20, 2012, April 20, 2013 and April 20, 2014. The grant date fair value was $40.28 per share. The dollar value of the shares subject to those grants, based on the $21.30 closing price of a share of our common stock as reported on the Nasdaq Global Select Market on December 30, 2011, was $60,812.

The aggregate number of shares of restricted stock held by each of our non-employee directors on December 30, 2011, and the dollar value of the shares based on the closing price of a share of our closing price on that date, were as follows: Mr. Beebe— 9,899, $210,849; and Ms. Katz and Messrs. Dolan, Guthrie, Herington, Parra, Risner and Shindler — 7,844, $167,077.

(2) In 2009, we discontinued our prior practice of making annual grants of options to purchase our common stock to our directors. Consistent with that change, no awards of options to purchase common stock were made to our directors in 2011. The aggregate number of shares of our common stock underlying options held by each of the non-employee directors and Mr. Shindler on December 31, 2011 were as follows: Mr. Beebe — 0; Mr. Dolan — 18,300; Mr. Guthrie — 19,700; Mr. Herington — 63,500; Ms. Katz — 93,500; Mr. Parra — 17,100; Mr. Risner — 93,500; and Mr. Shindler — 565,000, which includes shares of our common stock underlying options that were granted to Mr. Shindler while he was our chief executive officer.

(3) Mr. Dolan resigned from the Compensation Committee on June 3, 2011 and received a pro-rated fee of $8,500 for his service on the Compensation Committee in 2011.

(4) Amounts included in Fees Earned or Paid in Cash for Mr. Herington include $110,000 in director fees subject to deferral under the NII Holdings, Inc. Outside Directors Deferral Plan. As of December 31, 2011, Mr. Herington held approximately 10,671 deferred share units under that plan that were granted in lieu of director fees earned in 2008, 2009, 2010 and 2011.

(5) During 2009, we entered into an agreement with Mr. Shindler, which we refer to as the Shindler Compensation Agreement, that amended the compensation arrangements relating to his service as executive chairman of our Company effective as of July 1, 2009. All Other Compensation includes Mr. Shindler’s base salary of $250,000 for his role as executive chairman, a Company match of $9,800 on his 401(k) contributions and perquisites. Mr. Shindler continues to participate in all compensation plans and benefits available to our executive officers, including the NII Holdings, Inc. Severance Plan (as amended and restated as of July 22, 2008) (the “Severance Plan”) and the NII Holdings Inc. Change of Control Severance Plan (as amended and restated as of June 1, 2011) (the “Change of Control Severance Plan”), and he participated in an executive physical in 2011. As contemplated by the Shindler Compensation Agreement, Mr. Shindler used our corporate aircraft to commute to our offices in 2011, with such use having an aggregate incremental cost to us of $63,749, and was provided with a related tax gross-up of $1,699 related to his commuting costs. Mr. Shindler has not been eligible for employee equity grants since he assumed his role as executive chairman in 2008.

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Outside Directors Deferral Plan

The Company maintains the NII Holdings, Inc. Outside Directors Deferral Plan, which we refer to as the Director Deferral Plan. The Director Deferral Plan allows our non-employee directors to elect to defer 0%, 50% or 100% of his or her annual retainer and committee fees with the amount deferred by a participant attributed to a hypothetical account and treated as if it is invested in deferred stock units. For each deferred stock unit credited to the participating director’s account, the participating director has the right to receive a payment equal to the fair market value of one share of the Company’s common stock on the date of payment. The number of deferred stock units credited to a participating director’s account is determined by dividing the amount of the fee compensation elected to be deferred by the closing price of our common stock on the date the compensation would otherwise have been paid to the non-employee directors, and is increased for dividends paid on the Company’s common stock and adjusted equitably for stock splits, mergers, reorganizations and similar events. Deferral elections may be made annually by December 31 of the preceding year and remain in effect until the participating director revokes the election or timely files a new election for a subsequent year. Newly eligible non-employee directors have thirty days to make an initial deferral election. Payments out of the participating director’s hypothetical account are made in shares of the Company’s common stock, except that any fractional share is paid in cash. The Company may also elect to make the payment in a lump sum in cash in an amount equal to the value of the deferred stock units credited to the participating director’s hypothetical account. Shares are issued under the 2004 Incentive Compensation Plan. Should the 2012 Incentive Compensation Plan be approved by stockholders at the 2012 Annual Meeting, the 2004 Incentive Compensation Plan will terminate and all outstanding awards will be governed by the provisions of the 2012 Incentive Compensation Plan. See “Proposal III – Approval of 2012 Incentive Compensation Plan” on page 53 of this proxy statement for more information on the provisions of the 2012 Plan. A participating director’s account is payable to the participating director on the first day of the month following his termination of service on the Board.

Stock Ownership Guidelines

We have adopted director stock ownership guidelines that require our non-employee directors who receive stock options and/or restricted stock awards to attain certain stock ownership levels, and therefore maintain a vested interest in our equity performance. Over a five-year period from the date a director joins the Board, non-employee directors are expected to reach an ownership level of five times their cash base retainer and to retain that ownership. Our current base retainer is $70,000, thus our non-employee directors currently have a share ownership target of $350,000.

Under our policy, an increase in the base retainer of non-employee directors or the compensation of our executive chairman will result in an increase in the ownership requirement. The types of stock ownership that qualify toward the ownership requirement under our policy include direct stock ownership and the value of unexercised but vested options to the extent that the fair market value of our common stock exceeds the option exercise price. Non-employee directors must hold all equity received until their target is met. The penalty for non-compliance of our policy may include a discontinuation of future grants of stock options or restricted stock awards until the non-complying director becomes compliant.

As of December 31, 2011, three of our seven non-employee directors have completed their five year grace period and all three have exceeded the target. Mr. Shindler is covered by the employee stock ownership guidelines and is expected to hold equity equivalent to three times his base salary, or $750,000. Mr. Shindler exceeded that target as of December 31, 2011.

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SECURITIES OWNERSHIP

Securities Ownership of Directors and Management

In the table and the related footnotes below, we list the amount and percentage of shares of our common stock that are deemed under the rules of the Securities and Exchange Commission to be beneficially owned on March 16, 2012 by:

•

each person who served as one of our directors as of that date;

•

each of the named executive officers who currently are our executive officers; and

•

all directors and executive officers as a group.

Name of Beneficial Owner	Shares Covered by
	Shares Owned and Vested Options(1)	Options to Vest(2)	Restricted Stock to Vest(3)	Percent of Class(4)
Kevin L. Beebe	3,522	0	952	*
Gary D. Begeman	226,668	75,253	15,609	*
Sergio B. Chaia	122,020	76,205	15,818	*
Raymond P. Dolan	24,332	0	4,900	*
Steven P. Dussek	751,152	237,398	46,199	*
Peter A. Foyo	247,620	69,526	12,852	*
Donald Guthrie	30,382	1,175	4,900	*
Gokul V. Hemmady	211,151	96,668	21,651	*
Charles M. Herington(5)	84,778	1,250	4,900	*
Carolyn F. Katz	105,107	1,250	4,900	*
Rosendo G. Parra	23,432	0	4,900	*
John W. Risner	87,607	1,250	4,900	*
Steven M. Shindler	531,029	0	4,900	*
All directors and executive officers as a group (22 persons)(5)	3,769,718	925,192	222,578	2.87%

* Indicates ownership of less than 1%.

(1) Includes common stock currently owned, deferred share units and exercisable options, including those options with an exercise price that is greater than the trading price of our common stock on the Nasdaq Global Select Market on March 16, 2012. This column does not include shares covered by options and restricted stock that vest within 60 days of March 16, 2012, which are reflected in the second and third columns in the table. Under the rules of the Securities and Exchange Commission, a person is deemed to be the beneficial owner of a security if that person, directly or indirectly, has or shares the power to direct the voting of the security or the power to dispose or direct the disposition of the security. Accordingly, more than one person may be deemed to be a beneficial owner of the same securities. Unless otherwise indicated by footnote, the named individuals have sole voting and investment power with respect to beneficially owned shares of stock. A person is also deemed to be a beneficial owner of any securities if that person has the right to acquire beneficial ownership within 60 days of the relevant date. Shares beneficially owned as a result of the right to acquire beneficial ownership within 60 days are reflected in the second and third columns of the table.

(2) Indicates shares that may be acquired upon the exercise of stock options exercisable on or within 60 days of March 16, 2012.

(3) Indicates shares of restricted common stock that are scheduled to vest on or within 60 days of March 16, 2012.

(4) Based on the total amount of shares reflected in columns one through three and 171,181,916 shares of common stock issued and outstanding on March 16, 2012.

(5) Includes 10,671 deferred share units granted in lieu of cash compensation pursuant to the Company’s Outside Director Deferral Plan.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the Securities and Exchange Commission initial reports of beneficial ownership and reports of changes in beneficial ownership of our equity securities. Based solely upon a review of Forms 3, 4 and 5 furnished to us under Rule 16a-3(e) during 2011, and written representations of our directors and executive officers that no additional filings were required, we believe that all directors, executive officers and beneficial owners of more than 10% of our common stock have filed with the Securities and Exchange Commission on a timely basis all reports required to be filed under Section 16(a) of the Securities Exchange Act.

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EXECUTIVE COMPENSATION

Compensation Committee Report

The Compensation Committee of the Board of Directors is responsible for the development, oversight and implementation of our compensation program for executive officers and is committed to a philosophy that links a significant portion of each executive’s compensation to corporate performance.

The Compensation Committee has reviewed the Compensation Discussion and Analysis included in this report and discussed it with our management. Based on this review and discussion, the Compensation Committee recommended that the Compensation Discussion and Analysis be included in our annual report on Form 10-K for the fiscal year ended December 31, 2011 or proxy statement for the 2012 annual meeting of stockholders.

Compensation Committee
Charles M. Herington, Chairman Kevin L. Beebe Rosendo G. Parra

Compensation Discussion and Analysis

This Compensation Discussion and Analysis provides the principles, objectives, structure, analyses and determinations of the Compensation Committee with respect to compensation of our Chief Executive Officer, Chief Financial Officer and each of our three other most highly compensated executive officers (collectively, the “Named Executive Officers”). Our Named Executive Officers for 2011 were:

•

Steven P. Dussek, Chief Executive Officer

•

Gokul Hemmady, Executive Vice President and Chief Financial Officer

•

Gary D. Begeman, Executive Vice President, General Counsel and Secretary

•

Sergio B. Chaia, President, Nextel Brazil1

•

Peter A. Foyo, President, Nextel Mexico2

Our Compensation Committee generally makes executive compensation decisions in April of each year based on the Company’s absolute and relative performance over the previous one and three year periods, as well as on our executives’ individual performance over the prior year. Our compensation program runs from April 1 through March 31 and many of the compensation decisions discussed in the following Compensation Discussion and Analysis do not take into consideration our 2011 financial performance.

(1) Mr. Chaia is employed by Nextel Telecomunicações Ltda., our indirect, wholly owned subsidiary, which we refer to as Nextel Brazil, and his salary and annual bonus is paid in Brazilian Reais. The amounts provided on the tables in the Compensation Discussion and Analysis section are based on an exchange rate of 1.68 Brazilian Reais to $1.00 that was used by the Compensation Committee in April 2011 when making compensation decisions and 2.02 Brazilian Reais to $1.00 for 2010. The amount provided in the Summary Compensation Table is the average exchange rate during 2011, which results in an exchange rate of 1.67 Brazilian Reais to $1.00.

(2) Mr. Foyo is a U.S. citizen currently employed by Comunicaciones Nextel de Mexico, S.A. de C.V., our wholly owned subsidiary, which we refer to as Nextel Mexico. Mr. Foyo’s salary and annual bonus are paid in U.S. Dollars.

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Executive Summary

2011 Business Performance Overview

2011 Financial Performance

In 2011, the Company established several strategic and financial goals designed to generate increased revenues and increase our subscriber base in our Latin American markets while improving our profitability and cash flow over the long term. Our strategic goals focused on targeting high value customers, providing differentiated services and delivering superior customer service. The Company’s financial and operational goals for the year, which were incorporated into the Company’s 2011 annual bonus plan (the “2011 Bonus Plan”), were established consistent with these strategic objectives and include targets for operating income before depreciation and amortization, or OIBDA, net subscriber additions and economic value added, or EVA®, which is net operating profits after taxes minus a charge on the cost of invested capital necessary to generate those profits. EVA is a measure that is designed to enable us to better understand our operational results by taking into account the level of capital used to generate results and the cost of using that capital. While we achieved certain of our performance goals in 2011 consistent with our long-range strategy, our financial performance across our 2011 performance measures fell below expectations. Our consolidated targets and results for our 2011 performance measures were as follows:

Performance Measure	Consolidated
	Target(1)	Results
Net Subscriber Additions	1,686,000	1,684,000
OIBDA	$1,724,000	$1,562,000
EVA	$(115,000)	$(189,000)
(1) As adjusted and approved by the Compensation Committee of our Board of Directors.

Although we did not reach all of our 2011 goals, our Company achieved a number of significant milestones in 2011, including exceeding ten million subscribers, delivering a record number of gross and net subscriber additions and significantly increasing revenue from data services. Our results for 2011 also reflect growth in a number of our key operational and financial measures, including 19% growth in our subscriber base at the end of 2011 compared with the end of 2010 and 20% growth in revenues in 2011 compared to 2010. We also had a number of important non-financial accomplishments in 2011, including the launch of voice, data and push to talk services on our first WCDMA network in Peru. Our 2011 results also reflect a year over year increase in our consolidated market share.

At the market level, our Brazilian operations continued to drive significant growth in subscribers, revenue and OIBDA in 2011. These results reflect the highest reported growth rates for revenue and OIBDA among the wireless carriers operating in Brazil. In Mexico, the growth in our ending subscriber base and our growth rate for OIBDA were the highest reported by a wireless operator in Mexico.

While our results for 2011 reflect significant growth in our key business and financial performance measures, our stock price declined during the latter half of the year. Our one year total stockholder return for the year ended December 31, 2011 was the lowest among the companies included in the peer group used by our Compensation Committee in evaluating our executives’ compensation as described under “Use of Comparative Industry Data” below (the “Peer Group”) due primarily to the decline in our stock price at the end of 2011 by over 50% compared to the price at the end of 2010. Total stockholder return for the three years ended December 31, 2011 was near the 50th percentile when compared to the Peer Group. In contrast, our total stockholder returns for the one and three years ending 2010 were ranked near the 50th and at the 25th percentiles of the Peer Group, respectively.

2011 Strategic Accomplishments

In addition to our 2011 financial performance and achievements, the Company also made progress on a number of key corporate initiatives designed to support our efforts to broaden our potential customer segments, expand our wireless communications offerings and deliver superior customer service. Some of the more significant 2011 accomplishments included:

•

We launched data services on our new WCDMA-based networks in certain markets in Chile and Mexico, limited voice and data services on our new network in certain markets in Mexico and began offering a full suite of voice and data services, including our unique Direct Connect services, on our new WCDMA-based network in Peru;

•

We made progress in the deployment of our new WCDMA-based networks in Chile, Mexico, Brazil and Peru, which positions us to begin offering a broader range of services during 2012;

•

We launched a new brand identity in each of our markets and at the corporate level, which we believe will enhance the recognition of our brand and unify our brand identity across our markets as we seek to expand our target market to include new customer segments; and

•

We realigned our sales and customer service functions to more efficiently and cost effectively attract and retain customers in our target segments.

The previous discussion provides a background for the payouts under our 2011 Bonus Plan, the change in value of our executive’s outstanding equity ownership and the Compensation Committee’s 2012 executive compensation decisions. Our 2011 executive compensation decisions were based on the Compensation Committee’s analyses of various factors described below that it deemed relevant to those decisions when they were made in April 2011 and therefore could not take into account our actual financial and non-financial performance for the year as discussed above. Our performance was, however, taken into account by the Compensation Committee in its determination of the payments under our 2011 Bonus Plan that were made in early 2012.

NII HOLDINGS, INC. – 2012 Notice of Annual Meeting of Stockholders and Proxy Statement – 27

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2011 Pay for Performance

The Compensation Committee develops our executive compensation strategy in furtherance of the following principal compensation objectives:

•

align executive compensation with stockholders’ interests;

•

recognize individual initiative and achievements;

•

attract, motivate and retain highly qualified executives; and

•

create incentives that drive the entire executive management team to achieve challenging corporate goals that drive superior long-term performance.

The Compensation Committee fulfills our compensation objectives by setting target direct compensation at a level commensurate with the executive’s and the Company’s performance relative to our Peer Group, providing a substantial majority of an executive’s compensation through variable, performance-based compensation that is at risk; focusing executive compensation on long-term performance; and utilizing individual and market measures when making compensation decisions. This results in the mix of our executives’ compensation being more heavily weighted on equity than executives in our Peer Group. In addition, over 85% of our chief executive officer’s and about 80% of our other executives’ annual compensation is provided in the form of variable, performance-based compensation that is at risk.

The following charts illustrate the variable and long-term mix of the target direct compensation for our Chief Executive Officer and other Named Executive Officers:

2011 Realizable Compensation

While our Company achieved growth in subscribers, revenues and OIBDA in 2011, we are in a period of transformation as we build and launch our new WCDMA-based networks, enhance our product and service offerings, and improve and align our systems and sales and customer service functions to more effectively attract and retain our existing target customer segments and the broader customer groups we plan to target as we deploy our new networks and expand our distribution channels. We believe that the impact of these corporate transformation initiatives on our financial results, uncertainty regarding the timing and effect of those efforts as well as the impact of more aggressive competition in our markets, and general economic volatility and concerns regarding the stability of global markets and emerging markets in particular contributed to the decline in the market value of our common stock during 2011. We believe that some of these factors also had a negative impact on our growth and financial performance in 2011 compared to our expectations and relative to the performance goals that were established by the Compensation Committee for our executive officers, which resulted in the actual cash compensation paid to our Named Executive Officers in 2011 being significantly below target. See “Annual Bonus – 2011 Financial Results and Bonus Payout” below for details. The decline in the market value of our stock from $44.92 per share on January 3, 2011 to $21.30 per share on December 30, 2011 resulted in the year end value of the long-term incentive equity grants being substantially below the value assigned to them when they were granted, thus, stock options granted in April 2011 with an exercise price of $40.28 have no intrinsic value and restricted stock granted in April 2011 declined by approximately 50% in potential value at year-end.

The following chart illustrates how our executives’ compensation arrangements were influenced by our performance and the greater than 50% decline in the value of our common stock in 2011, consistent with the impact of those changes on long-term stockholder interests, by comparing the 2011 target total direct compensation for each of our Named Executives Officers as set by the Compensation Committee in April 2011 and an updated estimate of the value of the 2011 target total direct compensation for each of our Named Executive Officers, taking into account the actual payout under our 2011 Bonus Plan and the estimated value of the long-term equity grants made in April 2011, using the market value of our common stock on December 30, 2011.

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(1) 2011 target total direct compensation as approved by the Compensation Committee in April 2011 and calculated as the sum of (a) approved base salary, (b) the target annual bonus amount for the year assuming a payout of 100%, (c) the fair market value of the restricted stock grant made to the executive in the current year determined using the closing price of our common stock on March 4, 2011 ($39.30), a date prior to the April 2011 Compensation Committee meeting in accordance with FASB ASC Topic 718, and (d) the fair market value of the option awards made to the executive in the current year determined using the closing price of our common stock on March 4, 2011 ($39.30) and computed using the Black-Scholes method in accordance with FASB ASC Topic 718, but disregarding estimated forfeitures related to service-based vesting conditions and assuming the full life of the options.

(2) Updated estimate of the value of 2011 target total direct compensation using approved base salary, the actual payout under our 2011 Bonus Plan and valuing equity using the closing price of our common stock on December 30, 2011 ($21.30) and computed using the Black-Scholes method in accordance with FASB ASC Topic 718, but disregarding estimated forfeitures related to service-based vesting conditions for options.

(3) Value of the 2011 target total direct compensation using approved base salary, the actual payout under our 2011 Bonus Plan and valuing equity using the intrinsic value based on the closing price of our common stock on December 30, 2011.

The following chart illustrates how the change in price of our common stock influenced the realizable compensation of our chief executive officer during 2011, with realizable compensation computed using approved base salary, the actual payout under our 2011 Bonus Plan and the intrinsic value of equity grants based on the closing price of our common stock at the end of each month.

Due to the mix of cash and non-cash components of our executives’ compensation and the methodology used to value option grants, the target total direct compensation set for each executive in any year will only be realized by the executives to the extent we meet our performance objectives and there is substantial appreciation in the market value of our stock. By way of example, assuming a payout under the 2011 Bonus Plan at 100% of the target level, our stock price would need to reach approximately $56.00 per share for our executives to realize compensation at the 2011 target total direct compensation level. Additional information regarding the determination of 2011 Target Total Direct Compensation is included in the discussion of 2011 Executive Compensation below. For additional information regarding the impact of our performance and the decline in the price of our common stock on the value of our Named Executive Officers’ 2011 compensation as reflected in the chart above, please see “Compensation Framework - Compensation Objectives and Philosophy.”

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Summary of 2011 Compensation Actions

The Compensation Committee reviews our compensation policies and practices annually and in April 2011, in view of our 2010 accomplishments and our compensation philosophy, the following compensation actions were taken by the Compensation Committee:

•

Base Salary and Target Incentive Opportunities. After a review of competitive market practices, the Compensation Committee increased the Named Executive Officers’ base salaries and target short-term cash incentives in order to bring our Named Executive Officers’ total cash compensation to the median of our Peer Group.

•

Benchmarking. After careful consideration, and based on information and recommendations provided by Mercer (US) Inc., the Compensation Committee’s global human resources consulting firm (“Mercer”), the Compensation Committee revised our Peer Group to include companies that are more comparable to us in size and other operating measures and generally targeted total direct compensation at or near the 65th percentile of the Peer Group based on a comparison of our financial and operating results with those of the Peer Group companies.

•

Short-Term Incentive Performance Criteria. The Compensation Committee revised the performance measures and applicable weightings under the 2011 Bonus Plan to align our short-term incentives with the strategic actions being taken by us to build long-term stockholder value. The Compensation Committee determined that EVA created a stronger connection between our short-term goals and long-term performance, and added EVA as a performance metric to the 2011 Bonus Plan for our executive officers.

•

Short-Term Incentive Achievement. In an effort to strengthen the relationship between our performance and executive compensation, the Compensation Committee revised its methodology for determining the appropriate payouts for varying levels of performance, and implemented performance intervals that more closely align actual performance and payouts by introducing a higher level of variability in payouts based on over or under performance.

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Individual Performance Criteria. The Compensation Committee increased the weighting of individual performance measures and increased the proportion of market-based compensation for our executive officers operating primarily in our markets for purposes of determining our results and payments under the 2011 Bonus Plan. These individual performance measures provide rewards based on an individual’s performance and contributions to the Company and are aligned with the executives’ annual goals and objectives as reflected in their performance plan and related reviews.

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Long-Term Performance Incentive. The Compensation Committee apportioned our executive’s 2011 compensation such that significantly more than 50% of each executive’s compensation is tied to long-term, variable performance incentives and is at risk.

Elements of Total Direct Compensation

The Compensation Committee’s primary goals in structuring compensation for executives are to attract, motivate and retain qualified and experienced executives and to provide executives with meaningful and competitive financial rewards for superior performance. In 2011, the Compensation Committee approved an executive compensation program that consisted of the following elements:

Compensation Element	Characteristics
Base Salary	Annual fixed cash compensation designed to attract and retain experienced executives.
Short-Term Incentive (Annual Bonus)	Annual variable cash compensation designed to motivate executives to achieve operating and financial objectives.
Long-Term Equity Incentives

Long-term variable equity awards, granted as a combination of stock options and restricted stock, designed to build executive stock ownership, encourage retention, and align executive interests with those of our stockholders.

2011 Executive Compensation

Total Direct Compensation

In April of each year, the Compensation Committee reviews the total direct compensation of each of our executive officers and establishes the target total direct compensation ranges that are used as a framework to determine appropriate changes to specific elements of compensation. The Compensation Committee evaluates the base salary, annual bonus target amounts and target long-term incentive awards of our executive officers taking into consideration the competitive environment, historic compensation levels, our and each executive’s individual performance, internal pay equity, compensation amounts contemplated by our annual budget and recommendations made by the Chief Executive Officer (with respect to compensation other than his own). In general, the Compensation Committee believes that target total direct compensation for each executive should be set at a level comparable to the total compensation paid to executives in similar positions and with similar levels of experience within our Peer Group, and commensurate with the executive’s and our performance. In 2011, the annual target total direct compensation for each of our Named Executive Officers (effective from April 1, 2011 through March 31, 2012), the targets for each element of total direct compensation and the percentage change from 2010 target total direct compensation were as follows:

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Name	Base Salary	Target Bonus at 100% Payout	Value of 2011 Stock Option Grant(1)	Value of 2011 Restricted Stock Grant(2)	2011 Target Total Direct Compensation(3)	Percent Change From 2010 Target Total Direct Compensation(4)
Steven P. Dussek	$900,559	$1,080,671	$2,674,885	$2,674,885	$7,331,000	31.9%
Gokul V. Hemmady	$515,118	$489,362	$1,097,760	$1,097,760	$3,200,000	11.7%
Sergio B. Chaia(5)	$881,548	$528,929	$944,762	$944,762	$3,300,000	22.6%
Peter A. Foyo	$510,313	$306,188	$791,750	$791,750	$2,400,000	10.1%
Gary D. Begeman	$435,098	$326,324	$814,789	$814,789	$2,391,000	38.4%

(1) The fair market value of the option awards made to the executive in the current year determined using the closing price of our common stock on March 4, 2011 ($39.30), a date prior to the April 2011 Compensation Committee meeting, and computed using the Black-Scholes method in accordance with FASB ASC Topic 718, but disregarding estimated forfeitures related to service-based vesting conditions and assuming the full life of the options.

(2) The fair market value of the restricted stock grant made to the executive in the current year determined using the closing price of our common stock on March 4, 2011 ($39.30) in accordance with FASB ASC Topic 718.

(3) Target total direct compensation is calculated as the sum of (a) base salary, (b) the target annual bonus amount for the year assuming a payout of 100%, (c) value of the 2011 stock option grant, and (d) value of the 2011 restricted stock grant.

(4) Target total direct compensation for 2010 was computed using the same formulas and methodology as 2011, but with a stock price based on April 22, 2010 which was the valuation date used by the Compensation Committee to approve the 2010 compensation.

(5) Mr. Chaia’s target total direct compensation is paid in Brazilian Reais. When compared using a consistent foreign currency exchange rate for each year, Mr. Chaia’s 2011 total target direct compensation increased 12.0% from 2010.

The target total direct compensation presented in the above table reflects the Compensation Committee’s desire to set our Named Executive Officers’ compensation at or near the 65th percentile for comparable positions within our Peer Group based on the Company’s performance and significant growth in 2010 and our performance for the one and three year periods ending December 31, 2010 compared to the Peer Group. Our 2010 financial achievements included 22% growth in our subscriber base at the end of 2010 compared with the end of 2009, 27% growth in revenues in 2010 compared to 2009, 38% growth in net subscriber additions in 2010 compared to 2009, and 29% growth in OIBDA in 2010 compared to 2009. In addition, our performance relative to our Peer Group during the one and three year evaluation periods ending 2010 was on average between the median and 75th percentile of the Peer Group for return on invested capital, return on assets and return on equity; between the 25th percentile and the median for average one and three year total stockholder return; and above the 75th percentile for average one and three year revenue growth. The Compensation Committee also considered a number of significant non-financial accomplishments during 2010 including our successful participation in spectrum auctions in Mexico and Brazil.

In October 2011, Mercer advised the Compensation Committee that a subsequent review of Peer Group compensation data showed the Company’s 2011 target total direct compensation amounts for its Named Executive Officers to be below the 50th percentile of the comparable positions within the Peer Group, and not the 65th percentile as previously targeted, due to changes in Peer Group compensation reflected in public filings made after the Compensation Committee made its April 2011 compensation decisions. In addition, due to the mix of cash and non-cash components of the compensation package, the target total direct compensation set for each executive will only be realized by the executives to the extent we meet our performance objectives and there is substantial appreciation in the market value of our stock.

In some instances, adjustments were made to the target total direct compensation ranges to take into account the executive’s tenure, experience, responsibilities of the position and other contributions. The year over year increase in Mr. Dussek’s target total direct compensation reflects a larger increase than other executive officers because Mr. Dussek’s 2010 target total direct compensation reflected his request that his compensation be set at a level that was lower relative to the target level used for our other executives in light of changes made to our equity-based compensation strategy for employees other than our executive officers. In 2011, the Compensation Committee determined Mr. Begeman’s target total direct compensation was significantly below the 65th percentile target of comparable executives in our Peer Group, and the year over year increase in his target total direct compensation reflects the Compensation Committee’s desire to bring Mr. Begeman’s compensation closer to the range of compensation received by Peer Group executives in similar positions.

The Compensation Committee generally does not take into account the potential payments to executives under our severance plans, including payments that may be made in connection with an executive’s termination in connection with a change of control or in other circumstances as described above, when determining target total direct compensation. The Compensation Committee believes that the terms of these arrangements, which require actual or constructive termination in order for an employee to be eligible for benefits, are generally consistent with those offered by similarly situated companies and are consistent with the current market views on these arrangements.

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Base Salary

Base salary is the only fixed element of our executive officers’ target total direct compensation and is based primarily on historic base salary levels and, to a lesser degree, base salaries paid to executives in comparable positions at the Peer Group companies. At the beginning of each year, the Compensation Committee reviews the base salary for each of our executive officers and determines whether any adjustments are necessary based on an executive officer’s level of responsibility, changes in duties, individual performance, internal pay equity, changes in the competitive marketplace and taking into account the compensation practices of the Peer Group companies. In April 2011, the Compensation Committee determined that it was prudent to target the median base salary of comparable officers in our Peer Group and increased the base salaries for our Named Executive Officers in order to provide cash compensation substantially equivalent to this target. The base salary increases provided to our Named Executive Officers in 2011 ranged from 7.3% to 31.2%. Our Named Executive Officers’ annual base salaries in 2011 (effective from April 1, 2011 through March 31, 2012) and the percentage of target total direct compensation represented by the base salaries are as follows:

Name	2011 Base Salary ($)	Percent Change From 2010	Percent of Target Total Direct Compensation
Steven P. Dussek	900,559	18.3%	12.3%
Gokul V. Hemmady	515,118	7.3%	16.1%
Sergio B. Chaia(1)	881,548	31.2%	26.7%
Peter A. Foyo	510,313	7.9%	21.3%
Gary D. Begeman	435,098	9.5%	18.2%
(1) Mr. Chaia’s base salary is paid in Brazilian Reais. When compared using a consistent foreign currency exchange rate for each year, Mr. Chaia’s 2011 base salary increased 8.5% from 2010.

Annual Bonus

Our 2011 Bonus Plan rewards executive officers for performance relative to key financial measures that drive value for stockholders. Payouts under the 2011 Bonus Plan are calculated using the following formula:

Base Salary x Target Bonus Percentage x Bonus Payout Percentage

At the beginning of each year leading up to the compensation determinations in April, the Compensation Committee establishes each Named Executive Officer’s base salary and target bonus percentage, represented as a percentage of base salary. The bonus payout percentage is determined after the fiscal year by evaluating performance relative to pre-determined performance goals and performance “intervals.” Performance intervals are the upper and lower boundaries of performance in which actual bonus payouts are awarded. The bonus payout percentage is designed to provide payments in the range of 200%, if performance greatly exceeds the Company’s targets, to 0%, if performance fails to reach minimum threshold levels. The use of these intervals, which were introduced as part of the 2011 Bonus Plan, is intended to provide a greater performance incentive to participating employees by providing a more significant increase in the bonus award in instances where there is over performance in relation to our performance targets and a more significant decrease in the bonus award where there is under performance in relation to those targets.

Target Annual Bonus

The Compensation Committee sets our executive officers’ target bonus percentages at a level that balances fixed and at-risk short-term compensation. In 2011, the Compensation Committee increased our Named Executive Officers’ target bonus percentages in order to increase the percentage of variable, at-risk compensation and to align total cash compensation with the median of the Peer Group. The 2011 target bonus percentage as determined by the Compensation Committee, the potential cash payout under the 2011 Bonus Plan at 100% of target and the percentage of each Named Executive Officer’s target total direct compensation represented by the target bonus at 100% payout were as follows:

Name	Target Bonus Percentage of Base Salary		2011 Target Bonus at 100% Payout	Percent of Target Total Direct Compensation
	2011	2010
Steven P. Dussek	120%	120%	$1,080,671	14.7%
Gokul V. Hemmady	95%	80%	$489,362	15.3%
Sergio B. Chaia	60%	55%	$528,929	16.0%
Peter A. Foyo	60%	55%	$306,188	12.8%
Gary D. Begeman	75%	65%	$326,324	13.65%

2011 Performance Goals

The Compensation Committee reviews and determines the appropriate performance measures and weightings for our 2011 Bonus Plan on an annual basis. In February 2011, the Committee changed the performance measures for the 2011 Bonus Plan, removing OIBDA margin and adding EVA for our executive officers. The Compensation Committee believes that EVA is an effective measure of our performance and in combination with our other performance metrics, provides a more holistic view of the value generated by our decisions, helps to further strike a balance between growth and profitability and mitigates our compensation risk. Each of the following performance measures were selected in order to provide balanced incentives as any unsound actions to improve one performance measure would be expected to have a corresponding negative impact on other performance measures. The Compensation Committee also revised the weighting of the performance criteria to better reflect individual and market contributions by increasing the weighting of the individual performance measure and the market level performance measures.

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The criteria and weightings under the 2011 Bonus Plan for Named Executive Officers based at our headquarters and in our local markets were as follows:

Performance Measures	Weight
	HQ	Markets
Consolidated Net Subscriber Additions	25%	12.5%
Consolidated OIBDA	40%	24%
Consolidated EVA	20%	12%
Market Net Subscriber Additions	N/A	12.5%
Market OIBDA	N/A	16%
Market EVA	N/A	8%
Individual Performance	15%	15%

2011 Targets and Calculation of Bonus Payout

The Compensation Committee approved the 2011 performance targets and intervals for each of the performance measures described above in April 2011. The performance targets and corresponding intervals are designed to drive Company performance against challenging performance metrics, but are not goals that would cause our executives to take inappropriate business risks. In 2011, our performance targets and intervals for each of the performance measures were as follows:

	Consolidated		Brazil		Mexico
	Target	Interval	Target	Interval	Target	Interval
Net Subscriber Additions	1,686,000	240,000	841,000	150,000	379,000	72,000
OIBDA(1)	$1,724,000	$242,000	$1,087,000	$138,000	$859,000	$138,000
EVA(1)	$(115,000)	$128,000	$166,000	$133,000	$309,000	$89,000
Individual Performance	N/A	N/A	N/A	N/A	N/A	N/A
(1) As adjusted and approved by the Compensation Committee.

To determine bonus amounts earned by our executive officers during the plan year, the Compensation Committee meets following the fiscal year-end to review our financial and operating performance as compared to the applicable performance measures and to discuss performance factors and other criteria related to the bonus awards. The applicable interval set for each performance measure is applied in order to determine the appropriate bonus payout percentage, which may range from 0% to 200% depending on the Company’s performance relative to the performance targets. Performance at levels below a threshold equal to the target minus the interval for a particular performance measure will result in no payout under the 2011 Bonus Plan, and performance at levels above a threshold equal to the target plus the interval will result in a payout of 200% under the 2011 Bonus Plan. Performance between the interval thresholds results in payouts determined proportionally as reflected in the following formula:

In some instances, the Compensation Committee, upon the recommendation of management, makes adjustments to the bonus payments or, if appropriate, the methodology used to calculate the bonus target or our performance to take into account, among other things, changes in our Company’s goals and plans and changes in business conditions during the course of the bonus plan year if it concludes that such adjustments are appropriate and are consistent with our overall goals and strategy. The Compensation Committee adjusted the 2011 bonus targets and payments for the Named Executive Officers to reflect the reallocation of certain costs between markets and headquarter operations; one-time, non-operational items and strategic operational decisions. These changes had both a positive and negative impact on targets and actual payouts. The largest positive impact was equal to a two percent increase in payout and the largest negative impact was equal to an eight percent decrease in payout, with the consolidated executive officer adjusted payout decreased by five percentage points because of the changes.

The amount of payout of the individual evaluation metric for our chief executive officer was determined by the Compensation Committee. For our other executive officers, the chief executive officer made individual performance payout recommendations for each executive officer based on the executive officer’s annual performance evaluation. These recommendations were reviewed by the Compensation Committee and taken into account in making the bonus awards for the executive officers.

2011 Financial Results and Bonus Payouts

The Company’s 2011 results were as follows:

	Consolidated		Brazil		Mexico
	Results	Payout	Results	Payout	Results	Payout
Net Subscriber Additions	1,684,000	99%	796,000	70%	334,000	38%
OIBDA	$1,562,000	33%	$1,028,000	58%	$747,000	19%
EVA	$(441,000)	43%	$148,000	86%	$226,000	7%
Individual Performance	N/A	*	N/A	*	N/A	*

* Determined for each executive individually based on the results of their annual performance review. Messrs. Dussek and Foyo received a payout of 100% for the individual performance component of the annual bonus, which comprises 15% of the total bonus payout, and Messrs. Hemmady, Chaia and Begeman received a payout of 150% for that component.

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Based on the Company’s results and, as applicable, the results in the market for which the Named Executive Officers are responsible, and taking into account the individual performance component of the bonus plan, the Named Executive Officers’ bonus payouts under the 2011 Bonus Plan ranged from 49% to 72.5% of the target annual bonus, which were based on pre-determined percentages of base salary as described above. Based on the foregoing, the bonuses awarded to the Named Executive Officers with respect to our performance in 2011 were as follows:

Name	Bonus Payout Percentage	2011 Actual Bonus Payout ($)	Percent Change From 2010 Actual Payout
Steven P. Dussek	62%	670,016	(36.8)%
Gokul V. Hemmady	69.5%	340,107	(23.0)%
Sergio B. Chaia(1)	72.5%	386,652	(20.1)%
Peter A. Foyo	49%	150,032	(48.5)%
Gary D. Begeman	69.5%	226,795	(23.0)%
(1) Mr. Chaia’s annual bonus is paid in Brazilian Reais. When compared using a consistent foreign currency exchange rate for each year, Mr. Chaia’s 2011 cash bonus decreased 50.4% from 2010.

The change in bonus amounts paid in 2011 relative to 2010 reflect our performance in 2011 compared to the performance targets and the intervals applied to our results to determine payment amount for the 2011 Bonus Plan.

Long-Term Equity Incentives

Consistent with our compensation philosophy, long-term incentives comprise a significant majority of our executive’s compensation. The Compensation Committee determines the amount of long-term incentive equity grants made to our executive officers by subtracting base salary and target annual bonus from the target total direct compensation set for each executive officer, with the remaining amount of compensation allocated to long-term equity as described below. In 2011, to reflect market and Peer Group practice, the Compensation Committee split the target value of each Named Executive Officer’s long-term equity award, awarding 50% of the value in stock options and 50% of the value in restricted stock.

Stock Options

In 2011, 50% of the target total value for our Named Executive Officers’ long-term incentive equity awards was granted in the form of nonqualified stock options that vest ratably over a three year period and expire after 10 years. The exercise price of each option is the closing price of our common stock on the date of grant. The use of stock options as a significant component of our long-term incentive compensation requires stock price appreciation in order for executives to realize any benefit, thus directly aligning executive and stockholder interests. The number of options granted is determined by dividing the target value for each executive of the portion of the incentive equity grant to be paid in stock options by the value of each option, which is computed using the Black-Scholes option-pricing model using the closing price of our common stock on the date of grant, and using the same assumptions that we use in calculating the compensation expense attributable to such grants under FASB ASC Topic 718, except that for purposes of this analysis, we disregard estimated forfeitures related to service-based vesting conditions and use the full 10 year term as the expected life of the options. This is done in order to provide consistency between companies when the Compensation Committee conducts its peer group comparisons of total compensation and in 2011 resulted in a higher per option value, which led to fewer options awarded than would have been awarded using the expected life provided for under generally accepted accounting principles.

Restricted Stock

In 2011, 50% of the target value for our Named Executive Officer’s long-term incentive award was granted in restricted stock that vests ratably over a three year period. Restricted stock awards provide a similar alignment of executive and stockholder interests, while also providing a substantial retention incentive through their vesting terms. The number of shares of restricted stock awarded to each executive is determined by dividing the target value for each executive of the portion of the incentive equity grant to be paid in restricted stock by the closing price of our common stock on the grant date, which is the fair value computed in accordance with FASB ASC Topic 718.

As described above, in making its 2011 compensation decisions in April 2011, the Compensation Committee established targets for our Named Executive Officers’ total direct compensation at the 65th percentile of our Peer Group. Consistent with our emphasis on long-term, performance-based at risk compensation, the Compensation Committee set the total cash compensation for our Named Executive Officers at levels near the median level of cash compensation of Peer Group executives rather than at the 65th percentile, and allocated a greater proportion of our executives’ target total direct compensation to long-term equity grants. This resulted in relatively larger increases in the value of long-term equity grants compared to the increases in cash compensation. The more significant increases in long-term equity incentives granted to Messrs. Dussek and Begeman also reflect the adjustments made by the Compensation Committee to their target total direct compensation as described above. The value of the annual long-term equity grants provided to each of our Named Executive Officers in 2011, the percent change of the equity grant for 2011 compared to 2010, and the percentage of target total direct compensation the 2011 long-term equity grants represented based on values reviewed by the Compensation Committee in April 2011 were as follows:

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Name	Value of 2011 Stock Option Grant	Value of 2011 Restricted Stock Grant	Percent Change From 2010(1)	Percent of Target Total Direct Compensation
Steven P. Dussek	$2,674,885	$2,674,885	37.8%	73.0%
Gokul V. Hemmady	$1,097,760	$1,097,760	9.7%	68.6%
Sergio B. Chaia	$944,762	$944,762	14.5%	57.3%
Peter A. Foyo	$791,750	$791,750	9.4%	66.0%
Gary D. Begeman	$814,789	$814,789	52.1%	68.2%

(1) The value of long-term equity for 2010 was computed using the same formulas and methodology as 2011, but with a stock price based on April 22, 2010 which was the valuation date used by the Compensation Committee to approve the 2010 compensation.

Compensation Framework

Compensation Objectives and Philosophy

Our executive compensation program is designed to provide competitive, flexible, and market-based compensation that is substantially linked to our performance and aligned with long-term stockholder interests. The Compensation Committee’s primary objective in designing our compensation program is to recruit and retain the high caliber executive officers and employees necessary to deliver strong and consistent performance to our stockholders, customers and communities in which we operate. Within this framework, the Compensation Committee has developed a compensation program which incorporates the following principles:

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Align Executive Compensation with Stockholders’ Interests. Long-term incentives, representing more than two times the target annual compensation opportunities related to short-term performance for our executive officers, link our executives’ long-term risks and rewards with those of our stockholders.

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Recognize Individual Initiative and Achievements. Short-term incentives incorporate increased individual and market performance measures to reward executive officers for their individual achievements outside of broader corporate goals.

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Attract, Motivate and Retain Highly Qualified Executives. Base salaries and employee benefits are market competitive and allow us to hire and retain high-caliber executive officers. Long-term incentives include vesting requirements designed to encourage executive retention.

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Reward Long-Term Growth. In total, our compensation programs create incentives that challenge the entire executive management team to achieve goals that drive superior long-term performance by focusing extensively on performance-based variable compensation that is at risk. We believe our short-term goals further the Company’s long-term strategy for growth.

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Superior Corporate Performance. Short-term incentives are determined by our performance against challenging pre-established performance measures, and the value of our long-term incentives is based on our stock performance over multi-year periods.

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The following table provides an updated estimate of the value of the 2011 target total direct compensation for each of our Named Executive Officers, taking into account the actual payout under our 2011 Bonus Plan as discussed above, and the current estimated value of the long-term equity grants made in April 2011, taking into account the value of our common stock on December 30, 2011. The table also includes the value of the 2011 target total direct compensation used by the Compensation Committee as described above in making its 2011 compensation decisions to illustrate how our executives’ compensation arrangements are influenced by our performance and changes in the value of our common stock, consistent with the impact of those changes on long-term stockholder interests. As presented below, if our Named Executive Officers do not continue to achieve superior corporate performance as reflected by our annual bonus targets and long-term growth as evidenced by increased market value of our common stock, they will realize considerably less compensation than the Compensation Committee’s 2011 targets described under “2011 Executive Compensation – Total Direct Compensation” above. To achieve the 2011 target total direct compensation, assuming target payout on the 2011 Bonus Plan, our stock price would have to reach approximately $56.00 per share.

Name	Base Salary(1)	Actual Bonus(2)	Value of 2011 Stock Option Grant(3)	Value of 2011 Restricted Stock Grant(4)	Updated 2011 Total Direct Compensation(5)	2011 Target Total Direct Compensation(6)	Realizable Pay(7)
Steven P. Dussek	$900,559	$670,016	$460,232	$1,414,469	$3,445,276	$7,331,000	$2,985,044
Gokul V. Hemmady	$515,118	$340,107	$188,878	$580,489	$1,624,592	$3,200,000	$1,435,714
Sergio B. Chaia	$881,548	$386,652	$162,549	$499,570	$1,930,319	$3,300,000	$1,767,770
Peter A. Foyo	$510,313	$150,032	$136,225	$418,673	$1,215,243	$2,400,000	$1,079,018
Gary D. Begeman	$435,098	$226,795	$140,190	$430,856	$1,232,939	$2,391,000	$1,092,749

(1) Annual base salaries effective from April 1, 2011 through March 31, 2012.

(2) Actual bonuses awarded under our 2011 Annual Bonus plan with respect to our performance in 2011 as determined in 2012 and described above in “2011 Executive Compensation – Annual Bonus.”

(3) Value determined using the closing price of our common stock on December 30, 2011 ($21.30) and computed using the Black-Scholes method in accordance with FASB ASC Topic 718, but disregarding estimated forfeitures related to service-based vesting conditions.

(4) Value determined using the closing price of our common stock on December 30, 2011 ($21.30) and computed in accordance with FASB ASC Topic 718.

(5) Sum of first four columns.

(6) Target direct compensation is the amount determined by the Compensation Committee in connection with its April 2011 compensation decisions as described above in “2011 Executive Compensation – Total Direct Compensation” and is calculated as the sum of (a) base salary, (b) the target annual bonus amount for the year assuming a payout of 100%, (c) the fair market value of the restricted stock grant made to the executive in the current year determined using the closing price of our common stock on March 4, 2011 ($39.30), a date prior to the April 2011 Compensation Committee meeting in accordance with FASB ASC Topic 718, and (d) the fair market value of the option awards made to the executive in the current year determined using the closing price of our common stock on March 4, 2011 ($39.30) and computed using the Black-Scholes method in accordance with FASB ASC Topic 718, but disregarding estimated forfeitures related to service-based vesting conditions and assuming the full life of the options.

(7) Value of the 2011 target total direct compensation using base salary, the actual payout under our 2011 Bonus Plan and valuing equity using the intrinsic value based on the closing price of our common stock on December 30, 2011 of $21.30 per share.

Role of the Compensation Committee

The Compensation Committee, which consists of three independent directors, evaluates and approves all aspects of the compensation program for our executive officers. The Compensation Committee also takes into consideration, among other things, the recommendations made by the Chief Executive Officer (with respect to the compensation of executives other than his own), recommendations of our human resources professionals and the advice and recommendations of the Compensation Committee’s executive compensation consultant.

Role of Management

Within the framework of the compensation programs approved by the Compensation Committee and based on management’s review of market competitive positions, each year our Chief Executive Officer recommends the level of base salary increase (if any), the annual incentive award, and the long-term incentive award value for our executive officers, including the other Named Executive Officers. These recommendations are based upon his assessment of each executive officer’s performance, the performance of the individual’s respective business or function, and employee retention considerations. Those recommendations also take into consideration historic compensation levels and the compensation of similarly situated executives at the Peer Group and, in the case of executive officers other than the Named Executive Officers, similarly situated executives at other companies as reflected in data provided by the Compensation Committee’s advisor. The Compensation Committee reviews our Chief Executive Officer’s recommendations and approves any compensation changes affecting our executive officers as it determines in its sole discretion. Our Chief Executive Officer does not play any role with respect to any matter affecting his own compensation.

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Role of the Compensation Consultant

The Compensation Committee has engaged Mercer to conduct an annual review of our executive compensation program. In connection with its review, Mercer advises the Compensation Committee as to the external competitiveness of our executive compensation packages and practices and provides the Compensation Committee with data relating to total compensation levels and relative amounts of cash and equity compensation earned by executives in comparable positions within the Peer Group of companies described below and, in the case of executive officers other than the Named Executive Officers, survey data reflecting the total compensation levels and relative amounts of cash and equity compensation earned by executives in comparable positions at a broader range of companies. Mercer also provides the Compensation Committee with information regarding industry trends relevant to executive compensation. Specifically, consistent with past practice, Mercer provided the Compensation Committee with, among other things, the following analyses that assess the competitiveness of our senior executives’ compensation:

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a comparison of our performance with that of the Peer Group of companies over one and three year periods with respect to several performance measures, including revenues, revenue growth, return on invested capital, return on assets, return on equity and total stockholder return;

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a comparison of our five most highly paid executives’ cash and non-cash compensation and target direct compensation with that of the executives at the Peer Group companies who are at comparably ranked positions (based on ordinal ranking of the Peer Group officers in summary compensation tables) over one year for cash compensation and over one year and three years for non-cash compensation; and

•

a comparison of the cash and non-cash compensation of each of our five most highly paid executive officers, including a ranking of each component of the executive’s compensation relative to the comparable executives in the peer group (based on role and responsibilities) and a comparison of our executive’s target total direct compensation relative to that of the comparable executives in the Peer Group companies over one year for cash compensation and non-cash compensation taking into account our performance in comparison to that of the Peer Group companies.

For executive officers other than our Named Executive Officers, in instances where there are no or a limited number of executives at the peer companies who hold comparable positions to those of one of our executives, Mercer also determines the external market competitive compensation using data from multiple relevant surveys and presents that data to the Compensation Committee.

The Compensation Consultant attended several Compensation Committee meetings as requested by the Committee Chair and consulted with the Committee Chair and members of the Compensation Committee and, as directed by the Committee Chair, with management throughout 2011.

Use of Comparative Industry Data

In order to design our compensation programs, the Compensation Committee reviews the executive salaries, compensation structures and the financial performance of comparable corporations in a designated peer group established by the Compensation Committee with assistance from Mercer (the “Peer Group”). In 2011, the Compensation Committee evaluated its historical peer group in order to ensure that the most appropriate industry data was utilized in the evaluation of the Company’s compensation programs. The Committee focused on ensuring that peer group companies were selected from the NASDAQ 100 with revenues and market capitalization within 50% to 200% of the Company. The Committee also wanted to ensure that our peer group companies were service and/or technology based and maintained a significant international presence with headquarters in the United States. After careful consideration, and based on advice and recommendations provided by Mercer, the Compensation Committee revised the Company’s 2010 peer group in order to better align the Peer Group along the parameters outlined above. In revising the Peer Group, the Compensation Committee targeted a Peer Group in which the Company fell near the median with respect to revenues, market capitalization and other similar factors. In 2011, the following companies were selected as the peer group for purposes of collecting comparative industry market data:

Applied Materials, Inc.	NetApp, Inc.
CA, Inc.	Royal Caribbean Cruises Ltd.
CenturyLink, Inc.	Sandisk Corporation
Darden Restaurants	Symantec Corporation
Expeditors Int.	Telephone & Data Systems, Inc.
Henry Schein, Inc.	United States Cellular Corporation
Juniper Networks, Inc.	Qwest Communications International, Inc. (now CenturyLink, Inc.)
MGM Resorts International

To assess the competitiveness of our executive compensation programs, we analyze Peer Group compensation data included in proxy statements or other public filings as well as compensation and benefits survey data developed by national compensation consulting firms. As part of this process, we measure actual pay levels within each of our three primary elements of compensation (base salary, annual bonus and equity incentive grants) and in the aggregate. We also review the mix of our compensation attributable to these elements with respect to their characteristics including fixed versus variable, short-term versus long-term, and cash versus equity-based pay. The Compensation Committee generally compares the compensation of each Named Executive Officer in relation to various percentiles reflected in the Peer Group data for similar positions based on proxy ranking and job title and responsibilities. In 2011, the Compensation Committee determined that the 65th percentile reflects an appropriate assessment of the Company’s performance relative to the Peer Group with respect to the key financial performance measures described above during the one and three year evaluation periods ending 2010 used by Mercer, which demonstrated the Company’s performance on average between the median and 75th percentile of the Peer Group for return on invested capital, return on assets and return on equity; between the 25th percentile and the median for average one and three year stockkholder return; and above the 75th percentile for average one and three year revenue growth.

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Based on that determination and taking into consideration a number of significant non-financial accomplishments during 2010 including our successful participation in spectrum auctions in Mexico and Brazil, the Compensation Committee set total target direct compensation for our executive officers’ 2011 compensation at or near the 65th percentile(3). The financial performance measures used by the Compensation Committee to evaluate our performance in comparison to the performance of the Peer Group include revenues, revenue growth, return on invested capital, return on assets, return on equity and total stockholder return over one and three year periods.

Generally, any differences in the levels of target direct compensation for the Named Executive Officers in 2011 were primarily driven by the scope of their responsibilities, individual performance, market data for similar positions, and considerations of internal equity.

Additional Compensation and Compensation Plans

Benefits

In the United States, the Named Executive Officers participate in the same benefit plans as the general employee population of the Company. International plans vary, and incremental amounts paid to executives who work outside the United States pursuant to foreign government required programs, including mandatory vacation allowances and retirement benefits, or to compensate them for the additional costs and other obligations relating to those assignments, such as amounts paid for security services, housing costs, travel costs and certain related tax obligations, are not taken into consideration in determining base salary and are not used in calculating the annual target bonus amounts or in determining those executives’ target total direct compensation. In general, benefits are designed to provide a safety net of protection against the financial catastrophes that can result from illness, disability or death, and to provide a reasonable level of retirement income based on years of service with the Company. Benefits help keep employees focused on serving the Company and not distracted by matters related to paying for health care, saving for retirement or similar issues.

Retirement, Deferred Compensation and Pension Plans

Our executive officers who are eligible may participate at their election in our 401(k) retirement savings plan that provides employees with an opportunity to contribute a portion of their cash compensation to the plan on a tax-deferred basis to be invested in specified investment options and distributed upon their retirement. Consistent with the 401(k) plan, we match 100% of each employee’s contributions to the 401(k) plan up to a maximum of 4% of the employee’s eligible annual compensation. Our matching contribution for 2011 for Named Executive Officers was $29,400 in the aggregate.

We do not have any pension plans. In addition, we have not adopted a supplemental executive retirement plan or other “excess plan” that pays benefits to highly compensated executives whose salaries exceed the Internal Revenue Service’s maximum allowable salary for qualified plans. In December 2008, the Compensation Committee approved the adoption of an Executive Deferral Plan, which became effective January 1, 2009. Under the Executive Deferral Plan, executives may defer a portion of their compensation with the amount deferred by a participating executive attributed to a hypothetical account and treated as if it is invested in deferred stock units with the value of those units linked to the value of our common stock. No compensation was deferred by executive officers under this plan in 2011. We do not have any other nonqualified deferred compensation plans.

Severance Plans

We previously adopted two severance plans that provide for the payment of severance benefits to employees, including our executive officers, if their employment is terminated in specified circumstances. One plan provides for the payment of severance benefits if the executive officer’s employment is terminated without cause for certain reasons and the other plan provides for the payment of severance benefits if the executive officer’s employment is terminated without cause, or if the executive officer terminates his or her employment with good reason, in connection with a change of control, requiring a double trigger for payout to occur. The two severance plans are mutually exclusive meaning that an executive may be eligible to receive payments under one or the other of the plans depending on the circumstances surrounding the termination of the executive’s employment, but it is not possible for an executive to receive payments under both plans. These arrangements have been in place for several years, and the change in control severance plan was modified in 2011 to update the definitions describing the eligible employees to match the terminology currently used in our employment and compensation programs. These changes did not affect the treatment of, or benefits available to, our Named Executive Officers under the change in control severance plan. While the Compensation Committee generally does not take into account the potential payments to executives under our severance plans, including termination and change of control arrangements, in performing its annual evaluation of the target total direct compensation that may be realized by our executive officers, the Compensation Committee believes that the terms of these arrangements are generally consistent with those offered by similarly situated companies including those in the Peer Group. A description of the terms of our severance plans, the specific circumstances that trigger payment of benefits, an estimate of benefits payable upon the occurrence of those triggering events and other information relating to such plans can be found below under the caption “Executive Compensation — Potential Payments under Severance Plans.”

(3) In order to provide consistency between companies when doing its peer group comparisons of total compensation, the Compensation Committee calculates the value of options for our Company and the comparison companies assuming the full life of the options, which, in our case, is ten years, rather than the expected life of the options used in calculating the values for the Summary Compensation Table. The use of the full life of the options generally results in a higher grant date fair value than the value reflected in the Summary Compensation Table.

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Additional Compensation Policies and Practices

In addition to the components of our executive compensation program, we maintain the following compensation policies and practices described below.

Tax Deductibility Under Section 162(m)

Section 162(m) of the Internal Revenue Code imposes a limitation on the deductibility of nonperformance-based compensation in excess of $1 million paid to certain named executive officers of public companies. As noted above, the Compensation Committee has implemented a compensation program that links a substantial portion of each executive’s compensation to performance and, as described in more detail below, requires each executive officer to attain designated stock ownership levels, and therefore maintain a vested interest in our equity performance, but has not implemented a policy that limits the amount of compensation based on the limitations of Section 162(m). We intend to qualify executive compensation for deductibility under Section 162(m) if doing so is consistent with our best interests and the interests of our stockholders.

Stock Ownership Guidelines

The Board of Directors has adopted stock ownership guidelines that require our Chief Executive Officer and the executive officers who report to our Chief Executive Officer to retain a vested interest in our equity performance by maintaining certain designated stock ownership levels. Individuals subject to our stock ownership guidelines have a five-year period, which commences upon the appointment of the individual as an executive officer, to achieve their designated ownership requirement in accordance with a pre-determined schedule. The following are the ownership requirements for our Named Executive Officers:

Position	Requirement
CEO	5x Base Salary
CFO	3x Base Salary
Other NEOs	3x Base Salary

The types of stock ownership that are applied to satisfy the ownership requirements under our guidelines include the value of stock directly owned by the executives and the value of unexercised but vested options to the extent that the fair market value of our common stock exceeds the option exercise price. The penalty for an executive’s failure to comply with the stock ownership guidelines may include a discontinuation of future equity grants until compliance is achieved.

Based on their base salary level paid in 2011 and the closing price of our common stock on the NASDAQ Global Select Market on December 30, 2011 of $21.30, each of our executive officers subject to an ownership target under the executive stock ownership guidelines at December 31, 2011 met their respective ownership targets with the exception of Mr. Foyo. Mr. Foyo was in compliance with the Company’s stock ownership guidelines at January 25, 2012 as a result of purchases completed in early 2012 in accordance with his pre-approved 10b5-1 trading plan.

Trading and Derivatives Policy

The Board has adopted a policy prohibiting our directors, officers and members of their immediate families from entering into any transactions in our securities without first obtaining pre-clearance of the transaction from our General Counsel. In addition, we prohibit directors and employees from engaging in any transaction involving our common stock that may be viewed as speculative, including buying or selling puts, calls or options; short sales or purchases of our common stock on margin.

Contracts and Agreements

Generally, we have no employment contracts with our employees, unless required or customary based on local law or practice. As is customary in Mexico, the Company has entered into an employment agreement with Mr. Foyo, President of Nextel Mexico. We do not have employment contracts with any of our other Named Executive Officers.

Timing of Long-Term Incentive Awards

We have historically granted our annual long-term incentive awards to our employees, executive officers and directors in late April of each year in the form of nonqualified stock options and/or awards of restricted stock. These grants are timed to coincide with our regularly scheduled April Board and Committee meetings. In 2011, our annual grants of nonqualified stock options and/or restricted stock were made to our employees, executive officers and directors on April 20, 2011. The number of options and shares of restricted stock awarded were based on the closing market price on the date of grant and the exercise price of the stock options granted was the closing market price on the date of grant.

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We follow a practice of disclosing our financial results for the first quarter of the fiscal year following the April board meeting at which time those results are discussed. The 2011 first quarter earnings release was made publicly available on April 28, 2011. It is the policy of the Compensation Committee not to use information relating to first quarter results when determining the amount, timing or other characteristics of our annual equity grants to employees, executive officers and directors. Since our stockholders adopted our 2004 Equity Incentive Plan, we have consistently granted our annual long-term incentive awards in April, regardless of the content or timing of the issuance of the first quarter earnings release. Although our quarterly financial results may have an impact on the market price of our common stock, and therefore the number of options and shares of restricted stock awarded as well as the exercise price of the option awarded, we believe that the April board meeting is the appropriate time during the year to grant our annual long-term incentive awards and that a consistent application of our granting practices from year to year is appropriate. The equity grants by the Compensation Committee are designed to create incentives for the creation of long-term stockholder value and contain delayed vesting provisions that prevent any advantages from short-term fluctuations in the market price of our common stock.

We have not planned in the past, nor do we plan in the future, to time the release of material non-public information for the purpose of affecting the value of executive compensation. We do not have a practice of setting the exercise price of options based on the stock price on any date other than the grant date, nor do we use a formula or any other method to select an exercise price of options based on a period before, after or surrounding the grant date. Nonqualified stock options are always granted at the closing price of our common stock on the date of grant.

Compensation and Risk

The Compensation Committee reviewed the risk profile of our compensation policies and practices and determined that our compensation programs are not reasonably likely to have a material adverse effect on the Company. The Compensation Committee believes that the performance criteria used in each of our 2011 Bonus Plans strike an appropriate balance between growth and profitability and mitigate risk to the Company because actions taken to improve our performance with respect to one of the criteria would normally be expected to have a corresponding negative impact on other criteria. For example, if management were to implement promotional programs designed to aggressively pursue growth in subscriber additions, those actions would be expected to increase expenses, resulting in a potential deterioration in OIBDA and EVA.

Compensation Recoupment Policy

The Compensation Committee believes that the Company’s compensation programs should provide for the reduction or recovery of certain incentive payments made to our executives in the event our financial statements were to be restated in the future in a manner that would have negatively impacted the size or payment of the award at the time of payment. Although the Compensation Committee has not adopted a formal policy in addition to remedies available under applicable law, the Compensation Committee intends to adopt a policy to recover payments in compliance with the rules issued by the Securities and Exchange Commission pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act when such rules are finalized. As described above, long-term equity incentives comprise a significant portion of our executives’ target direct compensation and when combined with our ownership guidelines, subject our executives to substantial financial risk should there be a material negative restatement of our financial results.

Say-on-Pay and Say-on-Pay Frequency Results

At the 2011 Annual Meeting of Stockholders, our stockholders approved our 2010 Named Executive Officers’ compensation, as disclosed in the Compensation Discussion and Analysis and compensation tables, as well as the other narrative executive compensation disclosures, contained in the definitive proxy statement for our 2011 Annual Meeting of Stockholders. Our stockholders approved the resolution on executive compensation with over 95% of shares being cast in favor of our executive compensation. The Compensation Committee considered the high percentage of votes in favor of our executive compensation in deciding to generally maintain a consistent approach to our compensation policies and practices for 2012.

In addition, a majority of our stockholders voted to hold annual votes on executive compensation as recommended by the Board of Directors. In light of the voting results, the Board of Directors determined that the Company will hold an advisory vote on the compensation of named executive officers at each annual meeting of stockholders until the next required vote on the frequency of stockholder votes on executive compensation. As the Dodd-Frank Act requires that such stockholder votes regarding the frequency of votes on executive compensation be held at least once every six years, we currently expect the next stockholder vote on frequency of those votes to occur at the Company’s 2017 Annual Meeting of Stockholders.

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Annual Compensation of Executive Officers

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Stock Awards(2) ($)	Option Awards(3) ($)	Non-Equity Incentive Plan Compensation(4) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation(5) ($)	Total ($)
Steven P. Dussek Chief executive officer	2011	865,732	—	2,674,874	1,814,138	670,016	N/A	2,341	6,027,101
	2010	750,677	—	979,700	2,084,706	1,059,660	N/A	1,786	4,876,529
	2009	725,000	—	686,980	3,706,395	817,800	N/A	4	5,936,179
Gokul V. Hemmady Executive vice president and chief financial officer	2011	506,357	—	1,097,751	744,515	340,107	N/A	9,933	2,698,663
	2010	461,969	—	513,080	1,069,080	441,667	N/A	30,606	2,516,402
	2009	418,000	—	358,250	937,500	275,044	N/A	23,272	2,012,066
Sergio B. Chaia(6) President, Nextel Brazil	2011	888,885	22,746	944,727	640,734	386,652	N/A	244,718	3,128,462
	2010	771,520	19,782	363,600	924,120	483,743	N/A	132,686	2,757,561
	2009	637,500	21,795	214,950	750,000	325,125	N/A	194,796	2,092,957
Peter A. Foyo President, Nextel Mexico	2011	500,972	—	791,744	536,970	150,032	N/A	788,065	2,767,783
	2010	466,256	—	359,560	780,972	291,337	N/A	601,387	2,045,971
	2009	450,000	—	143,300	675,000	193,050	N/A	584,621	4,206,198
Gary D. Begeman Executive vice president, general counsel and secretary	2011	425,661	—	814,784	552,598	226,795	N/A	11,986	2,031,824
	2010	392,308	—	266,640	578,028	294,436	N/A	11,582	1,541,994
	2009	376,635	—	286,600	825,000	230,124	N/A	9,800	1,728,159

(1) The amounts in this column reflect annual vacation bonuses that are legally mandated under Brazilian law.

(2) The amounts in this column reflect the grant date fair value of restricted stock awards computed in accordance with stock-based compensation accounting rules (FASB ASC Topic 718), but disregarding estimated forfeitures related to service-based vesting conditions. We value restricted common stock awards at the date of grant based on the number of shares subject to the grant multiplied by the closing price of our common stock on the date of grant. Additional information regarding the awards of restricted common stock to the named executive officers in 2011 is included in the Grants of Plan-Based Awards table below.

(3) The amounts in this column reflect the grant date fair value of option awards computed in accordance with stock-based compensation accounting rules (FASB ASC Topic 718), but disregarding estimated forfeitures related to service-based vesting conditions. The valuation assumptions used in determining these amounts are described in footnote 10 to our consolidated financial statements included in our 2011 annual report on Form 10-K, and differ from the valuation assumptions utilized by our Compensation Committee in determining option awards for our executive officers as discussed in “Long-Term Equity Incentives — Stock Options” on page 34. Additional information regarding the awards of options to purchase common stock to the named executive officers in 2011 is included in the Grants of Plan-Based Awards table below.

(4) The amounts in this column represent the bonus that we paid under our 2011 Bonus Plan. The bonus is determined based on a target bonus amount, which is a predetermined percentage of base salary, and is adjusted based on achievement of operating unit and/or consolidated performance goals. Additional information on this non-equity incentive plan compensation is included in our “Compensation Discussion and Analysis” section above and in the Grants of Plan-Based Awards table below.

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(5) Consists of: (a) amounts contributed by us under our 401(k) plan, (b) in the case of Mr. Chaia, amounts contributed by Nextel Brazil to the Fundo de Garantia de Tempo de Serviço, or FGTS, and a private savings plan, and in the case of Mr. Foyo amounts contributed by Nextel Mexico to government mandated retirement and savings plans, (c) perquisites and other personal benefits described in more detail below, and (d) tax gross-up payments made in connection with the foregoing, as follows:

	Year	Company Contributions to 401(k) Plan($)	Company Contributions to Government Plans($)	Company Contribution to Private Savings Plan($)(a)	Perquisites and Other Personal Benefits($)(b)	Tax Gross-Up Payments($)(c)
Mr. Dussek	2011	—	N/A	N/A	—	2,341
	2010	—	N/A	N/A	—	1,786
	2009	—	N/A	N/A	—	4
Mr. Hemmady	2011	9,800	N/A	N/A	—	133
	2010	9,800	N/A	N/A	18,984	1,822
	2009	9,800	N/A	N/A	13,444	28
Mr. Chaia	2011	N/A	71,421	83,451	72,558	17,288
	2010	N/A	61,722	63,034	70,040	—
	2009	N/A	51,000	31,385	61,202	—
Mr. Foyo	2011	9,800	13,797	N/A	637,550	126,918
	2010	9,800	N/A	N/A	499,156	92,431
	2009	9,800	N/A	N/A	489,814	85,007
Mr. Begeman	2011	9,800	N/A	N/A	—	2,186
	2010	9,800	N/A	N/A	—	1,782
	2009	9,800	N/A	N/A	—	—

(a) Represents the contribution by Nextel Brazil to a private savings program designed to complement Brazilian social security in which Nextel Brazil matches employee contributions up to 8% of an employee’s annual salary. The employer contribution vests based on length of service. As of January 15, 2012, Mr. Chaia is fully vested in the matched funds.

(b) The dollar value of perquisites and other personal benefits received by each of the named executive officers in 2011 did not exceed $10,000 except for Messrs. Chaia and Foyo.

The perquisites and other personal benefits received by Mr. Chaia in 2011 consist of an annual allowance for a Company supplied automobile, including related maintenance and fuel, which is a customary element of compensation for senior executives in Brazil and which had an incremental cost to Nextel Brazil of $72,558 and wireless handsets and service for Mr. Chaia’s family.

Pursuant to an employment contract with Mr. Foyo, who is a U.S. citizen, we have agreed to provide certain benefits and expatriation/repatriation assistance for the period of his assignment in Mexico that are reflected as perquisites and other personal benefits. Some of these benefits are paid to Mr. Foyo or to third parties on Mr. Foyo’s behalf in Mexican Pesos, the amounts of which are reflected in the Benefits column of the table above and the All Other Compensation column of the Summary Compensation Table in U.S. dollars based on the average exchange rate of 12.3936 Mexican Pesos to 1.00 U.S. dollar for 2011. Perquisites and other personal benefits received by Mr. Foyo in 2011 consist of $94,306 for housing and utilities; $30,468 representing Mr. Foyo’s foreign services differential; $282,867 in personal travel costs, including home country visits and travel to and lodging in Mexico City; $49,786 in hardship allowance; $27,472 for children’s tuition; $135,236 in security costs, including expenses relating to a car and driver; $9,267 for cost of living allowance; and $8,148 for wireless handsets and service for Mr. Foyo’s family. We also provide Mr. Foyo with tax counseling and make tax equalization payments on his behalf so that Mr. Foyo pays the same taxes as he would as a U.S. citizen working in the U.S.

(c) Tax gross up payments in 2011 reflect amounts paid for Messrs. Dussek, Hemmady and Begeman for travel by family members and friends on our corporate aircraft to business events, for Mr. Chaia for his automobile allowance, and for Mr. Foyo for payments relating to the housing, tuition, travel and other benefits provided pursuant to his employment contract.

(6) Mr. Chaia’s salary, bonus and benefits, other than his equity grants, are paid in Brazilian Reais. As a result, the amount of compensation provided to Mr. Chaia as reflected in U.S. dollars in the Salary, Bonus, Non-Equity Incentive Plan Compensation and All Other Compensation columns varies based on the applicable exchange rate of the Brazilian Real relative to the U.S. dollar. Mr. Chaia’s compensation as reported in U.S. dollars can vary significantly with no actual change to the compensation paid to Mr. Chaia in Brazilian currency if the exchange rates are volatile. The amounts for Mr. Chaia reflected in the Salary, Bonus, Non-Equity Incentive Plan Compensation and All Other Compensation columns in the table above are based on the average exchange rate of 1.67 Brazilian Reais to 1.00 U.S. dollar for 2011, 1.76 Brazilian Reais to 1.00 U.S. dollar for 2010 and 2.00 Brazilian Reais to 1.00 U.S. dollar for 2009.

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Grants of Plan-Based Awards Table

In the table below and discussion that follows, we summarize the grants of stock options and stock awards to each of the named executive officers during 2011. Our 2011 Bonus Plan does not provide for payouts in fiscal years after 2011, and we historically have not issued any performance-based equity incentive plan awards.

GRANTS OF PLAN-BASED AWARDS FISCAL YEAR 2011

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units(#)	All Other Option Awards: Number of Securities Underlying Options(#)	Exercise or Base Price of Option Awards($/sh)	Grant Date Fair Value of Stock and Option Awards(3)($)
		Threshold($)(2)	Target($)	Maximum($)
Steven P. Dussek
Bonus Plan	N/A	0	1,080,671	2,161,341	N/A	N/A	N/A	N/A
Restricted Stock	4/20/11	N/A	N/A	N/A	66,407	N/A	N/A	2,674,874
Stock Options	4/20/11	N/A	N/A	N/A	N/A	102,959	40.28	1,814,138
Gokul V. Hemmady
Bonus Plan	N/A	0	489,362	978,725	N/A	N/A	N/A	N/A
Restricted Stock	4/20/11	N/A	N/A	N/A	27,253	N/A	N/A	1,097,751
Stock Options	4/20/11	N/A	N/A	N/A	N/A	42,254	40.28	744,515
Sergio B. Chaia
Bonus Plan	N/A	0	533,149	1,066,298	N/A	N/A	N/A	N/A
Restricted Stock	4/20/11	N/A	N/A	N/A	23,454	N/A	N/A	944,727
Stock Options	4/20/11	N/A	N/A	N/A	N/A	36,364	40.28	640,734
Peter A. Foyo
Bonus Plan	N/A	0	306,188	612,376	N/A	N/A	N/A	N/A
Restricted Stock	4/20/11	N/A	N/A	N/A	19,656	N/A	N/A	791,744
Stock Options	4/20/11	N/A	N/A	N/A	N/A	30,475	40.28	536,970
Gary D. Begeman
Bonus Plan	N/A	0	326,324	652,647	N/A	N/A	N/A	N/A
Restricted Stock	4/20/11	N/A	N/A	N/A	20,228	N/A	N/A	814,784
Stock Options	4/20/11	N/A	N/A	N/A	N/A	31,362	40.28	552,598

(1) The amounts reflect the potential range of payouts for the 2011 Bonus Plan. The actual amounts of the payments made under this plan to the named executive officers are reflected in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.

(2) There are no threshold performance levels under the Company’s 2011 Bonus Plan as described in the Compensation Discussion and Analysis.

(3) The amounts in this column reflect the grant date fair value of the restricted stock and option awards on the date of grant computed in accordance with stock-based compensation accounting rules (FASB ASC Topic 718), with respect to awards of shares of restricted common stock and awards of options to purchase shares of common stock held by each of the named executives, but disregarding estimated forfeitures related to service-based vesting conditions. We value restricted stock awards at the date of grant based on the number of shares subject to the grant multiplied by the closing price of our common stock on the date of grant. We determined the fair market value of option awards based on the Black-Scholes option pricing model. The valuation assumptions used in determining these amounts are described in footnote 10 to our consolidated financial statements included in our 2011 annual report on Form 10-K.

Supplemental Discussion of Compensation and Awards

The exercise price for the options listed above, which is equal to the closing price of a share of our common stock as reported on the Nasdaq Global Select market on the date of grant, may be paid in cash, in shares of our common stock valued at fair market value on the date of exercise or pursuant to a cashless exercise procedure under which the optionee provides irrevocable instructions to a brokerage firm to sell the purchased shares and to remit to us, out of the sale proceeds, an amount equal to the exercise price plus all required tax withholding and other deductions. Both the restricted stock and the right to exercise the options granted vest ratably over a three year period and vesting is not conditioned on any individual performance of the executive or on our financial or operating performance. The options expire ten years from the date of grant. An earlier expiration date may apply in the event of the optionee’s termination of employment, retirement, death or disability. For information on how we determined the number of restricted stock awards and stock option grants for 2011 and further discussion of the components of the Summary Compensation Table, see the “Compensation Discussion and Analysis” section above.

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Outstanding Equity Awards at Fiscal Year-End Table

The equity awards reflected in the table below include the number of stock options and the number and value of shares of restricted stock that remain outstanding as of December 31, 2011.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2011

Name	Grant Date	Option Awards						Stock Awards
		Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(#)		Market Value of Shares or Units of Stock That Have Not Vested(1) ($)
Steven P. Dussek(2)	4/28/2004	15,000	(3)	—		18.97	4/28/2014
	4/27/2005	20,000	(3)	—		26.20	4/27/2015
	4/26/2006	10,000	(3)	—		60.77	4/26/2016
	4/25/2007	8,500	(3)	—		78.30	4/25/2017
	2/11/2008	150,000	(4)	50,000	(4)	42.82	2/11/2018
	4/22/2009	329,458	(5)	164,728	(5)	14.33	4/22/2019	15,980	(8)	340,374
	4/23/2010	38,350	(6)	76,700	(6)	40.40	4/23/2020	16,166	(9)	344,336
	4/20/2011			102,959	(7)	40.28	4/20/2021	66,407	(10)	1,414,469
Gokul V. Hemmady	5/21/2007	50,000	(3)	—		78.87	5/21/2017
	4/23/2008	63,750	(11)	21,250	(11)	40.62	4/23/2018
	4/22/2009	41,667	(5)	41,666	(5)	14.33	4/22/2019	8,333	(8)	177,493
	4/23/2010	19,667	(6)	39,333	(6)	40.40	4/23/2020	8,466	(9)	180,326
	4/20/2011			42,254	(7)	40.28	4/20/2021	27,253	(10)	580,489
Sergio B. Chaia	1/17/2007	25,000	(3)	—		64.33	1/17/2017
	4/23/2008	41,250	(11)	13,750	(11)	40.62	4/23/2018
	4/22/2009			33,333	(5)	14.33	4/22/2019	5,000	(8)	106,500
	4/23/2010	17,000	(6)	34,000	(6)	40.40	4/23/2020	6,000	(9)	127,800
	4/20/2011			36,364	(7)	40.28	4/20/2021	23,454	(10)	499,570
Peter A. Foyo	4/26/2006	55,000	(3)	—		60.77	4/26/2016
	4/25/2007	55,000	(3)	—		78.30	4/25/2017
	4/23/2008	45,000	(11)	15,000	(11)	40.62	4/23/2018
	4/22/2009			30,000	(5)	14.33	4/22/2019	3,333	(8)	70,993
	4/23/2010	14,367	(6)	28,733	(6)	40.40	4/23/2020	5,933	(9)	126,373
	4/20/2011			30,475	(7)	40.28	4/20/2021	19,656	(10)	418,673
Gary D. Begeman	11/27/2006	40,000	(3)	—		65.17	11/27/2016
	4/25/2007	40,000	(3)	—		78.30	4/25/2017
	4/23/2008	52,500	(11)	17,500	(11)	40.62	4/23/2018
	4/22/2009	56,667	(5)	36,666	(5)	14.33	4/22/2019	6,666	(8)	141,986
	4/23/2010	10,634	(6)	21,266	(6)	40.40	4/23/2020	4,400	(9)	93,720
	4/20/2011			31,362	(7)	40.28	4/20/2021	20,228	(10)	430,856

(1) The market value of the restricted stock is based on the $21.30 closing price of a share of our common stock, as reported on the Nasdaq Global Select Market on December 30, 2011.

(2) Mr. Dussek’s awards expiring in 2014, 2015, 2016 and 2017 were granted to him in his capacity as a member of our Board of Directors prior to his appointment as our chief executive officer.

(3) Stock options vested 25% on the four anniversary dates following the date of grant. As of December 31, 2011 these grants were fully vested.

(4) Stock options vest/vested 25% on each of February 11, 2009, February 11, 2010, February 11, 2011 and February 11, 2012.

(5) Stock options vest/vested 33 ⅓ % on each of April 22, 2010, April 22, 2011 and April 22, 2012.

(6) Stock options vest/vested 33 ⅓ % on each of April 23, 2011, April 23, 2012 and April 23, 2013.

(7) Stock options vest 33 ⅓ % on each of April 20, 2012, April 20, 2013 and April 20, 2014.

(8) Restricted stock vests/vested 33 ⅓ % on each of April 22, 2010, April 22, 2011 and April 22, 2012.

(9) Restricted stock vests 33 ⅓ % on each of April 23, 2011, April 23, 2012 and April 23, 2013.

(10) Restricted stock vests 33 ⅓ % on each of April 20, 2012, April 20, 2013 and April 20, 2014.

(11) Stock options vest/vested 25% on each of April 23, 2009, April 23, 2010, April 23, 2011 and April 23, 2012.

NII HOLDINGS, INC. – 2012 Notice of Annual Meeting of Stockholders and Proxy Statement – 44

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Option Exercises and Stock Vested Table

In the table below, we list information on the exercise of options and the vesting of restricted stock during the year ended December 31, 2011.

OPTION EXERCISES AND STOCK VESTED FISCAL YEAR 2011

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise(#)	Value Realized on Exercise(1)($)	Number of Shares Acquired on Vesting(#)	Value Realized on Vesting(2)($)
Steven P. Dussek	—	—	84,064	3,509,611
Gokul V. Hemmady	—	—	12,567	512,733
Sergio B. Chaia	33,333	895,991	8,000	326,400
Peter A. Foyo	30,000	803,160	56,300	2,349,540
Gary D. Begeman	—	—	8,867	361,774

(1) The value realized on exercise is calculated as the number of shares acquired on exercise multiplied by the difference between the exercise price of an exercised option and the closing price of our common stock on the date of exercise.

(2) The value realized on vesting is calculated as the number of shares vested multiplied by the closing price of the shares on the date of vesting, unless vesting occurs on a Saturday or Sunday, in which case the shares vested are multiplied by the closing price on the Friday preceding the vesting date.

Equity Compensation Plan Information

The following table sets forth information as of December 31, 2011, with respect to compensation plans under which shares of our common stock are authorized for issuance.

Plan Category	Number of Securities To Be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available For Future Issuance Under Equity Compensation Plans(1)
Equity compensation plans approved by stockholders 2004 Incentive Compensation Plan (the “2004 Plan”)	13,061,273	$43.69	9,493,151(2)
Equity compensation plans not approved by stockholders 2002 Management Incentive Plan (the “2002 Plan”)(3)	27,075	$0.42	—(4)
TOTAL	13,088,348	$—	9,493,151

(1) Amounts exclude any securities to be issued upon exercise of outstanding options, warrants and rights, and shares subject to an outstanding but unvested stock award.

(2) The 2004 Plan permits the grant of one or more of the following awards: options, stock appreciation rights (“SAR”), stock awards, performance stock awards, incentive awards and stock units. The number of shares authorized to be issued under the Incentive Plan will be reduced by one share of common stock for each share of common stock issued pursuant to a stock option or SAR and by one and one-half shares of common stock for each share of common stock issued pursuant to all other awards.

(3) The 2002 Plan was adopted pursuant to the Revised Third Amended Joint Plan of Reorganization and became effective on November 12, 2002. The 2002 Plan provided for equity and equity-related incentives to our directors, officers or key employees and consultants up to a maximum of 13,333,332 shares of common stock subject to adjustments. The 2002 Plan was administered by our Board of Directors. The 2002 Plan provided for the issuance of options for the purchase of shares of common stock, as well as grants of shares of common stock where the recipient’s rights may vest upon the fulfillment of specified performance targets or the recipient’s continued employment by us for a specified period, or in which the recipient’s rights may be subject to forfeiture upon a termination of employment. The 2002 Plan also provided for the issuance to our non-affiliate directors, officers or key employees and consultants of stock appreciation rights whose value is tied to the market value per share, as defined in the 2002 Plan, of the common stock, and performance units which entitle the recipients to payments upon the attainment of specified performance goals. The 2002 Plan provided for the issuance of incentive stock options in compliance with Section 422 of the Internal Revenue Code, as well as “non-qualified” options which do not purport to qualify for treatment under Section 422. All options issued under the 2002 Plan include vesting provisions as determined by the Board of Directors.

(4) In 2004, the Board of Directors recommended, and the stockholders approved, the 2004 Plan to succeed the 2002 Plan. As a result, no shares are available for any future awards or grants under the 2002 Plan and any unissued shares under the 2002 Plan became subject to the Incentive Plan.

NII HOLDINGS, INC. – 2012 Notice of Annual Meeting of Stockholders and Proxy Statement – 45

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Pension Benefits and Nonqualified Deferred Compensation

None of our executive officers are entitled to pension benefits from us. None of our executive officers participated in our Executive Deferral Plan in 2011.

Potential Payments under Severance Plans

We have arrangements with each of our named executive officers under our Change of Control Severance Plan that provide for payments and benefits if an executive officer’s employment is terminated in connection with the occurrence of certain events involving a change in control. In addition, we have an obligation to make payments and provide certain benefits to our named executive officers under our Severance Plan and 2004 Incentive Compensation Plan resulting from termination of employment upon the occurrence of certain events. The following is a summary of the payments that we or our successor may make under each of these arrangements.

Payments upon Termination of Employment

Each of our named executive officers is covered by our Change of Control Severance Plan and our Severance Plan. The Change of Control Severance Plan provides for the payment of certain benefits if an executive officer’s employment is terminated by the company without cause or by the executive officer for good reason in connection with a change of control. No benefits are required to be paid unless the executive officer’s employment is terminated. The named executive officers are also entitled to severance benefits if their employment is terminated by the Company in specified circumstances under the Severance Plan. Although the benefits under the Severance Plan apply without regard to whether any change of control has occurred or is pending, the Change of Control Severance Plan provides that employees entitled to receive amounts paid under the Change in Control Severance Plan will not be entitled to cash severance under any other severance plan, including the Severance Plan. Each of the named executive officers has also received awards of stock options and restricted stock under the 2004 Incentive Compensation Plan, which contains provisions that may accelerate the vesting of awards made to a named executive officer if we terminate the executive officer’s employment with us or if the executive officer terminates his or her employment with us for good reason in connection with a change of control. Should the 2012 Incentive Compensation Plan be approved by stockholders at the 2012 Annual Meeting, the 2004 Incentive Compensation Plan will terminate and all outstanding awards will be governed by the provisions of the 2012 Incentive Compensation Plan. The proposed 2012 Incentive Compensation Plan includes similar terms relating to the vesting of awards made to a named executive officer if we terminate the executive officer’s employment with us or if the executive officer terminates his or her employment with us for good reason in connection with a change of control. See “Proposal III – Approval of 2012 Incentive Compensation Plan” on page 53 of this proxy statement for more information on the provisions of the 2012 Plan.

Except as noted below, we otherwise have not entered into any employment agreements or other arrangements that provide for benefits in connection with a termination of employment of our named executive officers.

The following table shows the estimated amount of the payments to be made to each of the named executive officers upon termination of their employment in connection with a change of control under the Change of Control Severance Plan, their involuntary termination under the Severance Plan or upon their termination in connection with their death or disability. For purposes of calculating the value of the benefits, we have assumed that the triggering event for payment occurred under each of the arrangements as of December 31, 2011. The footnotes to the table contain an explanation of the assumptions made by us to calculate the payments, and the discussion that follows the table provides additional details on these arrangements.

NII HOLDINGS, INC. – 2012 Notice of Annual Meeting of Stockholders and Proxy Statement – 46

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POTENTIAL PAYMENTS UPON TERMINATION OF EMPLOYMENT

Termination Event(1)	Base Salary(2) ($)	Bonus(3)($)	Other Payments(4)($)	Equity Awards(5)($)	Total(6)($)
Change of Control Plan — Termination by Executive for Good Reason or by the Company Without Cause(7)(8)
Steven P. Dussek	2,251,398	3,782,348	2,359,730	3,247,352	11,640,828
Gokul V. Hemmady	1,287,795	1,712,767	38,856	1,228,746	4,268,164
Sergio B. Chaia	1,777,710	1,599,939	15,000	966,203	4,358,852
Peter A. Foyo	1,020,626	918,564	38,856	825,153	2,803,199
Gary D. Begeman	1,087,745	1,142,133	38,856	922,143	3,190,877
Severance Plan — Involuntary Termination(9)
Steven P. Dussek	900,559	670,016	—	—	1,570,575
Gokul V. Hemmady	515,118	340,107	—	—	855,225
Sergio B. Chaia	888,855	386,652	—	—	1,275,507
Peter A. Foyo	510,313	150,032	—	—	660,345
Gary D. Begeman	435,098	226,795	—	—	661,893
Death, Disability or Retirement
Steven P. Dussek	—	—	—	3,247,352	3,247,352
Gokul V. Hemmady	—	—	—	1,228,746	1,228,746
Sergio B. Chaia	—	—	—	966,203	966,203
Peter A. Foyo	—	—	—	825,153	825,153
Gary D. Begeman	—	—	—	922,143	922,143

(1) No payments are required to be made to any named executive officer under the Change of Control Severance Plan or the Severance Plan if the executive is terminated for cause or if the executive voluntarily terminates his employment (other than for good reason in connection with a change of control under the Change of Control Plan).

(2) Amounts included in this column with respect to the Change of Control Severance Plan reflect the portion of the severance payment attributable to base salary. Amounts attributable to the target bonus are included in the “Bonus” column (see note 3 below). The Severance Payment under the Change of Control Severance Plan is 250% of the executive’s annual base salary and annual target bonus percentage on the day immediately preceding the change of control in the case of Messrs. Dussek, Hemmady and Begeman and 200% of such amounts in the case of Messrs. Chaia and Foyo. The Severance Payment under the Severance Plan for the named executive officers is 12 months of the named executive officer’s annualized base salary at the time of termination. If the severance payments under both plans apply, the total severance payment will not exceed 250% or 200% of the executive’s annual target bonus percentage, as applicable.

(3) Amounts included in this column with respect to the Change of Control Severance Plan reflect the portion of the severance payment attributable to the target bonus. The portion of the severance payment attributable to base salary is included in the “Severance Payment” column (see note 2 above). Under the Change of Control Severance Plan, upon termination an executive is entitled to receive as part of the severance payment 250% of the executive’s annual target bonus percentage on the day immediately preceding the change of control in the case of Messrs. Dussek, Hemmady and Begeman and 200% of such amounts in the case of Messrs. Chaia and Foyo. Under the Change of Control Plan, the executive is also entitled to receive an amount equal to a prorated portion of the annual target bonus payment for the period ending on the termination event. The Severance Plan provides for the payment of an amount equal to a prorated portion of the actual annual bonus payment for the period ending on the termination event for each named executive officer, payable when bonuses are paid for the applicable plan year.

(4) Other Payments for the named executive officers other than Mr. Chaia include tax gross-ups, COBRA health insurance and outplacement counseling assistance provided under the Change of Control Severance Plan. Mr. Chaia is eligible for outplacement counseling assistance under the Change of Control Severance Plan and may be eligible for additional benefits under Brazilian law.

Amounts attributable to tax gross-ups in this column do not take into account any values that could be attributed to a covenant not to compete. A covenant not to compete would reduce the amounts subject to an excise tax (and therefore potentially any amount necessary to gross up the executive in respect of such excise tax). Each of our executives is subject to a one-year covenant not to compete.

(5) The Equity Awards are the value (calculated in the case of options as the difference between the exercise price of the options and the market value of the related shares on December 31, 2011 and in the case of restricted shares as the value of shares on that date) of any awards granted under the 2004 Plan whose vesting or payment are accelerated upon the triggering event. We have assumed that the surviving entity has elected not to assume, replace or convert any of the awards made under the 2004 Plan. As described in more detail below, the 2004 Plan provides for the vesting of unvested options in specific circumstances following a change of control of the Company. The 2004 Plan and the grant agreements made under that plan also provide that outstanding and unvested options will vest upon an employee’s death or disability or if the employee retires at or after age 65 or at an earlier age with the consent of the Compensation Committee, with these vested options remaining exercisable for a period of one year after the date the employee ceases to be an employee of the Company. The 2004 Plan and the grant agreements also provide for continued exercisability of vested options for a period of 90 days from the employee’s date of termination in all other situations.

(6) In addition to the amounts specified in this column, upon termination in each of the circumstances noted the executive officer is entitled to receive base salary and cash or non-cash benefits earned prior to the date of the named executive officer’s termination, including payments with respect to accrued and unused vacation time and any reimbursements for the reasonable and necessary business expenses incurred by the named executive officer prior to termination.

(7) Change of Control Plan — Termination by Executive for Good Reason or by the Company Without Cause describes the benefits payable to a named executive officer if the named executive officer voluntarily terminates his or her employment for good reason in connection with a change of control or if the named executive officer’s employment is terminated without cause by us or the surviving entity in connection with a change of control as described below in “Change of Control Severance Plan.”

(8) In cases in which a named executive officer’s employment is terminated by us or the surviving entity in connection with a change of control, each named executive officer will be entitled to a severance payment under the Change of Control Severance Plan, but not the Severance Plan.

(9) Severance Plan — Involuntary Termination describes the benefits payable to a named executive officer if the named executive officer’s employment is terminated by us other than in connection with a change of control under the circumstances described below under “Severance Plan.”

NII HOLDINGS, INC. – 2012 Notice of Annual Meeting of Stockholders and Proxy Statement – 47

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Change of Control Severance Plan

The Change of Control Severance Plan provides that each named executive officer will receive a payment if a change of control, as defined below, occurs and he either is terminated without cause or resigns for good reason. Messrs. Dussek, Hemmady and Begeman will be entitled to receive 250% of their annual base salary and target bonus at the date of his termination upon such an event, and Messrs. Chaia and Foyo will be entitled to receive 200% of such amounts, all as provided in the plan. Each named executive officer will be entitled to receive his payment under the plan in a lump sum within thirty days following his termination of employment.

We or the surviving entity will also pay the full premium cost of continued health care coverage for each named executive officer under the federal “COBRA” law in such a termination. We will make the COBRA payments up to the lesser of 18 months or the time at which the named executive officer is reemployed and is eligible to receive group health coverage benefits under another employer-provided plan. The payments may also cease for any of the reasons provided in the COBRA law.

In addition, in the event that any of the named executive officers incur any legal, accounting or other fees and expenses in a good faith effort to obtain benefits under the Change of Control Severance Plan, we or the surviving entity will reimburse the named executive officer for such reasonable expenses. The named executive officer will be entitled to receive a tax gross-up payment in the event that any payments made under the plan is subject to the excise tax imposed by Section 4999 of the Internal Revenue Code. Such reimbursement and gross-up payments will be subject to Section 409A of the Internal Revenue Code and will be paid within the timeframe prescribed by the regulations thereunder.

A change of control will be deemed to occur under the plan when:

•

we are merged, consolidated or reorganized into or with another company, or we sell or otherwise transfer all or substantially all of our assets to another company, and, as a result of either transaction, less than a majority of the combined voting power of the then outstanding securities of the resulting company immediately after the transaction is held by the holders of our voting securities immediately prior to the transaction;

•

the directors on our board as of July 22, 2008 or directors elected subsequent to that date and whose nomination or election was approved by a vote of at least two-thirds of the directors on the board as of July 22, 2008 cease to be a majority of our board;

•

our stockholders approve our complete liquidation or dissolution;

•

an individual, entity or group acquires beneficial ownership of 50% or more of our then outstanding shares or 50% of our then outstanding voting power to vote in an election of our directors, excluding any acquisition directly from us; or

•

our board approves a resolution stating that a change of control has occurred.

A named executive officer will receive compensation under the plan if:

•

he is terminated without cause, as defined in the plan, within 18 months from a change of control or prior to the change of control if he reasonably demonstrates that the termination was at the request of a third party attempting to effect a change of control or otherwise in connection with a change of control; or

•

he voluntarily terminates his employment for good reason during the 18 months following a change of control, defined as when, after the change of control:

•

there was a material and adverse change in or reduction of his duties, responsibilities and authority that he held preceding the change of control;

•

his principal work location was moved to a location more than 40 miles away from his prior work location;

•

he was required to travel on business to a substantially greater extent than prior to the change of control, which results in a material adverse change in his employment conditions;

•

his salary, bonus or bonus potential were materially reduced or any other significant adverse financial consequences occurred;

•

the benefits provided to him were materially reduced in the aggregate; or

•

we or any successor fail to assume or comply with any material provisions of the plan.

Severance Plan

The Severance Plan provides payments to a named executive officer in the event of an involuntary termination of employment, which includes termination due to job elimination, work force reductions, lack of work, a determination by us that the executive officer’s contributions no longer meet the needs of the business and any other reason determined by us. Under the Severance Plan, each of the named executive officers will be entitled to a payment equal to 12 months of his annualized base salary, not including any bonus, incentive payments or commission payments. Each named executive officer will also receive a pro rata payment of his bonus based on the portion of the year that he was employed by us. We will pay the bonus to the named executive officer when we pay bonuses to employees at the same position level for the bonus plan year in the following year, and such bonus will be based on the achievement level of the named executive officer’s business unit for the applicable year.

We will make a lump sum payment of the amount due under the Severance Plan to each named executive officer. We reserve the right to make the payments periodically for a period not to exceed 24 months. In order to receive payments under the Severance Plan, each named executive officer must return all of our property and execute a release agreement:

•

acknowledging that the payments to be received represent the full amount that he is entitled to under the Severance Plan;

•

releasing any claims that he has or may have against us; and

•

in our discretion, agreeing not to compete with us for a certain period.

The release agreement will also require the executive officer to comply with specified confidentiality, non-disparagement and non-solicitation obligations. Our obligation to make or continue severance payments to the executive officer will cease if the executive officer does not comply with those obligations.

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2004 Incentive Compensation Plan

The 2004 Incentive Compensation Plan currently covers the grant of certain incentives and awards, including stock options, stock appreciation rights, stock, performance shares, incentive awards, stock units and dividend equivalent rights, to our employees, including the named executive officers. Under the 2004 Plan, if a change of control occurs and the incentives and awards granted under the plan are not assumed by the surviving entity, or the employee is terminated within a certain period following a change of control, each outstanding award is treated as explained below. A change of control under the 2004 Plan is defined the same as in the Change of Control Severance Plan and the same events that trigger payments to the executive officer under the Change of Control Severance Plan trigger payments under the 2004 Plan, both as described above. Should the 2012 Incentive Compensation Plan be approved by stockholders at the 2012 Annual Meeting, the 2004 Incentive Compensation Plan will terminate and all outstanding awards will be governed by the provisions of the 2012 Incentive Compensation Plan. See “Proposal III – Approval of 2012 Incentive Compensation Plan” on page 53 of this proxy statement for more information on the provisions of the 2012 Plan.

•

Options. If the surviving entity assumes, replaces or converts the options and the named executive officer is terminated within 24 months under circumstances that would trigger payment, the options will become fully exercisable, vested or earned. If the options are not assumed, replaced or converted, each option shall be fully exercisable upon a change of control.

•

Stock Appreciation Rights. If the surviving entity assumes, replaces or converts the stock appreciation rights and the named executive officer is terminated within 24 months under circumstances that would trigger payment, the stock appreciation rights will become fully exercisable, vested or earned. If the stock appreciation rights are not assumed, replaced or converted, each stock appreciation right shall be fully exercisable upon a change of control. We have not issued any stock appreciation rights.

•

Stock Awards. If the surviving entity assumes, replaces or converts the stock award and the named executive officer is terminated within 24 months under circumstances that would trigger payment, the stock awards shall be transferable and nonforfeitable. If the stock awards are not assumed, replaced or converted, each stock award shall be transferable and nonforfeitable upon a change of control.

•

Performance Shares. If the surviving entity assumes, replaces or converts the performance shares and the named executive officer is terminated within 24 months under circumstances that would trigger payment, the performance shares will become fully exercisable, vested or earned. If the performance shares are not assumed, replaced or converted, the named executive officer shall earn the performance shares pro-rata based on the fraction of the performance period that has elapsed before the change of control. We have not issued any performance shares.

•

Incentive Awards. If the surviving entity does not assume, replace or convert an incentive award, the named executive officer shall have earned the pro-rata share of the incentive award based on a fraction of the performance period that has elapsed from the beginning of the performance period until the change of control. We have not issued any incentive awards.

The 2004 Plan provides that the administrator of the plan shall determine what amounts will be payable to the named executive officer upon death, disability or retirement in the agreement under which awards are made under the plan.

NII HOLDINGS, INC. – 2012 Notice of Annual Meeting of Stockholders and Proxy Statement – 49

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AUDIT INFORMATION

PricewaterhouseCoopers LLP has audited our consolidated financial statements for the fiscal years ended December 31, 2011 and December 31, 2010.

Fees Paid to Independent Registered Public Accounting Firm

The following table sets forth the fees accrued or paid to the Company’s independent registered public accounting firm for the years ended December 31, 2011 and December 31, 2010.

	2011	2010
Audit Fees(1)	$8,285,344	$8,371,406
Audit-Related Fees(2)	$353,304	$226,534
Tax Fees(3)	$166,433	$254,946
All Other Fees(4)	$648,470	$360,173
TOTAL	$9,453,551	$9,213,059

(1) Audit fees consist of those fees rendered for the audit of our annual consolidated financial statements, audit of the effectiveness of internal controls over financial reporting, review of financial statements included in our quarterly reports and for services normally provided in connection with statutory and regulatory filings or engagements, such as comfort letters or attest services.

(2) Audit-Related fees consist of those fees for assurance and related services that are reasonably related to the review of our financial statements.

(3) Tax fees consist of those fees billed by the independent registered public accounting firm’s for professional services for tax compliance, tax advice, tax planning, transfer pricing, and expatriate tax services.

(4) Fees incurred for services other than those described above for consulting, information security policies, salary and human resources projects, and research and disclosure tools.

Audit Committee Pre-Approval Policies and Procedures

It is the policy of the Audit Committee that our independent registered public accounting firm may provide only those services that have been pre-approved by the Audit Committee. Unless a type of service to be provided by the independent registered public accounting firm has received general pre-approval, it requires specific pre- approval by the Audit Committee. The term of any general pre-approval is eighteen months from the date of pre-approval, unless the Audit Committee or a related engagement letter specifically provides for a different period. The Audit Committee will annually review and pre-approve the services that may be provided by the independent registered public accounting firm without obtaining specific pre-approval. The Audit Committee has delegated its pre-approval authority to Carolyn Katz, the chair of the Audit Committee.

Requests or applications to provide services that require specific approval by the Audit Committee must be submitted to the Audit Committee by both the independent registered public accounting firm and our controller, and must include a joint statement as to whether, in their view, the request or application is consistent with the Securities and Exchange Commission’s rules on auditor independence. In addition, our chief financial officer also must submit to the Audit Committee requests or applications to provide services for amounts anticipated to exceed $100,000. For the years ended December 31, 2011 and December 31, 2010, all services provided by our independent registered public accounting firm were pre-approved in accordance with the Audit Committee policy described above.

NII HOLDINGS, INC. – 2012 Notice of Annual Meeting of Stockholders and Proxy Statement – 50

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AUDIT COMMITTEE REPORT

No portion of this Audit Committee Report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, through any general statement incorporating by reference in its entirety the proxy statement in which this report appears, except to the extent that we specifically incorporate this report or a portion of it by reference. In addition, this report shall not be deemed to be filed under either the Securities Act or the Exchange Act.

The Board of Directors has adopted a written audit committee charter, which is available on the Investor Relations link of our website at the following address: www.nii.com. In addition, all members of our Audit Committee are independent, as defined in the Nasdaq listing standards. The Audit Committee has reviewed and discussed our audited consolidated financial statements with our management and PricewaterhouseCoopers LLP, our independent registered public accounting firm. The Audit Committee has also discussed with our independent registered public accounting firm the matters required to be discussed pursuant to Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, “Communication with Audit Committees.”

The Audit Committee has received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning the firm’s independence from our company and our subsidiaries and has discussed with PricewaterhouseCoopers LLP their independence.

In addition, the Audit Committee met with senior management periodically during 2011 and reviewed key initiatives and programs aimed at strengthening the effectiveness of our internal and disclosure control structure. As part of this process, the Audit Committee continued to monitor the scope and adequacy of our internal auditing program, reviewing staffing levels and steps taken to implement recommended improvements in internal procedures and controls. The Audit Committee also met to discuss with senior management our disclosure controls and procedures and the certifications by our chief executive officer and our chief financial officer, which are required for certain of our filings with the Securities and Exchange Commission. The Audit Committee met privately with our independent registered public accounting firm, our internal auditors and other members of our management, each of whom has unrestricted access to the Audit Committee.

Based on the review and discussions referred to above, the Audit Committee recommended to our Board of Directors that the audited financial statements be included in our annual report on Form 10-K for fiscal year 2011 filed with the Securities and Exchange Commission. By recommending to the Board of Directors that the audited financial statements be so included, the Audit Committee is not opining on the accuracy, completeness or presentation of the information contained in the audited financial statements.

Date: February 15, 2012
Audit Committee
Carolyn F. Katz, Chair Donald Guthrie John W. Risner

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PROPOSAL I    ELECTION OF DIRECTORS

The Board of Directors, upon the recommendation of the Corporate Governance and Nominating Committee, has nominated Kevin L. Beebe and Carolyn F. Katz, each of whom is an incumbent director, for reelection to the Board for three-year terms ending 2015. Please see “Director Biographies — Directors Standing for Re-election — To Hold Office Until 2015” on page 16 of this proxy statement for information concerning our incumbent directors standing for re-election.

If any nominee is unable to serve as a director, the persons named in the enclosed proxy reserve the right to vote for a lesser number of directors or for a substitute nominee designated by our Board, to the extent consistent with our Restated Certificate of Incorporation and our Third Amended and Restated Bylaws. All of the nominees listed above have consented to be nominated and to serve if elected. We do not expect any nominee will be unable to serve.

Vote Required

Provided a quorum is present and it is an uncontested election, directors are elected by a majority of the votes cast at the annual meeting. This means that the number of shares voted “for” a director nominee must exceed the number of votes cast “against” that nominee. Abstentions and broker non-votes will have no effect on the election of directors. If a nominee who is currently serving as a director is not elected at the Annual Meeting, under Delaware law the director will continue to serve on the Board as a “holdover director.” However, in accordance with our Corporate Governance Guidelines, incumbent directors are required to submit an irrevocable, contingent resignation to the Board that becomes effective only if the director fails to receive a majority of votes cast for re-election in an uncontested election. In accordance with the Corporate Governance Guidelines, the Board will consider the director’s resignation within 90 days following the election results and will promptly disclose its decision to accept or reject the director’s conditional resignation. Since Mr. Beebe and Ms. Katz are standing for re-election, they have each submitted an irrevocable, contingent resignation consistent with the requirements of our Corporate Governance Guidelines.

In the event of a contested election in accordance with our Bylaws, directors shall be elected by the vote of a plurality of the votes cast. Abstentions and broker non-votes will have no effect on the election of directors in a contested election.

Our Board of Directors recommends that the holders of common stock vote “FOR” incumbent directors Kevin L. Beebe and Carolyn F. Katz.

PROPOSAL II    ADVISORY VOTE ON EXECUTIVE COMPENSATION

We are asking our stockholders to provide advisory approval of the compensation of our named executive officers, as described in this proxy statement. While this vote is advisory, it will provide information to our Compensation Committee regarding investor sentiment about our compensation principles and objectives. We urge you to read the Compensation Discussion and Analysis beginning on page 26, compensation tables, and related narratives appearing in this proxy statement for more information regarding the compensation of our named executive officers. The Compensation Committee develops our executive compensation strategy in furtherance of the following principal compensation objectives:

•

align executive compensation with stockholders’ interests;

•

recognize individual initiative and achievements;

•

attract, motivate and retain highly qualified executives; and

•

create incentives that drive the entire executive management team to achieve challenging corporate goals that drive superior long-term performance.

The Compensation Committee fulfills our compensation objectives by setting target direct compensation at a level commensurate with the executive’s and the Company’s performance relative to our Peer Group utilizing individual and market measures. A substantial majority of our executives’ compensation is provided in the form of variable, performance-based compensation that links our executives’ compensation to our long-term performance.

The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the philosophy and structure of our compensation program for our named executive officers as well as the overall compensation of those officers, as described in this proxy statement in accordance with the compensation disclosure rules of the Securities and Exchange Commission. The vote is advisory, which means that the vote is not binding on the Company, our Board of Directors or the Compensation Committee of the Board of Directors. To the extent there is any significant vote against our named executive officer compensation as disclosed in this proxy statement, the Compensation Committee will evaluate whether any actions are necessary to address the concerns of stockholders.

We conducted our first advisory vote on executive compensation last year at our 2011 Annual Meeting. While this vote was not binding on the Company, our Board of Directors or our Compensation Committee, we believe that it is important for our stockholders to have an opportunity to vote on this proposal on an annual basis as a means to express their views regarding our executive compensation philosophy, our compensation policies and programs, and our decisions regarding executive compensation, all as disclosed in our proxy statement. Our Board of Directors and our Compensation Committee value the opinions of our stockholders.

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At the 2011 Annual Meeting, more than 95% of the votes cast on the advisory vote on executive compensation proposal (Proposal II) were in favor of our named executive officer compensation as disclosed in the proxy statement, and as a result our named executive officer compensation was approved. The Compensation Committee reviewed these final vote results and considered the high percentage of votes in favor of our executive compensation in deciding to generally maintain a consistent approach to our compensation policies and practices for 2012.

Accordingly, we ask our stockholders to vote on the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in this proxy statement for the 2012 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and the other related narrative disclosure.”

Vote Required

The affirmative vote of a majority of the shares present or represented and entitled to vote either in person or by proxy is required to approve this Proposal II. Abstentions are treated as shares present and entitled to vote and will have the same effect as a vote against this proposal. Broker non-votes will not impact the outcome of the vote on this proposal.

Our Board of Directors recommends that the stockholders vote “FOR” the Approval of the Compensation of our Named Executive Officers, as disclosed in this proxy statement.

PROPOSAL III    APPROVAL OF 2012 INCENTIVE COMPENSATION PLAN

The Company achieves its compensation objectives of attracting, retaining and motivating specialized talent while linking executive compensation to the Company’s strategic and operating goals and stockholder value through its incentive compensation plan. On February 16, 2012, the Board adopted a new incentive compensation plan, the NII Holdings, Inc. 2012 Incentive Compensation Plan (the “Incentive Plan”), subject to approval by the Company’s stockholders at the 2012 Annual Meeting. The Board recommends approval of the Incentive Plan. If approved, the Incentive Plan will replace the NII Holdings, Inc. 2004 Incentive Compensation Plan (the “Prior Plan”), which expires by its terms on February 24, 2014, and no further grants will be made under the Prior Plan. In addition, all awards outstanding under the Prior Plan and the preceding NII Holdings, Inc. 2002 Management Incentive Plan (the “2002 Plan”) will be administered under the Incentive Plan, but subject to the terms of those grant agreements.

The total number of shares available under the Incentive Plan will consist of the remaining authorized and unissued shares under the Prior Plan. As of March 16, 2012, 9,731,179 shares were available for grants under the Prior Plan, which is the only plan under which equity-based compensation may currently be awarded. A total of 14,250,209 shares are subject to outstanding awards under the Prior Plan and 2002 Plan, including 12,877,306 stock options and 1,372,903 shares of unvested restricted stock. The stock options outstanding as of that date have a weighted average exercise price of $43.44 and a weighted average remaining term of 5.98 years.

This summary of the material features of the Incentive Plan is qualified in its entirety by reference to the full text of the Incentive Plan, which is set forth in Annex A.

Incentive Plan Highlights

The Incentive Plan includes a number of provisions designed to serve stockholders’ interests and facilitate effective corporate governance, including the following:

•

Administration by Independent Board Committee. The Incentive Plan is administered by the Compensation Committee, which is composed entirely of “non-employee directors,” as that term is defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and “outside directors,” as that term is defined in Section 162(m) of the Internal Revenue Code (the “Code”).

•

No Stock Option Repricing/Exchange. The Incentive Plan does not permit the repricing of options or the exchange of underwater options for cash or other awards without stockholder approval.

•

No Discounted Awards. Options will not be granted with an exercise price less than the fair market value of the underlying shares on the date of grant.

•

No Liberal Share Recycling Provisions. Shares of common stock not issued or delivered as a result of the net settlement of an outstanding option, shares subject to a grant that are used to fund the payment of the exercise price or withholding taxes related to an outstanding option, and shares of common stock repurchased on the open market with the proceeds of an option exercise price may not be “recycled” so that they are available for future grants under the Incentive Plan.

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•

Share Counting. The number of authorized shares under the Incentive Plan will be reduced by one share of common stock for each share of common stock issued pursuant to a stock option. With respect to all other “full value” awards, the authorized number of shares will be reduced by one and one-half shares of common stock for each share of common stock issued pursuant to the grants.

•

Limit on Awards to Any One Individual. The number of stock options that may be granted to any one individual during any plan year may not exceed 1,000,000 shares. The number of shares of restricted stock or restricted stock units that may be granted to any one individual during any plan year may not exceed 500,000 shares, respectively. Cash-based incentive awards may not exceed $3,000,000 to any individual during any plan year.

•

No “Evergreen” Provision. The Incentive Plan does not contain an “evergreen” or similar provision that allows the Board to reserve a specified percentage of outstanding shares for award each year without a termination date for the plan or future stockholder approval. The Incentive Plan fixes the number of shares available for future grants.

Summary of the Incentive Plan

General

The Incentive Plan provides for the granting of options, restricted stock, restricted stock units, and cash-based incentive awards to eligible employees, non-employee directors and outside consultants. As noted above, the Incentive Plan does not permit the repricing of options or the granting of discounted options, and does not contain an “evergreen” or similar provision.

The Incentive Plan includes provisions to meet the requirements for deductibility of executive compensation under Section 162(m) of the Code with respect to options and other awards, including qualifying payments under the Incentive Plan as “performance-based compensation.” It is intended generally that awards granted under the Incentive Plan will not be subject to Section 409A of the Code; however, with respect to any awards granted under the Incentive Plan that are subject to Section 409A of the Code, the Incentive Plan will be interpreted and administered in a manner that is consistent with Section 409A.

Eligibility

All employees of the Company and its affiliates, as well as the Company’s non-employee directors and select consultants, will be eligible to participate in the Incentive Plan. The amount, grant date and type of future awards under the Incentive Plan are subject to the discretion of the Compensation Committee, subject to the limits described in “Limit on Awards to Any One Individual,” above. As of December 31, 2011, the Company and its subsidiaries employed approximately 15,300 employees, over 600 of whom received awards under the Prior Plan. The concentration of equity grants awarded to our CEO during 2011, 2010 and 2009 were 7.4%, 7.1% and 9.6% of the value of the total equity awarded to all employees receiving grants in each of these three years, respectively.

Administration and Duration

The selection of participants in the Incentive Plan and the level of participation of each participant will be determined by the Compensation Committee. Each member of the Compensation Committee must be a “non-employee Director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and an “outside director” within the meaning of Section 162(m) of the Code. Currently, the Compensation Committee is comprised of three independent directors. The Compensation Committee will have the authority to interpret the Incentive Plan, to establish and revise rules and regulations relating to the Incentive Plan, and to make any other determinations it believes necessary or advisable for the administration of the Incentive Plan. The Compensation Committee may delegate any or all of its authority to administer the Incentive Plan as it deems appropriate, except that no delegation may be made in the case of awards intended to be qualified under Section 162(m) of the Code.

The Incentive Plan will terminate on May 9, 2022, unless terminated earlier by the Board or the Compensation Committee.

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Types of Awards

Stock Options

Options granted under the Incentive Plan may be either non-qualified stock options or incentive stock options qualifying under Section 422 of the Code. The option price may not be less than the fair market value of the stock on the date the option is granted. The option price may be satisfied in cash, or by the delivery of common stock with a value equal to the option price or pursuant to a cashless exercise. Exercisability of an option may be conditioned upon continued employment, satisfaction of certain performance goals or other conditions as the Compensation Committee deems appropriate. Options have a maximum term of ten years from the date of the grant, although the Compensation Committee retains the discretion to grant options with a shorter duration. The Compensation Committee determines the terms of each stock option award at the time of grant.

Restricted Stock and Restricted Stock Units

The Compensation Committee may also award restricted stock and restricted stock units under the Incentive Plan. The award agreement will set forth a specified period (the “Restriction Period”), during which an award of restricted stock or restricted stock units will remain subject to forfeiture or restrictions on transfer. During the Restriction Period the participant who is granted restricted stock will have the right to vote the underlying shares unless the Compensation Committee shall determine otherwise. Restricted stock and restricted stock units may be granted with certain dividend rights, that is, the right to receive payments equal to the dividends paid on shares of common stock during the Restriction Period. Dividend rights paid on restricted stock units (or any restricted stock conditioned on the satisfaction of performance objectives) will be accumulated and paid after, and then only to the extent that, the performance objectives are achieved and the award vests. In addition, upon vesting, restricted stock units may be settled in cash or common stock pursuant to the terms of an award agreement or as determined by the Compensation Committee, in its discretion.

Cash-based Incentive Awards

Cash-based incentive awards granted under the Incentive Plan entitle each participant to receive cash or shares of common stock, as determined at the time of the award, upon the attainment of specified performance goals or continued employment requirements during a specific period, which may be one or more years, as determined by the Compensation Committee at the time of the award.

Authorized Shares

The total number of shares available under the Incentive Plan is 9,731,179, which are the remaining authorized and unissued shares under the Prior Plan. The Company intends that shares to be delivered under the Incentive Plan will be made available from authorized but unissued shares of its common stock or from treasury shares. Awards that are required to be paid in shares will be reserved from the share reserve as of the date of grant, and the number of authorized shares under the Incentive Plan will be reduced by one share of common stock for each share of common stock issued pursuant to a stock option and with respect to all other “full value” awards, the authorized number of shares will be reduced by one and one-half shares of common stock for each share of common stock issued pursuant to the grants.

Shares of common stock covered by an award shall be added back to the share reserve under limited circumstances. The Incentive Plan allows for any unissued or forfeited shares subject to an award to be added back to the share reserve to the extent that awards are canceled, terminated, or forfeited for any reason, including, for example, the non-attainment of performance goals or the expiration of the award following the termination of an employee’s employment. Substitute awards (e.g. granted to employees of another entity who become employees of the Company under the terms described in the Incentive Plan) will not count against the shares otherwise available for issuance under the Incentive Plan. Shares of common stock not issued or delivered as a result of the net settlement of an outstanding option and shares subject to grant that are used to fund the payment of the exercise price of an outstanding option or withholding taxes relating to an outstanding option will not again be available under the Plan.

Award Limits

The number of stock options that may be granted to any one individual during any plan year may not exceed 1,000,000 shares. The number of shares of restricted stock or restricted stock units that may be granted to any one individual during any plan year may not exceed 500,000 shares, respectively. Cash-based incentive awards may not exceed $3,000,000 to any individual during any plan year.

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Performance Goals

Any award available under the Incentive Plan may be structured as a performance award and the exercisability of options and vesting of other awards may be conditioned on satisfaction of certain performance goals as the Compensation Committee deems appropriate. In the case of certain awards intended to avoid the limitations of Section 162(m) of the Code, performance goals will include the measures outlined in Appendix A to the Incentive Plan and will otherwise comply with the requirements of Section 162(m) of the Code.

Adjustment and Revocation

The Compensation Committee may amend or terminate the Incentive Plan provided that the termination of the Incentive Plan may not affect outstanding awards, and provided further that an amendment will be contingent upon stockholder approval to the extent required by law or the rules of any stock exchange on which the Company’s stock is traded. The Incentive Plan prohibits the terms of outstanding awards from being amended to reduce the exercise price of outstanding options and prohibits the cancellation of outstanding options in exchange for cash, other awards or options with an exercise price that is less than the exercise price of the original options without stockholder approval, except as described below.

In the event of a stock split-up, stock dividend, subdivision, consolidation of shares or certain other material business events, the Compensation Committee, in its sole discretion, in order to prevent dilution or enlargement of a participant’s rights under the Incentive Plan, may make adjustments in the number and/or kind of shares for which any awards may thereafter be granted, both in the aggregate and as to each optionee; in the number and kind of shares subject to outstanding awards; the amount and/or type of payment to be received under the awards; and to exercise price and other terms and conditions of any outstanding awards as the Compensation Committee deems appropriate.

Change in Control Provisions

The Incentive Plan provides that in the event of a Change in Control, unless an award is assumed, replaced or converted to an equivalent award by the continuing entity, the award will become fully exercisable and the applicable restrictions on the award will lapse. Replacement awards will be earned, vested or exercisable if the participant is terminated, or, in the case of certain employees, if the employee terminates his or her employment with good reason, within 24 months of a change in control under a circumstance that would require severance under the Company’s severance policy or agreement covering the participant. In addition, in the event of a change in control, the Compensation Committee may cancel awards for fair value (generally based on the value of shares in excess of the exercise price of an option or value of shares underlying other awards).

New Plan Benefits

Benefits under the Incentive Plan will depend on the Compensation Committee’s actions and the fair market value of the shares at various future dates; therefore, it is not possible to determine the benefits that will be received by directors, executive officers and other associates or consultants if the Incentive Plan is approved by the stockholders.

U.S. Tax Treatment of Options and Awards

Incentive Stock Options

An incentive stock option results in no taxable income to the optionee or deduction for the Company at the time it is granted or exercised (although the exercise of the option may affect the optionee’s alternative minimum tax consequences). If the optionee holds the stock received as a result of an exercise of an incentive stock option for at least two years from the date of the grant and one year from the date of exercise, then the gain realized on disposition of the stock is treated as a long-term capital gain. If the shares are disposed of prior to the end of this period, however, (a “disqualifying disposition”), then all or part of the optionee’s gain will be taxed as ordinary income, and the Company will be entitled to a deduction, in the year of the disposition, for the amount includible in the optionee’s income as ordinary income. The optionee’s basis in the shares acquired upon exercise of an incentive stock option is equal to the option price paid.

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Non-Qualified Stock Options

A non-qualified stock option results in no taxable income to the optionee or deduction to the Company at the time it is granted. An optionee exercising a non-qualified option will, at that time, realize taxable compensation in the amount of the difference between the then market value of the shares and the option price. Subject to the applicable provisions of the Code, a deduction for federal income tax purposes will be allowable to the Company in the year of exercise in an amount equal to the taxable compensation realized by the optionee.

The optionee’s basis in shares relating to non-qualified stock option awards is equal to the sum of the option price plus the amount includible in his or her income as compensation upon exercise. Any gain (or loss) upon subsequent disposition of the shares will be a long-term or short-term gain (or loss), depending upon the holding period of the shares.

Restricted Stock and Restricted Stock Units

No income will be recognized at the time of grant by the recipient of a restricted stock or restricted stock unit if the award is subject to a substantial risk of forfeiture during the Restricted Period. Generally, at the time the substantial risk of forfeiture terminates with respect to the award, the then fair market value of the stock will constitute ordinary income to the participant. Subject to the applicable provisions of the Code, a deduction for federal income tax purposes will be allowable to the Company in an amount equal to the compensation realized by the participant.

Cash-based Incentive Awards

A participant generally will not recognize taxable income upon the receipt of a cash-based incentive award. The participant, however, will recognize ordinary income when the participant receives payment of cash and/or shares of common stock for the award. The amount included in the participant’s income will equal the amount of cash and the fair market value of the shares of common stock received. Subject to the applicable provisions of the Code, the Company generally will be entitled to a corresponding tax deduction at the time the participant recognizes ordinary income with respect to cash-based incentive awards.

Section 162(m)

Any entitlement to a tax deduction on the part of the Company or its subsidiaries is subject to the applicable tax rules, including, without limitation, Section 162(m) of the Code. In general, Section 162(m) of the Code denies a publicly held corporation a deduction for federal income tax purposes for compensation in excess of $1 million per year per person to its “covered employees,” subject to certain exceptions. The Incentive Plan contains provisions which would permit the grant of certain awards that qualify for the “performance-based compensation” exception under Section 162(m) of the Code.

Withholding Taxes

Because the amount of ordinary income the participant recognizes with respect to the receipt or exercise of an award may be treated as compensation that is subject to applicable withholding of federal, state and local income taxes and employment taxes, the Company may require the participant to pay the amount required to be withheld by the Company before delivering to the participant any shares or other payment to be received under the Incentive Plan. Arrangements for payment may include deducting the amount of any withholding or other tax due from the award itself or from other compensation, including salary or bonus, otherwise payable to the participant.

Tax Treatment of Awards to Non-Employee Directors, Outside Consultants and to Employees Outside of the United States

The grant and exercise of options and awards under the Incentive Plan to non-employee directors, certain consultants and to employees outside of the United States may be taxed on a different basis.

Vote Required

The affirmative vote of a majority of the shares present or represented and entitled to vote either in person or by proxy is required to approve this Proposal III. Abstentions are treated as shares present and entitled to vote and will have the same effect as a vote against this proposal. Broker non-votes will not impact the outcome of the vote on this proposal.

Our Board of Directors recommends that you vote “FOR” the approval of the 2012 Incentive Compensation Plan.

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PROPOSAL IV    RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PricewaterhouseCoopers LLP, independent registered public accounting firm, served as our independent registered public accounting firm for the fiscal year ended December 31, 2011, and has been selected by the Audit Committee to serve as our independent registered public accounting firm for the current fiscal year. Information concerning the fees paid to PricewaterhouseCoopers LLP is included in this proxy statement under the heading “Audit Information.” Representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting and available to respond to appropriate questions from stockholders and may make a statement if they so desire.

Although our Third Amended and Restated Bylaws do not require stockholder ratification or other approval of the retention of our independent registered public accounting firm, as a matter of good corporate governance, the Board is requesting that stockholders ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012.

Vote Required

The affirmative vote of a majority of the shares present or represented and entitled to vote either in person or by proxy is required to approve this Proposal IV. Abstentions are treated as shares present and entitled to vote and will have the same effect as a vote against this proposal. Broker non-votes will not impact the outcome of the vote on this proposal.

Our Board of Directors recommends that the stockholders vote “FOR” the Proposal for Ratification of the Appointment of PricewaterhouseCoopers LLP.

STOCKHOLDER PROPOSALS FOR 2013 ANNUAL MEETING

Stockholder proposals intended for consideration for inclusion in our proxy statement for the 2013 Annual Meeting must be forwarded in writing and received at our principal executive office at 1875 Explorer Street, 10th Floor, Reston, Virginia 20190 no later than November 30, 2012, directed to the attention of our Executive Vice President, General Counsel and Secretary. Moreover, with respect to any proposal by a stockholder not seeking to have a proposal included in our proxy statement but seeking to have a proposal considered at the 2013 Annual Meeting, the stockholder must notify our Executive Vice President, General Counsel and Secretary in the manner set forth above before February 8, 2013, but no earlier than January 10, 2013. With respect to proposals in this latter category, the persons who are appointed as proxies may exercise their discretionary voting authority with respect to that proposal, if the proposal is considered at the 2013 Annual Meeting, even if stockholders have not been advised of the proposal in the proxy statement for the 2013 Annual Meeting. Any proposals submitted by stockholders must comply in all respects with the rules and regulations of the Securities and Exchange Commission then in effect and Delaware law and our Third Amended and Restated Bylaws. Additional details regarding the process to be followed by stockholders wishing to make a proposal are included in the Company’s Third Amended and Restated Bylaws, which are available on the Investor Relations page of our website at www.nii.com.

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IMPORTANT INFORMATION

To assure your representation and a quorum for the transaction of business at the Annual Meeting, we urge you to please complete, sign, date and return the enclosed proxy card promptly or otherwise vote by using the toll free number or visiting the website listed on the proxy card if you are eligible to do so.

OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2011, INCLUDING FINANCIAL STATEMENTS, IS BEING MAILED TO STOCKHOLDERS WITH THIS PROXY STATEMENT. ADDITIONAL COPIES OF OUR ANNUAL REPORT ON FORM 10-K MAY BE OBTAINED WITHOUT CHARGE BY: (1) ACCESSING OUR INVESTOR RELATIONS WEBSITE AT WWW.NII.COM, (2) WRITING TO NII HOLDINGS, INC., 1875 EXPLORER STREET, 10TH FLOOR, RESTON, VIRGINIA 20190, ATTENTION: EXECUTIVE VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY, OR (3) BY CONTACTING OUR INVESTOR RELATIONS DEPARTMENT AT 703-390-5113. THE ANNUAL REPORT IS NOT PART OF THE PROXY SOLICITATION MATERIALS.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURE FOR THE YEARS ENDED DECEMBER 31, 2011, 2010 AND 2009 (UNAUDITED)

Operating Income Before Depreciation and Amortization

Consolidated operating income before depreciation and amortization, or OIBDA, represents operating income before depreciation and amortization expense. Consolidated OIBDA is not a measurement under accounting principles generally accepted in the United States, may not be similar to consolidated OIBDA measures of other companies and should be considered in addition to, but not as a substitute for, the information contained in our statements of operations. We believe that consolidated OIBDA provides useful information to investors because it is an indicator of operating performance, especially in a capital intensive industry such as ours, since it excludes items that are not directly attributable to ongoing business operations. Our consolidated OIBDA calculations are commonly used as some of the bases for investors, analysts and credit rating agencies to evaluate and compare the periodic and future operating performance and value of companies within the wireless telecommunications industry. Consolidated OIBDA can be reconciled to our consolidated statements of operations as follows (in millions):

NII HOLDINGS, INC.

	Year Ended December 31,
	2011	2010	2009
Consolidated operating income	$904.7	$877.4	$676.9
Consolidated depreciation	618.4	518.8	404.1
Consolidated amortization	38.9	34.2	29.2
CONSOLIDATED OPERATING INCOME BEFORE DEPRECIATION AND AMORTIZATION	$1,562.0	$1,430.4	$1,110.2

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ANNEX A    NII HOLDINGS, INC. 2012 INCENTIVE COMPENSATION PLAN DATED MAY 9, 2012

1. Purpose of the Plan

The primary purpose of the Plan is to assist the Company in attracting, retaining and motivating Directors, officers and other designated employees of the Company and its Subsidiaries, and to further align their interests with the interests of the Company’s stockholders by increasing their ownership interests in the Company, and/or providing incentives based on the financial performance of the Company and its Subsidiaries. It is intended that this Plan replace the NII Holdings, Inc. 2004 Incentive Compensation Plan and the NII Holdings, Inc. 2002 Management Incentive Plan (the “Prior Plans”), and all outstanding awards granted under the Prior Plans shall be deemed to be Awards granted under this Plan and shall be administered consistent with the terms of this Plan. As of March 16, 2012, there were 12,877,306 Options to purchase Common Stock and 1,372,903 shares of Restricted Stock outstanding under the Prior Plans. Additionally, as provided for in Section 5 below, all shares of Common Stock available for the granting of awards under the Prior Plans as of the effective date of this Plan shall be deemed to be available for grants of Awards under this Plan. As of March 16, 2012, there were 9,731,179 shares of Common Stock available for grant under the Prior Plans. As of the effective date of this Plan, the Prior Plans shall no longer be of any force or effect, and shall be deemed to have been replaced in full by this Plan.

2. Definitions

2.1

“1934 Act” means the Securities Exchange Act of 1934, as amended.

2.2

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, such specified Person. Unless the context requires otherwise, when a specified Person is not referenced, the term “Affiliate” shall refer to Affiliates of the Company and/or its Subsidiaries.

2.3

“Award” means a grant of an Option, Restricted Stock, Restricted Stock Unit or Cash-Based Incentive Award.

2.4

“Award Agreement” means the agreement, letter, notice, certificate or other document which evidences an Award, and specifies the terms and conditions of the Award, including the vesting requirements, Exercise Price, Goals or Performance Goals, exercise and/or distribution provisions, and forfeiture provisions applicable to that Award. The Committee shall determine the form and substance of Award Agreements. It is contemplated, generally, that Award Agreements, other than Cash-Based Incentive Awards, will be in the form of an agreement between the Company and the Participant, and that Award Agreements evidencing Cash-Based Incentive Awards will be in the form of a certificate or other notice from the Company to Participants describing the form, conditions and parameters of the Cash-Based Incentive Award.

2.5

“Board” means the Board of Directors of the Company.

2.6

“Cash-Based Incentive Award” means an Award granted pursuant to Section 9 hereof, that entitles the Participant to receive cash or shares of Common Stock upon the attainment of specified Goals or Performance Goals during a performance period, as determined by the Committee.

2.7

“Cause” shall mean Cause as such term is defined in any employment agreement between the Participant and the Company or its Subsidiaries or Affiliates. If no such agreement or definition exists, “Cause” shall exist with respect to a Participant if such Participant has: (i) committed an act of fraud, embezzlement, misappropriation or breach of fiduciary duty against the Company, any Subsidiary or any Affiliate, or a felony involving the business, assets, or customers of the Company, any Subsidiary or any Affiliate, or been convicted by a court of competent jurisdiction or pled guilty or nolo contendere to any other felony or other crime involving moral turpitude; (ii) committed a material breach of any confidentiality, non-compete, non-solicitation or business opportunity covenant or obligation owed by the Participant to the Company, any Subsidiary or any Affiliate; or (iii) failed to perform such Participant’s duties to the Company, any Subsidiary or any Affiliate, other than as described in (i) or (ii) above, after written notice and a 30-day cure period is provided to Participant.

2.8

“Change in Control” means the occurrence of any of the events set forth in any one of the following paragraphs, in each case with the Board of Directors determining by resolution the specific date of the triggering event:

(a)

The Company is merged or consolidated or reorganized into or with another company or other legal entity, and as a result of such merger, consolidation or reorganization less than a majority of the combined voting power of the then outstanding securities of such resulting company or entity immediately after such transaction is held directly or indirectly in the aggregate by the holders of voting securities of the Company immediately prior to such transaction, including voting securities issuable upon the exercise or conversion of options, warrants or other securities or rights; or

(b)

The Company sells or otherwise transfers all or substantially all of its assets to another company or other legal entity, and as a result of such sale or other transfer of assets, less than a majority of the combined voting power of the then outstanding securities of such company or other entity immediately after such sale or transfer is held directly or indirectly in the aggregate by the holders of voting securities of the Company immediately prior to such sale or transfer, including voting securities issuable upon exercise or conversion of options, warrants or other securities or rights; or

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(c)

Individuals who, as of the effective date of the Plan, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least two thirds of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person or entity other than the Board; or

(d)

Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company; or

(e)

An acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the 1934 Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of 50% or more of either the then outstanding shares (“Outstanding Company Stock”), or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (“Outstanding Company Voting Securities”), excluding, however, the following: (i) any acquisition directly from the Company other than the acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company, (ii) any acquisition by the Company or any of its subsidiaries, or (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries.

Notwithstanding the foregoing, a “Change in Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the recordholders of the Common Stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

2.9

“Code” means the Internal Revenue Code of 1986, as amended.

2.10

“Committee” means the Compensation Committee of the Board, or such other committee or subcommittee designated by the Board to administer the Plan. The Committee shall have at least two members, and all Committee members shall be both Non-Employee Directors and Outside Directors. The Committee may designate a subcommittee of members of the Committee, and/or officers of the Company, to act on certain matters where such designation is necessary or desirable.

2.11

“Common Stock” means the common stock of the Company.

2.12

“Company” means NII Holdings, Inc.

2.13

“Director” means a member of the Board.

2.14

“Employee” means an individual who is employed as an employee by the Company, a Subsidiary or an Affiliate, including a director or an officer who is an employee.

2.15

“Exercise Price” means the exercise price per share of Common Stock of an Option.

2.16

“Fair Market Value” means, on any given date, the closing price of a share of Common Stock on the principal national securities exchange on which the Common Stock is listed or traded on such date or, if Common Stock was not traded on such date, on the last preceding day on which the Common Stock was traded. Alternatively, if the Common Stock is not listed on any securities exchange, the Fair Market Value shall be the value of Common Stock as determined in good faith by the Committee, consistent with applicable legal requirements (including, if applicable, the requirements of Code section 409A).

2.17

“Goal” means any objective measure or target selected by the Committee, including, but not limited to, any measure or target based upon one or more of the criteria listed in Appendix “A” attached hereto, that must be met by the time and in the manner specified by the Committee. Goals may be based on Company-wide performance or other performance levels, such as performance of a Subsidiary, Affiliate or business unit. Goals may be defined in absolute terms or measured relative to other companies or against a predefined index. Additionally, Goals may be expressed as a percentage change or in absolute value terms, or in combination or in relationship to one another. Goals may be adjusted by the Committee.

2.18

“Incentive Stock Option” means an Option which is designated as, and is intended to meet the requirements of, an incentive stock option as defined in Code section 422.

2.19

“Material Business Event” means the Company (i) effects one or more stock dividends, stock split-ups, subdivisions or consolidations of shares or (ii) engages in a transaction to which Section 424 of the Code applies.

2.20

“Named Executive Officer” means a Participant who, as of the last day of a taxable year, is the Chief Executive Officer of the Company (or is acting in such capacity) or one of the four highest compensated officers of the Company (other than the Chief Executive Officer) or is otherwise one of the group of “covered employees,” as defined in the regulations promulgated under Code section 162(m).

2.21

“Non-Employee Director” means a member of the Board who meets the definition of a “non-employee director” under Rule 16b-3(b)(3) promulgated by the Securities and Exchange Commission under the 1934 Act.

2.22

“Non-Qualified Option” means an Option that is not intended to be, and/or does not meet the requirements of, an Incentive Stock Option.

2.23

“Option” means any stock option granted from time to time under Section 6 of this Plan. Options granted under the Plan may be Non-Qualified Options or Incentive Stock Options, as determined by the Committee.

2.24

“Outside Director” means a member of the Board who meets the definition of an “outside director” under Treasury Regulation § 1.162-27(e)(3).

2.25

“Participant” means an eligible individual to whom an Award is granted.

2.26

“Performance Goal” means an objective goal subject to the provisions of Code section 162(m) that must be met by the time and in the manner specified by the Committee based upon one or more of the criteria listed on Appendix “A” attached hereto and made a part hereof. Performance Goals may be based on Company-wide performance or other performance levels, such as performance of a Subsidiary, Affiliate or business unit. Performance Goals may be defined in absolute terms or measured relative to other companies or against a predefined index. Additionally, Performance Goals may be expressed as a percentage change or in absolute value terms, or in combination or in relationship to one another. Performance Goals may be adjusted to account for Material Business Events.

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2.27

“Person” means an individual, corporation, limited liability company, partnership, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof; provided that the term “Person” does not include the Company or any affiliate of the Company, and the term Person does not include any employee-benefit plan maintained by the Company or any affiliate of the Company, or any person or entity organized, appointed, or established by the Company or any affiliate of the Company for or pursuant to the terms of any such employee-benefit plan, unless the Committee determines that such an employee-benefit plan or such person or entity is a “Person”.

2.28

“Plan” means the NII Holdings, Inc. 2012 Incentive Compensation Plan herein set forth, as amended from time to time.

2.29

“Plan Year” means the twelve-month period ending December 31st, each calendar year, provided that the plan year for the first year shall be less than twelve months.

2.30

“Prior Plans” has the meaning given in Section 1.

2.31

“Restricted Stock” means an Award of Common Stock granted pursuant to Section 7 hereof, subject to such conditions and criteria as the Committee may determine.

2.32

“Restricted Stock Units” means an Award granted pursuant to Section 8 hereof, in the amount determined by the Committee, stated with reference to a specified number of shares of Common Stock, that entitles the Participant to receive shares of Common Stock or cash for each Restricted Stock Unit equal to the Fair Market Value of a share of Common Stock on the date of payment, upon the lapse of a Restriction Period and/or subject to such other conditions and criteria as the Committee may determine.

2.33

“Restriction Period” means the period during which an Award is subject to forfeiture. A Restriction Period shall not lapse until all conditions, imposed under this Plan or under the applicable Award Agreement, have been satisfied.

2.34

“Subsidiary” means, with respect to the Company, any corporation, partnership, association, limited liability company or other business entity of which (i) if a corporation, a majority of the overall economic equity or a majority of the total voting power of shares of stock entitled (regardless of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by the Company or one or more of the other Subsidiaries of the Company or a combination thereof; or (ii) if a partnership, association, limited liability company or other business entity, a majority partnership or other similar ownership interest thereof is, at the time, owned or controlled, directly or indirectly, through a majority of the overall economic interest or a majority of the total voting power by the Company or one or more of the other Subsidiaries of the Company or a combination thereof.

2.35

“Ten Percent Stockholder” means a Person who, on any given date, owns, either directly or indirectly (taking into account the attribution rules contained in Code section 424(d)), shares possessing 10% or more of the total combined voting power of all classes of shares of the Company or a Subsidiary.

2.36

“Termination Date” means the day on which a Participant’s employment or service with the Company and its Subsidiaries and Affiliates terminates or is terminated. If an Award is intended or required to comply with Code section 409A, the term “Termination Date” shall, with respect to such Award, mean “separation from service” as defined in Code section 409A and the regulations promulgated thereunder.

3. Eligibility

3.1

Any Director or any Employee of the Company, its Subsidiaries or Affiliates is eligible to participate in this Plan. In addition, consultants and other Persons that provide services to the Company, its Subsidiaries or Affiliates may be eligible to participate in this Plan. The Committee shall determine, in its sole discretion, the eligible Persons to whom Awards shall be made. The mere status of an individual as an Employee, Director or otherwise, shall not entitle such individual to an Award hereunder; all Awards hereunder must be approved by the Committee as provided for herein.

4. Administration and Implementation of Plan

4.1

The Plan shall be administered by the Committee, which shall have full power to interpret and administer the Plan and full authority to take, or cause to be taken, any and all action which it deems necessary to implement, carry out and administer the Plan, including without limitation: (a) selecting the eligible Persons to whom Awards will be granted; (b) determining the amount and type of Awards to be granted to each Participant; (c) determining the terms and conditions of all Awards; and (d) determining and interpreting the terms of Award Agreements. Additionally, the Committee may impose restrictions, including without limitation, confidentiality, non-compete, non-recruitment and non-solicitation restrictions, as well as the attainment of Goals or Performance Goals, on the grant, vesting, exercise and/or payment of any Award, as the Committee determines to be appropriate.

4.2

The Committee shall have the power to adopt procedures for carrying out the Plan and to change such procedures as it shall, from time to time, deem advisable. Any interpretation by the Committee of the terms and provisions of the Plan and/or any Award Agreement and the administration thereof, and all actions taken by the Committee, shall be final and binding on all Participants, and any Person claiming any rights through a Participant. Each Participant shall, as a condition to the Participant’s participation hereunder, take whatever actions and execute whatever documents the Committee may, in its reasonable judgment, deem necessary or advisable in order to carry out or effect the obligations or restrictions imposed on the Participant pursuant to the provisions of this Plan and/or an Award Agreement.

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4.3

The Committee may (but is not required to) condition the vesting, exercise and/or payment of any Award or the lapse of any Restriction Period (or any combination thereof) upon the achievement of one or more Goals or Performance Goals established by the Committee. The Committee shall have discretion to determine the specific targets and parameters with respect to each category of Goals or Performance Goals relative to any Award. Performance Goals for Awards to Named Executive Officers shall be established not later than ninety (90) days after the beginning of the applicable performance period (or at such other date as may be required or permitted for “performance-based” compensation under Code section 162(m), and shall otherwise meet the requirements of Code section 162(m), including the requirement that the outcome of the Performance Goal be substantially uncertain at the time established, and that the attainment of the Performance Goal be certified in writing by the Committee prior to paying the Award).

4.4

To the extent applicable law so permits, the Committee, in its discretion, may delegate to one or more officers of the Company all or part of the Committee’s authority and duties with respect to Awards to be granted to individuals who are not Named Executive Officers. The Committee may revoke or amend the terms of any such delegation at any time, but such action shall not invalidate any prior actions of the Committee’s delegate(s) that were consistent with the terms of the Plan and the Committee’s prior delegation. Notwithstanding any other provision of this Plan, all Awards, including applicable Performance Goals, of Named Executive Officers, shall be determined and approved by the Committee.

5. Shares Subject to the Plan

5.1

Subject to adjustment as provided in Section 10 hereof, the total number of shares of Common Stock available for Awards under the Plan shall be 9,731,179, which are the shares authorized and available for issuance under the Prior Plans. Restricted Stock Units paid in cash shall count against the total number of shares of Common Stock available for Awards under the Plan. Except for Options, the number of Common Shares reserved under the Plan that may be granted in the form of other Awards (“Full Value Award”) will be counted against the Common Stock available under the Plan at a rate of one and one-half (1.5) for each Full Value Award issued.

5.2

The following limits (each an “Annual Award Limit”, and collectively, “Annual Award Limits”) shall, subject to adjustment as provided in Section 10, apply to grants of Awards under this Plan:

(a)

Options: The maximum aggregate number of shares of Common Stock subject to Options which may be granted in any one Plan Year to any one Participant shall be 1,000,000. All such Options may be issued as Incentive Stock Options.

(b)

Restricted Stock: The maximum aggregate number of shares of Common Stock subject to Awards of Restricted Stock which may be granted in any one Plan Year to any one Participant shall be 500,000.

(c)

Restricted Stock Units: The maximum aggregate number of shares of Common Stock subject to Restricted Stock Units which may be granted in any one Plan Year to any one Participant shall be 500,000 shares of Common Stock.

(d)

Cash-Based Incentive Awards: The maximum aggregate Cash-Based Incentive Award cash payments that may be made in any one Plan Year to any one Participant shall be $3,000,000.

5.3

Shares of Common Stock covered by an Award shall be removed from the Plan share reserve as of the date of grant (except in the case of Awards payable in stock or cash, which shares of Common Stock will not be removed from the Plan share reserve until payment), and the following shares of Common Stock may not again be made available for issuance as Awards under the Plan: (i) shares of Common Stock not issued or delivered as a result of the net settlement of an outstanding Option, (ii) shares of Common Stock used to pay the Exercise Price or withholding taxes related to an outstanding Option, or (iii) shares of Common Stock repurchased on the open market with the proceeds of the Option Exercise Price. Shares of Common Stock covered by an Award shall be added back to the Plan share reserve as follows:

(a)

To the extent that an Award is canceled, terminates, expires, is forfeited or lapses for any reason, including the non-attainment of Goals or Performance Goals, any unissued or forfeited shares of Common Stock subject to the Award will again be available for issuance pursuant to Awards granted under the Plan.

(b)

To the extent that an Award is not an Option, shares of Common Stock not issued or delivered as a result of the net settlement or payment of withholding taxes relating to the outstanding Award.

(c)

Substitute Awards granted pursuant to Section 11 of the Plan shall not count against the shares of Common Stock otherwise available for issuance under the Plan.

5.4

It is intended generally that Awards granted under this Plan shall not constitute “non-qualified deferred compensation” as defined under Code section 409A. If, however, any Award is, or becomes, subject to any of the requirements of Code section 409A, such Award, and the applicable Award Agreement shall be interpreted and administered to be consistent with such requirements (including any required six-month delay on payments to “specified employees”), and the Committee shall be entitled, on a unilateral basis, to amend, reform, interpret and administer this Plan, such Award and such Award Agreement accordingly.

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6. Options

Options shall be subject to the following terms and conditions:

6.1

Each Option shall be evidenced by an Award Agreement. Such Award Agreement shall conform to the requirements of the Plan, and may contain such other provisions as the Committee shall deem advisable, including without limitation, the number of shares of Common Stock underlying the Option, the type of the Option, the Exercise Price, any applicable Goals or Performance Goals, and forfeiture provisions (including forfeitures and exercise rights following the Participant’s Termination Date). The terms of Option Awards need not be uniform among all such Awards granted hereunder.

6.2

The Exercise Price of an Option shall be determined by the Committee; however, the Exercise Price per share shall not be less than the Fair Market Value of a share of Common Stock underlying such Option on the date of grant. In the case of any Incentive Stock Option granted to a Ten Percent Stockholder, the Exercise Price per share shall not be less than 110% of the Fair Market Value of a share of Common Stock on the date of grant.

6.3

Award Agreements evidencing Options shall specify when and under what terms and conditions an Option shall become vested and may be exercisable, which may include the attainment of specified Goals or Performance Goals. The term of an Option shall in no event be greater than ten years (five years in the case of an Incentive Stock Option granted to a Ten Percent Stockholder). The Option shall also expire, be forfeited and terminate at such times and in such circumstances as otherwise provided hereunder and/or under the applicable Award Agreement.

6.4

Incentive Stock Options may only be granted to Employees of the Company or a Subsidiary (provided, however, that solely for this purpose, grants of Incentive Stock Options to an employee of a Subsidiary may only be made if the Company controls at least a majority of the total voting power of such Subsidiary, as determined in accordance with Code section 424 and the regulations thereunder). Incentive Stock Options shall not be granted to any nonresident alien in return for services performed outside of the United States. Any Incentive Stock Options, which first become exercisable in any one calendar year that are in excess of the $100,000 statutory limit shall be treated as Non-Qualified Stock Options, with respect only to such excess. Participants shall notify the Company of any sale or other disposition of shares of Common Stock acquired pursuant to an Incentive Stock Option if such sale or disposition occurs (i) within two years of the grant of an Incentive Stock Option or (ii) within one year of the issuance of shares of Common Stock to the Participant. Such notice shall be in writing and directed to the Secretary of the Company, or their designee. The Company shall not be liable to any Participant or any other person if the Internal Revenue Service or any court or other authority having jurisdiction over such matter determines for any reason that an Option intended to be an Incentive Stock Option does not qualify as an Incentive Stock Option.

6.5

The total number of shares of Common Stock subject to an Option may, but need not, vest and become exercisable in periodic installments, which installments may, but need not, be equal. An Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance, the attainment of Goals or Performance Goals, or other criteria) as the Committee may deem appropriate. The vesting provisions of individual Options, as provided in the Award Agreement, may vary. Subject to Section 4, the Committee may, in its sole discretion, accelerate the vesting and exercisability of Options.

6.6

The Participant shall not have any rights as a stockholder (including no rights to dividends or other distributions) with respect to any shares of Common Stock underlying an Option until such time as the Option has been exercised and the shares of Common Stock have been so issued.

6.7

Subject to vesting and other restrictions provided for hereunder or in an Award Agreement, an Option may be exercised, and payment of the Exercise Price made, by a Participant (or, where appropriate, a permitted transferee of the Participant) only by notice (in the form prescribed by the Committee) to the Company specifying the number of shares of Common Stock to be purchased.

6.8

The aggregate Exercise Price and any related taxes shall be paid in full upon the exercise of the Option. Payment must be made by one of the following methods:

(a)

cash or a certified or bank cashier’s check;

(b)

if approved by the Committee in its sole discretion, shares of Common Stock previously owned and held for such period of time as necessary to avoid a charge for financial accounting purposes and having an aggregate Fair Market Value on the day prior to the date of exercise equal to the aggregate Exercise Price;

(c)

a broker assisted cashless exercise methodology approved by the Committee; or

(d)

any combination of such methods of payment or any other legal method acceptable to the Committee in its discretion.

7. Restricted Stock

An Award of Restricted Stock shall be subject to the following terms and conditions:

7.1

Each Award of Restricted Stock shall be evidenced by an Award Agreement. Such Award Agreement shall conform to the requirements of the Plan, may contain such terms, conditions and provisions as the Committee shall deem advisable including, without limitation, any applicable Restriction Period, any applicable Goals or Performance Goals, forfeiture provisions (including forfeiture following the Participant’s Termination Date), and the price, if any, to be paid by the Participant for each share of Common Stock subject to the Award. Such terms and conditions need not be uniform among all Awards.

7.2

Unless the Committee determines otherwise and as provided in the applicable Award Agreement, during the Restriction Period, the Participant shall have the right to vote the shares of Restricted Stock and, unless the Restricted Stock Award includes Goals or Performance Goals, the right to receive the Participant’s allocable share of any cash dividends declared and paid by the Company on its Common Stock. Should the Restricted Stock Award be subject to Goals or Performance Goals, the Committee may, in its discretion and to the extent the Company pays dividends on the Common Stock during the Restriction Period, determine that the Participant may be credited with dividend equivalent units equal in value to the amount of dividends the Participant would have received had he/she owned the target number of shares of Common Stock underlying the Award.  Such dividend equivalent units, if so determined by the Committee, shall be accumulated but shall not be paid during the Restriction Period and if all applicable conditions are satisfied and the Award is distributed in accordance with Section 7.4 below, shall be paid to the Participant in cash, or shares of Common Stock of equal value, as soon as reasonably practical following the expiration of the Restriction Period and, in any event, no later than two and one-half months following the end of the year during which the Restriction Period ends.

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7.3

The Committee may (but shall not be required to) condition the payment of an Award of Restricted Stock upon the Participant’s continued service over a period of time with the Company, its Subsidiaries or its Affiliates, or satisfaction of Goals or Performance Goals as specified in the Award Agreement. If the specified conditions are not attained, the Participant shall forfeit the Award, or portion of the Award with respect to which those conditions are not attained, and the underlying Common Stock shall be forfeited.

7.4

Upon the expiration of the Restriction Period, if all applicable conditions have been satisfied, the restrictions imposed under the Award shall lapse with respect to the applicable number of shares of Restricted Stock as determined by the Committee, and such number of shares shall be delivered to the Participant (or, where appropriate, the Participant’s legal representative) as soon as reasonably practical thereafter and, in any event, no later than two and one-half months following the end of the year during which the Restriction Period ends. Subject to Section 4, the Committee may, in its sole discretion, accelerate the vesting and delivery of shares of Restricted Stock.

7.5

If applicable, the purchase price per share of Common Stock acquired pursuant to the Award of Restricted Stock and any related taxes shall be paid in one of the following ways: (i) in cash at the time of purchase; (ii) at the discretion of the Committee, and to the extent legally permissible, according to a deferred payment or other similar arrangement with the Participant; (iii) by services rendered or to be rendered to the Company; (iv) through net settlement, or (v) in any other form of legal consideration that may be legally permissible and acceptable to the Committee in its sole discretion.

8. Restricted Stock Units

An Award of Restricted Stock Units shall be subject to the following terms and conditions:

8.1

Each Award of a Restricted Stock Unit shall be evidenced by an Award Agreement. Such Award Agreement shall conform to the requirements of the Plan and may contain such other provisions as the Committee shall deem advisable, including, without limitation, the applicable Restriction Period, any applicable Goals or Performance Goals, forfeiture provisions (including forfeiture following the Participant’s Termination Date) and payment provisions. Such terms and conditions need not be uniform among all Awards.

8.2

During the Restriction Period the Participant shall not be entitled to exercise voting rights with respect to shares of Common Stock underlying the Award.

8.3

At the time the Restricted Stock Unit is granted, the Committee may, in its discretion and to the extent the Company pays dividends on the Common Stock during the Restriction Period, determine that the Participant may be credited with dividend equivalent units equal in value to the amount of dividends the Participant would have received had he/she owned the target number of shares of Common Stock underlying the Award. Such dividend equivalent units, if so determined by the Committee, shall be accumulated but shall not be paid during the Restriction Period and if all applicable conditions are satisfied and the Award is distributed in accordance with Section 8.5 below, shall be paid to the Participant in cash, or shares of Common Stock of equal value, as soon as reasonably practical following the expiration of the Restriction Period and, in any event, no later than two and one-half months following the end of the year during which the Restriction Period ends.

8.4

The Committee may condition the expiration of the Restriction Period with respect to a grant of Restricted Stock Units upon the Participant’s continued service over a period of time with the Company, its Subsidiaries or Affiliates, or satisfaction of Goals or Performance Goals as specified in the Award Agreement. If the specified conditions are not attained, the Participant shall forfeit the portion of the Award with respect to which those conditions are not attained, and the underlying Common Stock and Award, including dividend equivalent units, if any, shall be forfeited.

8.5

Upon the expiration of the Restriction Period, if all applicable conditions have been satisfied, the Participant shall be entitled to receive a share of Common Stock for each share underlying the Restricted Stock Unit Award that is then free from restriction, or cash equal to the Fair Market Value of such shares of Common Stock on the date the Restriction Period expires, and such shares or cash shall be delivered to the Participant (or, where appropriate, the Participant’s legal representative) as soon as reasonably practical thereafter, and, in any event, no later than two and one-half months following the end of the year during which the Restriction Period ends. Subject to Section 4, the Committee may, in its sole discretion, accelerate the vesting of Restricted Stock Units.

9. Cash-Based Incentive Awards

A Cash-Based Incentive Award shall be subject to the following terms and conditions:

9.1

Each Cash-Based Incentive Award shall be evidenced by an Award Agreement or Committee resolutions, if the Cash-Based Incentive Award is to be settled solely in cash. Such Award Agreements or Committee resolutions shall conform to the requirements of the Plan and may contain such other provisions as the Committee shall deem advisable.

9.2

The applicable Award Agreement or Committee resolutions shall set forth the Goals or Performance Goals and/or continued employment requirements that must be satisfied in order for the Participant to receive payment under the Cash-Based Incentive Award. If the specified conditions are not attained, the Participant shall forfeit the Award, or the portion of the Award with respect to which those conditions are not attained, and the underlying Common Stock, if any.

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9.3

The Participant shall not have any rights as a stockholder with respect to a Cash-Based Incentive Award until such time as the Cash-Based Incentive Award has been earned and settled, provided that such settlement is made in shares of Common Stock.

9.4

The Award Agreement shall specify the form of payment under a Cash-Based Incentive Award, which may be in cash, by the issuance of shares of Common Stock, or by a combination thereof.

9.5

If and to the extent the applicable conditions are satisfied during the applicable performance period, the Company shall distribute the Award to the Participant as soon as reasonably practical following the expiration of the applicable performance period, and, in any event, no later than two and one-half months following the expiration of the performance period.

10. Adjustments upon Changes in Capitalization

10.1

In the event of a Material Business Event, the Committee, in its sole discretion, in order to prevent dilution or enlargement of Participants’ rights under this Plan, may substitute or adjust, as applicable:

a)

the number and/or kind of shares that may be issued under this Plan or under particular types of Awards;

b)

the number and/or kind of shares subject to outstanding Awards;

c)

the Exercise Price or other economic terms of any outstanding Awards;

d)

the Annual Award Limits;

e)

the amount and/or type of payment to be received under Awards; and

f)

any other value determinations applicable to outstanding Awards.

10.2

Additionally, upon the occurrence of a Material Business Event, the Committee, in its sole discretion, may make appropriate adjustments or modifications in the terms and conditions of any outstanding Awards under this Plan, including, but not limited to, modifications and accelerations of vesting provisions, Performance Goals and Restriction Periods.

10.3

The determination of the occurrence of a Material Business Event, as well as any appropriate adjustments or modifications shall be made in the sole discretion of the Committee, and its determinations, shall be conclusive and binding on all interested parties, including Participants under this Plan.

11. Substitute Awards

11.1

The Committee may grant Awards under the Plan in substitution for stock-based awards held by employees of another entity who become employees of the Company, a Subsidiary or an Affiliate as a result of a merger or consolidation of the former employing entity with the Company, a Subsidiary or an Affiliate, or the acquisition by the Company, a Subsidiary or an Affiliate of property or stock of the former employing corporation. The Committee may direct that the substitute Awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances.

12. Change in Control

12.1

Unless an outstanding Award is assumed, replaced or converted to an equivalent award by the continuing entity, each outstanding Award of Restricted Stock or Restricted Stock Units shall be vested and each outstanding Award of Options shall be fully exercisable (in whole or in part at the discretion of the holder) upon a Change in Control, and each outstanding Cash-Based Incentive Award shall be earned pro-rata based on the fraction (using the nearest whole months) of the performance period that has elapsed from the beginning of the performance period until the Change in Control. Any such replacement Awards shall be fully exercisable, vested or earned if the Participant is terminated within twenty-four months of a Change in Control in a circumstance that requires the payment of severance under the NII Holdings, Inc. Change of Control Severance Plan or the NII Holdings, Inc. Severance Plan or any successors or substitutes for such plans. To the extent applicable, any such replacement Awards shall satisfy the substitution requirements of section 409A of the Code and the Incentive Stock Option rules. An Option that becomes exercisable pursuant to this Section shall remain exercisable thereafter in accordance with the terms of the Agreement.

12.2

In connection with a Change in Control, the Committee may in its sole discretion provide that such Awards (after applying the provisions of Section 12.1) shall terminate on the Change in Control and each Participant shall receive, in exchange therefor, a cash payment as described below; provided that if the calculations below do not amount to a positive cash payment, all rights under such Award shall terminate in any event. In the case of Options such cash payment shall equal the amount (if any) by which (A) the per share consideration to be paid for each outstanding share of Common Stock in (or other applicable per share value) the Change of Control multiplied by the number of shares subject to such outstanding Options, exceeds (B) the aggregate Exercise Price of such Option. In the case of Restricted Stock and Restricted Stock Units, the cash payment shall be based on the value of the underlying Common Stock (calculated as the per share consideration to be paid for each outstanding share of Common Stock in (or other applicable per share value) the Change of Control.

12.3

Notwithstanding the foregoing, the time for payment for an Award shall not be accelerated under this Section to the extent such acceleration would be contrary to the payment timing or other rules under section 409A of the Code.

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13. Effective Date, Termination and Amendment

13.1

The Plan is effective upon approval thereof by the Company’s stockholders. The Plan shall remain in full force and effect until the earlier of May 9, 2022 (ten years following the effective date of the Plan), or the date it is terminated by the Board.

13.2

The Committee shall have the power to amend, suspend or terminate the Plan at any time, provided that any such termination of the Plan shall not affect Awards outstanding under the Plan at the time of termination. Notwithstanding the foregoing, an amendment will be contingent on approval of the Company’s stockholders, to the extent required by law or by the rules of any stock exchange on which the Company’s securities are traded.

13.3

Subject to the limitations set forth in this Plan, including in Section 15.2, the Committee may amend any outstanding Award in whole or in part from time to time. Any such amendment which the Committee determines, in its sole discretion, to be necessary or appropriate to conform the Award to, or otherwise satisfy, any legal requirement (including without limitation the provisions of Code sections 162(m) or 409A or the regulations or rulings promulgated thereunder), may be made retroactively or prospectively and without the approval or consent of the Participant. Additionally, the Committee may, without the approval or consent of the Participant, make adjustments in the terms and conditions of an Award in recognition of unusual or nonrecurring events affecting the Company or the financial statements of the Company in order to prevent the dilution or enlargement of the benefits intended to be made available pursuant to the Award. Other amendments or adjustments to Awards not expressly contemplated in the two preceding sentences may be made by the Committee with the consent of the affected Participant(s).

14. Transferability

Awards may not be pledged, assigned or transferred for any reason during the Participant’s lifetime, and any attempt to do so shall be void. Notwithstanding the generality of the foregoing, if the Award Agreement provides, an Award (other than Incentive Stock Options) may be transferred by a Participant to the Participant’s children, grandchildren, spouse, one or more trusts for the benefit of such family members or a partnership in which such family members are the only partners, on such terms and conditions as may be permitted under Securities Exchange Commission Rule 16b-3 as in effect from time to time. Any transferee of a Participant shall, in all cases, be subject to the Plan and the provisions of the Award Agreement between the Company and the Participant; provided, however, that such transferee may not transfer the Award except by will or the laws of descent and distribution.

15. General Provisions

15.1

The Committee may postpone any grant, exercise, vesting or payment of an Award for such time as the Committee in its sole discretion may deem necessary in order to permit the Company: (i) to effect, amend or maintain any necessary registration of the Plan or the shares of Common Stock issuable pursuant to the Award under applicable securities laws; (ii) to take any action in order to (A) list such shares of Common Stock or other shares of stock of the Company on a stock exchange if shares of Common Stock or other shares of stock of the Company are not then listed on such exchange, or (B) comply with restrictions or regulations incident to the maintenance of a public market for its shares of Common Stock or other shares of stock of the Company, including any rules or regulations of any stock exchange on which the shares of Common Stock or other shares of stock of the Company are listed; (iii) to determine that such shares of Common Stock in the Plan are exempt from such registration or that no action of the kind referred to in (ii)(B) above needs to be taken; (iv) to comply with any other applicable law, including without limitation, securities and tax laws; or (v) to otherwise comply with any prohibition on such acts or payments during any applicable blackout period. Additionally, the granting, exercise, vesting or payment of an Award shall be postponed during any period that the Company or any Affiliate is prohibited from doing or permitting any of such acts under applicable law, including without limitation, during the course of an investigation of the Company or any Affiliate, or under any contract, loan agreement or covenant or other agreement to which the Company or any Affiliate is a party. The Company shall not be obligated by virtue of any terms and conditions of any Award Agreement or any provision of the Plan to recognize the grant, exercise, vesting or payment of an Award or to grant, sell or issue shares of Common Stock or make any such payments in violation of any law, including any securities or tax laws, or the laws of any government having jurisdiction thereof or any of the provisions hereof. Any such postponement shall not extend the term of the Award, and neither the Company nor its directors and officers nor the Committee shall have any obligation or liability to any Participant or to any other person with respect to shares of Common Stock or payments as to which the Award shall lapse because of such postponement.

15.2

Except as provided in connection with a Material Business Event as described in Section 10 or Section 12.2, without the approval of the Company’s stockholders, neither the Board nor the Committee shall take any action to change or amend the terms of outstanding Awards to reduce the Exercise Price of outstanding Options or cancel Options in exchange for cash or other Awards or Options with an Exercise Price that is less than the Exercise Price of the original Options.

15.3

Nothing contained in this Plan, nor any Award granted pursuant to this Plan nor any Award Agreement, shall constitute or create any employment or other relationship, or confer upon any Participant any right to continued employment or service with the Company or any Subsidiary or Affiliate, nor interfere in any way with the right of the Company, a Subsidiary or an Affiliate to terminate the employment or service of any Participant at any time.

15.4

Nothing contained in this Plan, and no action taken pursuant to the provisions of the Plan, shall create or shall be construed to create a trust of any kind, or a fiduciary relationship between the Committee, the Company or its Subsidiaries or Affiliates, or their officers or other representatives or the Board, on the one hand, and the Participant, the Company, its Subsidiaries or Affiliates or any other person or entity, on the other. The Plan shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by grants under this Plan. Any liability of the Company to any person with respect to any grant under this Plan shall be based solely upon any contractual obligations that may be created pursuant to this Plan.

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15.5

For purposes of this Plan, a transfer of employment between the Company, its Subsidiaries and its Affiliates shall not be deemed a termination of employment.

15.6

The Company shall indemnify and hold harmless the members of the Committee, the Board, and any delegate thereof, from and against any and all liabilities, costs and expenses incurred by such persons as a result of any act or omission to act in connection with the performance of such person’s duties, responsibilities and obligations under the Plan, to the maximum extent permitted by applicable law.

15.7

Participants shall be responsible to make appropriate provision for all taxes required to be withheld in connection with any Award or the transfer of shares of Common Stock pursuant to this Plan. Such responsibility shall extend to all applicable Federal, state, local or foreign withholding taxes. The Company shall have the right to retain from the payment under an Award the number of shares of Common Stock or a portion of the value of such Award equal in value to the amount of any required withholdings.

15.8

In order to facilitate the making of any grant of an Award under this Plan, the Committee may provide for such special terms for Awards to Participants who are foreign nationals or who are employed by the Company or any Subsidiary outside of the United States of America as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom, which special terms may be contained in an Appendix attached hereto. Moreover, the Committee may approve such supplements to or amendments, restatements or alternative versions of this Plan as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as this Plan. No such special terms, supplements, amendments or restatements, however, shall include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the stockholders of the Company.

15.9

To the extent applicable to the type of Award, each Participant may designate a person or persons to receive in the event of his or her death, any Award or any amount payable pursuant thereto, to which he or she would then be entitled under the terms of the Plan. Such designation will be made upon forms supplied by and delivered to the Company and may be revoked in writing.

15.10

The adoption of the Plan by the Board shall not be construed as amending, modifying or rescinding any previously approved incentive arrangement or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, to the extent permitted by the rules of the exchange on which the shares are listed or applicable law, and such arrangements may be either applicable generally or only in specific cases.

15.11

To the extent that Federal laws (such as the 1934 Act, the Code or the Employee Retirement Income Security Act of 1974) do not otherwise control, this Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Delaware and shall be construed accordingly.

NII HOLDINGS, INC. – 2012 Notice of Annual Meeting of Stockholders and Proxy Statement – 68

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APPENDIX A NII HOLDINGS, INC. 2012 INCENTIVE COMPENSATION PLAN

Performance Measure	General Definition
AATP Margin	AATP divided by Sales
Adjusted After-Tax Profit (AATP)

APTP minus book income taxes (reported tax rate applied to APTP). The measure may include or exclude income from discontinued operations, extraordinary items, changes in accounting principles, and restructuring expense

Adjusted EBIT	EBIT excluding gain on asset sales
Adjusted Pre-Tax Profit (APTP)

Income before provision for income taxes plus interest expense plus implied interest on capitalized operating leases. The measure may include or exclude income from discontinued operations, extraordinary items, changes in accounting principles, and restructuring expense

Average Revenue Per User (ARPU)	Subscriber revenues divided by the weighted average number of handsets in commercial service
Capitalized Economic Profit	Economic Profit divided by a predetermined rate reflecting the cost of capital
Capitalized Entity Value	Sum of average invested capital in the business and the Capitalized Economic Profit
Capitalized Equity Value	Capitalized Entity Value minus total debt
Cashflow	Net cash provided by operating activities less net cash used for investing activities
Cashflow Return on Capital	Cashflow divided by average invested capital
Cashflow Return on Capitalized Entity/Equity Value	Cashflow divided by Capitalized Entity/Equity Value
Cashflow Return on Investment

The amount comprised of net income plus depreciation and amortization minus working capital expenditures, divided by the amount comprised of gross fixed assets plus net working capital excluding cash and debt

Change in Capital	Capital expenditures plus/minus change in operating working capital plus net proceeds from asset sales
Change in Operating Working Capital	GAAP cash flow of accounts receivable (including allowance for doubtful accounts), inventory, and accounts payable
Change in Price of Shares	Percentage increase in per-share price. This measure may be adjusted for change in capitalization (as described in the Plan).
Change in Working Capital	Increase or decrease in working capital
Churn	Measure of subscribers who leave during a given time period
Customer Satisfaction	Measure of subscriber perception of performance
Debt	Third-party debt recorded on the balance sheet. The measure may include or exclude lease obligations, accounts payable, and current or long-term accrued liabilities
Debt Leverage	Change in company’s debt leverage rates
Debt Reduction	Decrease in total debt from one period to another
Earnings Before Interest and Taxes (EBIT)	Earnings minus interest and taxes. The measure may include or exclude income from discontinued operations, extraordinary items, changes in accounting principles, and restructuring expense
Earnings Before Interest, Taxes, Depreciation, and Amortization (EBITDA)

Earnings minus interest, taxes, depreciation, and amortization. The measure may include or exclude income from discontinued operations, extraordinary items, changes in accounting principles, and restructuring expense

Earnings Per Share	Primary or fully diluted earnings per share. The measure may include or exclude income from discontinued operations, extraordinary items, changes in accounting principles, and restructuring expense
Economic Profit	AATP minus a charge for capital
Economic Value Added (EVA)	Net operating results with reduction for capital costs
Employee Engagement	Measure of employees’ satisfaction, commitment and engagement
Free Cash Flow	Cashflow available for distribution among securities holders
Market Capitalization	Value of the tradable shares of the Company
Market Share	Increase in percentage share of target market
Net income

Net income as reported in NII Holdings, Inc.’s annual financial statements or the books and records of its segments. The measure may include or exclude income from discontinued operations, extraordinary items, changes in accounting principles, and restructuring expense

Net Income Return on Capital	Net Income divided by average invested capital
Net Subscriber Additions	Number of new subscribers in a given period and/or market
OIBDA	Operating income before depreciation and amortization
OIBDA Margin	OIBDA divided by total operating revenues
Operating Expenses	Change in operational expenses
Operating Margin	Operating Profit divided by revenues
Operating Profit	Revenues less operating expenses (with or without reduction for taxes)
Operating Working Capital	Net accounts receivable plus inventory minus accounts payable
Personal Performance	Individualized measure of Participant’s performance

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Performance Measure	General Definition
Return on Assets (ROA)	Net Income divided by average total assets
Return on Equity (ROE)	Net Income divided by average stockholders’ equity
Return on Gross Investment	Sum of Net Income plus depreciation divided by sum of average invested capital plus accumulated depreciation
Return on Invested Capital	Net Income of AATP divided by average invested capital
Return on Net Assets (RONA)	Net Income, APTP, or income before taxes, divided by average net assets
Sales	Net sales of products and service revenues
Sales Growth	Percentage change in Sales from year to year
Subscriber to Employee Ratio	Ratio of number of customers to number of employees
Subscriber Growth	Increase in number or ratio of subscribers on a gross or net basis
Total Enterprise Value	Market Capitalization plus debt
Total Return to Stockholders	Percentage change in stockholder value (stock price plus reinvested dividends)
Working Capital	Current assets minus current liabilities

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Xnii

IMPORTANT ANNUAL MEETING INFORMATION

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on May 8, 2012.

Vote by Internet

- Go to **www.envisionreports.com/NIHD**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

Annual Meeting Proxy Card

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Proposals — The Board of Directors recommends a vote FOR the listed nominees and FOR the following proposals.

+

1. Election of Directors:

	For	Against	Abstain
01 - Kevin L. Beebe	☐	☐	☐
02 - Carolyn F. Katz	☐	☐	☐

	For	Against	Abstain
2. An advisory vote on the compensation of the Company's named executive officers.	☐	☐	☐
3. Approval of the 2012 Incentive Compensation Plan.	☐	☐	☐
4. Ratification of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm for fiscal year 2012.	☐	☐	☐

B Non-Voting Items

Change of Address — Please print your new address below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name appears. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in corporation's name by President or other authorized officer. If a partnership, please sign in partnership's name by authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

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